                                                                     Exhibit 4.1

================================================================================

                                 $490,384,653.86

                                CREDIT AGREEMENT

                          Dated as of February 11, 2004


                                      among


                        NATIONAL EQUIPMENT SERVICES, INC.


                                  as Borrower,


                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES

                        PURSUANT TO SECTION 14.5 HEREOF,


                                   as Lenders,


                                       and


                      WACHOVIA BANK, NATIONAL ASSOCIATION,


                                    as Agent

================================================================================

                         WACHOVIA CAPITAL MARKETS, LLC,
                 As Sole Lead Arranger, Manager and Book Runner

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE I         DEFINITIONS.........................................................................1

     1.1      General Definitions.....................................................................1

     1.2      Accounting Terms and Determinations....................................................32

     1.3      Other Definitional Terms...............................................................33

ARTICLE II        LOANS..............................................................................33

     2.1      Revolving Loans........................................................................33

     2.2      Term A Loans and FRTO Loans............................................................39

     2.3      Optional and Mandatory Prepayments; Reduction of Commitments...........................42

     2.4      Payments and Computations..............................................................46

     2.5      Maintenance of Account.................................................................50

     2.6      Statement of Account...................................................................50

     2.7      Taxes..................................................................................50

     2.8      Sharing of Payments....................................................................53

     2.9      Allocation of Payments; Pro Rata Treatment.............................................53

     2.10     Extensions and Conversions.............................................................55

ARTICLE III       LETTERS OF CREDIT..................................................................56

     3.1      Issuance...............................................................................56

     3.2      Notice and Reports.....................................................................56

     3.3      Participation; Existing Letters of Credit..............................................56

     3.4      Repayment with Loans; Purchase of Participations.......................................57

     3.5      Renewal, Extension.....................................................................59

     3.6      Uniform Customs and Practices..........................................................59

     3.7      Indemnification; Nature of Issuing Bank's Duties.......................................59

     3.8      Responsibility of Issuing Bank.........................................................60

     3.9      Conflict with Letter of Credit Documents...............................................61

ARTICLE IV        INTEREST AND FEES..................................................................61

     4.1      Interest on Loans......................................................................61

     4.2      Interest After Event of Default........................................................61

     4.3      Unused Line Fee........................................................................61

     4.4      Agent's Fees; Upfront Fee..............................................................61

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
                                                                                                   ----
     4.5      Letter of Credit Fees..................................................................62

     4.6      Authorization to Charge Account........................................................62

     4.7      Indemnification in Certain Events......................................................62

     4.8      Inability To Determine Interest Rate...................................................63

     4.9      Illegality.............................................................................63

     4.10     Funding Indemnity......................................................................64

ARTICLE V         CONDITIONS PRECEDENT...............................................................64

     5.1      Closing Conditions.....................................................................65

     5.2      Condition to all Loans and Letters of Credit...........................................71

ARTICLE VI        REPRESENTATIONS AND WARRANTIES.....................................................72

     6.1      Organization and Qualification.........................................................72

     6.2      Solvency...............................................................................72

     6.3      Liens; Inventory.......................................................................72

     6.4      No Conflict............................................................................73

     6.5      Enforceability.........................................................................73

     6.6      Financial Data; Material Adverse Change; Projections...................................73

     6.7      Locations of Offices, Records and Inventory............................................74

     6.8      Fictitious Business Names..............................................................75

     6.9      Subsidiaries...........................................................................75

     6.10     No Judgments or Litigation.............................................................75

     6.11     No Defaults............................................................................75

     6.12     No Employee Disputes...................................................................76

     6.13     Compliance with Law....................................................................76

     6.14     ERISA..................................................................................76

     6.15     Compliance with Environmental Laws.....................................................77

     6.16     Use of Proceeds........................................................................77

     6.17     Intellectual Property..................................................................77

     6.18     Licenses and Permits...................................................................78

     6.19     Title to Property......................................................................79

     6.20     Labor Matters..........................................................................79

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
                                                                                                   ----
     6.21     Investment Company, Etc................................................................80

     6.22     Margin Security........................................................................80

     6.23     No Event of Default....................................................................80

     6.24     Taxes and Tax Returns..................................................................80

     6.25     No Other Indebtedness..................................................................80

     6.26     Status of Accounts.....................................................................81

     6.27     Representations and Warranties.........................................................81

     6.28     Material Contracts.....................................................................81

     6.29     Survival of Representations............................................................81

     6.30     Affiliate Transactions.................................................................81

     6.31     Accuracy and Completeness of Information...............................................82

     6.32     Tax Shelter Regulations................................................................82

     6.33     Anti-Terrorism Laws....................................................................82

ARTICLE VII       AFFIRMATIVE COVENANTS..............................................................83

     7.1      Financial Information..................................................................83

     7.2      Inventory..............................................................................87

     7.3      Corporate Existence....................................................................87

     7.4      ERISA..................................................................................88

     7.5      Proceedings or Adverse Changes.........................................................89

     7.6      Environmental Matters..................................................................89

     7.7      Books and Records; Inspection; Appraisals..............................................90

     7.8      Collateral Records.....................................................................91

     7.9      Security Interests.....................................................................92

     7.10     Insurance; Casualty Loss...............................................................92

     7.11     Taxes..................................................................................94

     7.12     Compliance With Laws...................................................................94

     7.13     Use of Proceeds........................................................................94

     7.14     Fiscal Year; Accounting Policies.......................................................94

     7.15     Notification of Certain Events.........................................................94

     7.16     Additional Credit Parties and Subsidiaries.............................................95

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
                                                                                                   ----
     7.17     Schedules of Accounts and Purchase Orders..............................................95

     7.18     Collection of Accounts.................................................................96

     7.19     Notice; Credit Memoranda; and Returned Goods...........................................96

     7.20     Acknowledgment Agreements..............................................................97

     7.21     Trademarks.............................................................................97

     7.22     Maintenance of Property................................................................97

     7.23     Revisions or Updates to Schedules......................................................97

     7.24     Tax Shelter Regulations................................................................98

     7.25     Maintain Financial Advisor; Financial Advisor Fees of Agent and Banks..................98

     7.26     Obtain Senior Debt Rating..............................................................98

     7.27     Anti-Terrorism Laws....................................................................99

ARTICLE VIII      FINANCIAL COVENANTS................................................................99

     8.1      Total Debt Leverage Ratio..............................................................99

     8.2      Fixed Charge Coverage Ratio............................................................99

     8.3      Consolidated Gross Capital Expenditures...............................................100

     8.4      Minimum Consolidated EBITDAR..........................................................101

     8.5      Minimum Excess Availability...........................................................101

ARTICLE IX        NEGATIVE COVENANTS................................................................101

     9.1      Restrictions on Liens.................................................................102

     9.2      Restrictions on Additional Indebtedness...............................................102

     9.3      Restrictions on Sale of Assets........................................................102

     9.4      No Corporate Changes..................................................................102

     9.5      No Guarantees.........................................................................103

     9.6      No Restricted Payments................................................................103

     9.7      No Investments........................................................................103

     9.8      No Affiliate Transactions.............................................................103

     9.9      No Prohibited Transactions Under ERISA................................................103

     9.10     No Additional Bank Accounts...........................................................104

     9.11     No Excess Cash........................................................................104

     9.12     Issuance of Stock.....................................................................105

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
                                                                                                   ----
     9.13     Amendments of Material Contracts......................................................105

     9.14     Additional Negative Pledges...........................................................105

     9.15     Sale and Leaseback....................................................................105

     9.16     Licenses, Etc.........................................................................105

     9.17     Limitations...........................................................................105

     9.18     Operating Lease Obligations...........................................................106

ARTICLE X         POWERS............................................................................106

     10.1     Appointment as Attorney-in-Fact.......................................................106

     10.2     Limitation on Exercise of Power.......................................................107

ARTICLE XI        EVENTS OF DEFAULT AND REMEDIES....................................................107

     11.1     Events of Default.....................................................................107

     11.2     Acceleration..........................................................................109

ARTICLE XII       TERMINATION.......................................................................110

ARTICLE XIII      THE AGENT.........................................................................110

     13.1     Appointment of Agent..................................................................110

     13.2     Nature of Duties of Agent.............................................................110

     13.3     Lack of Reliance on Agent.............................................................111

     13.4     Certain Rights of the Agent...........................................................111

     13.5     Reliance by Agent.....................................................................111

     13.6     Indemnification of Agent..............................................................112

     13.7     The Agent in its Individual Capacity..................................................112

     13.8     Holders of Loans and Notes............................................................112

     13.9     Successor Agent.......................................................................112

     13.10    Collateral Matters....................................................................113

     13.11    Actions with Respect to Defaults......................................................115

     13.12    Delivery of Information...............................................................115

     13.13    No Reliance on Administrative Agent's Customer Identification Program.................116

     13.14    USA Patriot Act.......................................................................116

ARTICLE XIV       MISCELLANEOUS.....................................................................116

     14.1     Waivers...............................................................................116

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   PAGE
                                                                                                   ----
     14.2     JURY TRIAL............................................................................116

     14.3     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE......................................117

     14.4     Notices...............................................................................117

     14.5     Assignability.........................................................................117

     14.6     Information...........................................................................120

     14.7     Payment of Expenses; Indemnification..................................................121

     14.8     Entire Agreement, Successors and Assigns..............................................122

     14.9     Amendments, Etc.......................................................................122

     14.10    Nonliability of Agent and Lenders.....................................................124

     14.11    Independent Nature of Lenders' Rights.................................................124

     14.12    Counterparts..........................................................................124

     14.13    Effectiveness.........................................................................124

     14.14    Severability..........................................................................124

     14.15    Headings Descriptive..................................................................125

     14.16    Maximum Rate..........................................................................125

     14.17    Right of Setoff.......................................................................125

     14.18    Delegation of Authority...............................................................126

     14.19    Release...............................................................................126

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A              Form of Acknowledgment Agreement
Exhibit B              Form of Assignment and Acceptance
Exhibit C              Form of Guaranty Agreement
Exhibit D              Form of Landlord Agreement
Exhibit E              Form of Pledge Agreement
Exhibit F              Form of Security Agreement
Exhibit G-1            Form of Revolving Note
Exhibit G-2            Form of Term A Loan Note
Exhibit G-3            Form of FRTO Loan Note
Exhibit H              Form of Notice of Borrowing and Payment
Exhibit I              Form of Lockbox/Deposit Account Control Agreement
Exhibit J              Form of Notice of Extension/Conversion
Exhibit K              Form of Compliance Certificate
Exhibit L              Form of Borrowing Base Certificate
Exhibit M              Form of Joinder Agreement
Exhibit N              Form of Solvency Certificate
Exhibit O              Form of Account Designation Letter
Exhibit P              Form of Licensor Consent


                                SCHEDULES

Schedule 1.1A          Lenders and Commitments
Schedule 1.1B          Liens
Schedule 1.1C          Indebtedness
Schedule 1.1D          Investments
Schedule 1.1E          Existing Letters of Credit
Schedule 6.1           Jurisdictions of Organization
Schedule 6.7           Collateral Locations
Schedule 6.8           Fictitious Business Names
Schedule 6.9           Subsidiaries
Schedule 6.10          Litigation
Schedule 6.14          ERISA
Schedule 6.15          Environmental Disclosures
Schedule 6.17          Intellectual Property
Schedule 6.19          Real Estate
Schedule 6.28          Material Contracts
Schedule 6.30          Affiliate Transactions
Schedule 9.3           Asset Sales
Schedule 9.10          Bank Accounts
Schedule 14.4          Addresses for Notice

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of February 11, 2004, among NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (referred to herein as the "BORROWER"), each of the financial institutions identified as Lenders on the signature pages hereto (as more fully described below, each a "LENDER" and, collectively, as the "LENDERS"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("WACHOVIA"), acting in the manner and to the extent described in ARTICLE XIII hereof (in such capacity, and as more fully described below, the "AGENT").

                              W I T N E S S E T H:

         WHEREAS, on June 27, 2003 (the "PETITION DATE"), the Borrower, along with certain of its Subsidiaries (collectively, the "DEBTORS"), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as defined below) with the United States Bankruptcy Court (as defined below);

         WHEREAS, the Reorganization Plan (as defined below) was accepted by the Accepting Lenders (as defined below) and confirmed in the Confirmation Order (as defined below) by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code (as defined below) provides that the Lenders will establish in favor of the Borrower an "Exit Credit Facility" to, among other things, provide for a revolving credit facility, a letter of credit facility (as a subfacility of the revolving credit facility), and two separate term loan facilities (one of which, comprising the FRTO Loans, being the "Former Revolver Term-Out Loans," as defined in the Reorganization Plan), the proceeds of which will be used for the payment in full of the Class 2 claims under the Reorganization Plan and for the working capital, letter of credit and general corporate needs of the Borrower and certain of its Subsidiaries; and

         WHEREAS, the Lenders are providing the Exit Credit Facility pursuant to the Reorganization Plan, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1    GENERAL DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified:

         "ACCEPTANCE DATE" shall mean, as to a particular Assignment and Acceptance, the date specified as the effective date in such applicable Assignment and Acceptance.

         "ACCEPTING LENDERS" shall mean each of those Lenders who accepted the Reorganization Plan pursuant to SECTION 1126(c) of the Bankruptcy Code.

         "ACCOUNT DESIGNATION LETTER" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Agent substantially in the form attached hereto as EXHIBIT O.

         "ACCOUNTS" shall mean all of each Credit Party's "accounts" (as defined in the UCC), whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of each Credit Party's sales of goods or rendition of services made under any of each Credit Party's trade names or styles, or through any of each Credit Party's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods;
(iv) reserves and credit balances held by each Credit Party with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

         "ACKNOWLEDGMENT AGREEMENTS" shall mean (i) the acknowledgment agreements, substantially in the form of EXHIBIT A hereto (or such other form as shall be acceptable to the Agent), between each Credit Party's warehousemen, fillers, packers and processors and the Agent, (ii) Landlord Agreements and
(iii) Licensor Consents.

         "ACQUIRED COMPANY" shall mean the Person (or the assets thereof) which is acquired pursuant to an Acquisition.

         "ACQUISITION" shall mean the purchase of (i) the Capital Stock of a Person, (ii) the assets of such Person through merger or consolidation with such Person or (iii) the plant, property and equipment of such Person, or a portion thereof, together with the related current assets and intangible assets of such Person.

         "ACQUISITION DOCUMENTS" shall mean an asset purchase agreement pursuant to which an Acquisition is made in accordance with the terms hereof, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

         "AFFILIATE" shall mean, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

         "AGENT" shall mean Wachovia as provided in the preamble to this Credit Agreement or any successor to Wachovia.

         "AGENT'S FEES" shall mean the fees payable by the Borrower to the Agent as described in the Fee Letter.

         "ANNUAL BUDGET" means, for any of the Parent's fiscal years, an annual budget of the Parent and its consolidated Subsidiaries setting forth projected
(a) consolidated balance sheets, statements of income, and statements of cash flows on a monthly basis for such fiscal year; (b) balance sheets, statements of income, and statements of cash flow on a monthly and line of business (i.e., traffic and general rental) basis for such fiscal year; and (c) statements of income on a monthly and operating region basis for such fiscal year, in each of the foregoing cases, in such detail as shall be reasonably required by the Agent.

         "ANTI-TERRORISM LAW" shall mean the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

         "APPLICABLE PERCENTAGE" shall mean the percentage per annum determined from the following table for such Loan, based on the Type of Loan and whether such Loan is a Base Rate Loan or a Eurodollar Loan and subject to increase as provided in the immediately following sentence:

                             APPLICABLE PERCENTAGE FOR   APPLICABLE PERCENTAGE FOR
TYPE OF LOAN                      BASE RATE LOANS             EURODOLLAR LOANS
---------------------------  -------------------------   -------------------------
Revolving Loans                       3.08%                       4.40%
Term A Loans                          3.25%                       4.50%
FRTO Loans                            2.83%                       3.90%

On January 1 of each calendar year, commencing on January 1, 2005, the Applicable Percentage for each Type of Loan then in effect shall increase by 0.25% per annum.

         "APPROVED BANKS" shall have the meaning given such term in the definition of "Cash Equivalents" herein.

         "ASSET DISPOSITION" shall mean the disposition (other than (a) a disposition of inventory made in the ordinary course of business (but including the sale of any Rental Equipment in connection with (i) the sale or disposition of all or substantially all of the assets of any Credit Party or any operating division of any Credit Party or (ii) the closing of any office, location, or branch of any Credit Party) or (b) a disposition described in clauses (c) or (e) of SECTION 9.3, so long as the proceeds thereof are used or are committed to be used to repair existing assets or acquire other assets or property useful in the relevant Credit Party's business within one hundred twenty (120) days of such disposition (to the extent such proceeds are, in fact, so used) and any disposition described in clause (b) of SECTION 9.3) of any or all of the assets (including, without limitation, the Capital Stock of the Parent or a Subsidiary) of any Credit Party, whether by sale, lease, transfer or otherwise, in a single transaction, or in a series of related transactions.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by the Agent, in accordance with SECTION 14.5(f), in the form attached hereto as EXHIBIT B.

         "BANKRUPTCY CODE" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 ET SEQ.)

         "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, or such other court having jurisdiction over the Cases.

         "BASE RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (i) the Federal Funds Rate in effect on such day PLUS 1/2 of 1% or (ii) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "BASE RATE LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

         "BENEFIT PLAN" shall mean a defined benefit plan as defined in SECTION 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in SECTION 3(5) of ERISA.

         "BLOCKED PERSON" shall have the meaning given such term in SECTION
6.33.

         "BORROWER" shall have the meaning given to such term in the preamble of this Credit Agreement. References to the Borrower in conjunction with the Cases, the Confirmation Order, the Reorganization Plan, and similar references include the Borrower as successor to the merger of "NES" and "NES Holding II," as defined and described in Section V.D.3 of the Reorganization Plan.

         "BORROWING BASE" shall mean, subject to the immediately following sentence, the following amount (the "BORROWING BASE") calculated as follows:

                (a) an amount equal to eighty percent 80% of Eligible Accounts Receivable; PLUS

                (b) (i) the lesser of (A) 80% of the product of (1) the OLV Factor (Parts and Supplies Inventory), TIMES (2) the total cost of the Parts and Supplies Inventory and (B) 40% of the cost of Eligible Parts and Supplies Inventory, LESS (ii) 5% of the amount determined pursuant to clause (i), as a reserve for liquidation costs; PLUS

                (c) 85% of the sum of (i) the lesser of (A) 100% of net book value of the Eligible Serialized Rental Equipment and (B) the Orderly Liquidation Value of Eligible Serialized Rental Equipment, LESS
         (ii) 15% of the amount determined pursuant to clause (i), as a reserve for liquidation costs; PLUS

                (d)      80% of:

                         (i) for the period commencing on the Closing Date and ending on the date the Borrower delivers the first Borrowing Base Certificate after the Agent has received and approved the results of an initial appraisal of the Non-Serialized Rental Equipment, the sum of (A) 70% of the net book value of Eligible Non-Serialized Rental Equipment, LESS (B) 15% of the amount determined pursuant to clause (A), as a reserve for liquidation costs; or

                         (ii) commencing on the date on which the Borrower delivers the first Borrowing Base Certificate after the Agent has received and approved the results of an initial appraisal of the Non-Serialized Rental Equipment, the sum of (A) the lesser of (1) 100% of net book value of the Eligible Non-Serialized Rental Equipment and (2) the Orderly Liquidation Value of Eligible Non-Serialized Rental Equipment, LESS (B) 15% of the amount determined pursuant to clause (A), as a reserve for liquidation costs;

                PLUS

                (e) 80% of the product of (i) the OLV Factor (Equipment Held for Resale), TIMES, (ii) the Delivered Cost of all Equipment Held for Resale; LESS

                (f)      any existing Excess Cash Flow Reserve; LESS

                (g)      the amount of any Reduction Reserve then in effect;
         LESS

                (h)      the outstanding principal amount of the FRTO Loans;
         LESS

                (i) other reserves established by the Agent from time to time in its reasonable discretion (including, without limitation, reserves for lease payments which the Agent may establish from time to time for each location for which an Acknowledgment Agreement in favor of the Agent has not been executed and delivered by the landlord of such location, whether or not the Agent has specifically requested that a Credit Party obtain an Acknowledgment Agreement for such location).

         Subject to the relevant terms and provisions set forth in this Credit Agreement, the Agent at all times shall be entitled to reduce or increase the advance rates and standards of eligibility under this Credit Agreement (including, without limitation, on account of any effects resulting from fresh-start accounting), in each case in its reasonable discretion, upon five days written notice to the Borrower, which notice, in instances where any advance rate is being reduced or any standard of eligibility is being made more restrictive, shall contain an indication of the reason for such reduction or increased restrictiveness.

         "BORROWING BASE CERTIFICATE" shall mean a borrowing base certificate in substantially the form of EXHIBIT L hereto.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina, or New York, New York; PROVIDED that in the case of

Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "CAPITAL LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASES" shall mean the bankruptcy cases captioned "National Equipment Services, Inc., a Delaware corporation, et al." and all related cases with respect to the Borrower and certain of its Subsidiaries, bearing case numbers 03-27626 through 03-27637 and arising upon the filing by the Borrower and such Subsidiaries of voluntary petitions with the Bankruptcy Court on the Petition Date, and "CASE" shall mean any one of such Cases.

         "CASH CONCENTRATION ACCOUNT" shall mean an account established and maintained by the Borrower, over which the Agent, for itself and for the benefit of the Lenders, has "control" (as such term is used in the UCC) on terms satisfactory to the Agent in its sole discretion.

         "CASH EQUIVALENTS" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds which are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

         "CASH MANAGEMENT PRODUCTS" shall mean any one or more of the following types of services or facilities extended to any Credit Party by the Agent, any Lender or any Affiliate of a Lender in reliance on such Lender's agreement to indemnify such Affiliate: (i) Automated Clearing House (ACH) transactions; (ii) cash management, including controlled disbursement and lockbox services; and
(iii) establishing and maintaining deposit accounts.

         "CASUALTY LOSS" shall have the meaning given to such term in SECTION 7.10.

         "CHANGE OF CONTROL" shall mean the occurrence of any of the following:
(i) any person or group of persons (within the meaning of SECTION 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of SECTION 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more in voting power of the outstanding Voting Stock of the Parent, or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent other than because of the replacement as a result of death or disability of one or more such directors.

         "CLASS 2 DEBT" shall mean Indebtedness of the Credit Parties classified as "Class 2" under the Reorganization Plan.

         "CLOSING" shall mean the consummation of the first to occur under this Credit Agreement of (a) the making of the initial Loan by the Lenders to the Borrower and (b) the issuance of a New Letter of Credit by the Issuing Bank.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "COLLATERAL" shall mean any and all assets and rights and interests in or to property of the Credit Parties pledged from time to time as security for the Obligations pursuant to the Security Documents whether now owned or hereafter acquired.

         "COMMITMENT" of any Lender shall mean the Revolving Credit Commitment, the Term A Loan Commitment, and the FRTO Loan Commitment of such Lender, as applicable and to the extent such Lender has any such commitment.

         "COMPLIANCE CERTIFICATE" shall mean a certificate, executed by the chief financial officer, controller or treasurer of the Parent, in substantially the form of EXHIBIT K attached hereto.

         "CONFIRMATION ORDER" shall mean the order of the Bankruptcy Court confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code, in form and substance reasonably satisfactory to the Agent.

         "CONSOLIDATED" or "CONSOLIDATED" with reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

         "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any applicable period of computation, an amount equal to the consolidated aggregate expenditures of the Parent and its consolidated Subsidiaries during such fiscal period for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

         "CONSOLIDATED CASH TAXES" shall mean, for any applicable period of computation, the aggregate of all taxes of the Parent and its consolidated Subsidiaries on a consolidated basis determined in accordance with applicable law and GAAP applied on a consistent basis, to the extent the same are paid in cash during such period.

         "CONSOLIDATED EBITDA" shall mean, for any applicable period of computation, the sum of (i) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income or loss, PLUS (ii) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, PLUS (iii) aggregate Consolidated Interest Expense for such period, PLUS (iv) the aggregate amount of all income taxes reflected on the consolidated statements of income of the Parent and its Subsidiaries for such period.

         "CONSOLIDATED EBITDAR" shall mean, for any applicable period of computation, the sum of (i) Consolidated EBITDA for such period PLUS (ii) Consolidated Restructuring Expenses incurred during such period.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any applicable period of computation, without duplication, the sum of (i) all Consolidated Interest Expense for such period PLUS (ii) Consolidated Scheduled Funded Indebtedness Payments made during such period.

         "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean, as of the date of determination, all Funded Indebtedness of the Parent and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED GROSS CAPITAL EXPENDITURES" shall mean, for any applicable period of computation, an amount equal to, without duplication, (i) Consolidated Capital Expenditures for such period, PLUS (ii) the consolidated aggregate expenditures of the Parent and its consolidated Subsidiaries during such period for the purchase of Rental Equipment.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any applicable period of computation, interest expense on all Consolidated Funded Indebtedness accrued and paid or to be paid during such period (including, without limitation, imputed interest paid in cash under Capital Leases, but excluding the capitalization of any debt issuance costs associated with this Agreement and the Exit Credit Facility provided for herein), net of cash interest income, in each case of the Parent and its consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "CONSOLIDATED NET CAPITAL EXPENDITURES" shall mean, for any applicable period of computation, an amount equal to Consolidated Gross Capital Expenditures during such period, LESS the net book value of all Rental Equipment and all capital assets sold during such period.

         "CONSOLIDATED NET INCOME" shall mean, for any applicable period of computation, the consolidated net income (or net deficit) of the Parent and its consolidated Subsidiaries for such period (excluding extraordinary items), after deduction of interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, shareholders' equity or net worth of the Parent and its consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

         "CONSOLIDATED RESTRUCTURING EXPENSES" shall mean, for any applicable period of computation, the sum of all expenses incurred during such period by the Parent and its consolidated Subsidiaries in connection with or related to or on account of the financial restructuring, the administration of the Cases and their compliance with, and consummation of, the Reorganization Plan, including legal, financial, and tax advisory fees.

         "CONSOLIDATED SCHEDULED FUNDED INDEBTEDNESS PAYMENTS" shall mean, for any applicable period of computation, the sum of (a) all scheduled payments of principal on Consolidated Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases or under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product during the applicable period ending on such date) and (b) all voluntary and mandatory prepayments of principal on the Term A Loans, but only to the extent such prepayments are actually applied to the Term A Loans to reduce the Reduction Amount.

         "CONTRACTUAL OBLIGATIONS" shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CREDIT AGREEMENT" shall mean this credit agreement, dated as of the date hereof, as the same may be modified, amended, extended, restated or supplemented from time to time.

         "CREDIT DOCUMENTS" shall mean, collectively, this Credit Agreement, the Revolving Notes, if any, the Term A Loan Notes, if any, the FRTO Loan Notes, if any, the Letter of Credit Documents, each Guaranty Agreement, the Security Documents and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, excluding Lender Hedging Agreements, as the same may be modified, amended, extended, restated or supplemented from time to time.

         "CREDIT PARTIES" shall mean the Borrower and the Guarantors.

         "DEBTORS" shall have the meaning given such term in the recitals hereto.

         "DEFAULT" shall mean an event, condition or default which, with the giving of notice, the passage of time or both would become an Event of Default.

         "DEFAULT RATE" shall mean, with respect to any of the Obligations, the rate of interest otherwise applicable to such Obligation PLUS two percent (2%) per annum.

         "DEFAULTING LENDER" shall have the meaning given to such term in
SECTION 2.1(d)(iii).

         "DELIVERED COST" shall mean the purchase price of Equipment Held For Resale, less freight and other delivery charges.

         "DISPUTE" shall mean any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement or any other Credit Document.

         "DOL" shall mean the U.S. Department of Labor and any successor department or agency.

         "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARIES" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean the aggregate face amount of the Credit Parties' Accounts that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in its sole discretion, less, without duplication, the aggregate amount of all returns, discounts, claims, credits, charges (including warehousemen's charges), allowances of any nature (whether issued, owing, granted or outstanding), and bonding subrogation rights to the extent not cash collateralized, and less the aggregate amount of all reserves for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders' charges as set forth in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                (i) it arises out of a sale or lease made by a Credit Party to an Affiliate of such Credit Party; or

                (ii) the Account is unpaid more than ninety (90) days after the original invoice date; or

                (iii) the Account is from the same account debtor (or any Affiliate thereof) and twenty-five percent (25%) or more, in face amount, of other Accounts from such account debtor (or any Affiliate thereof) are due or unpaid more than ninety (90) days after the original invoice date; or

                (iv) the amount of the Account, when aggregated with all other Accounts of such account debtor, exceeds ten percent (10%) in face value of all Accounts of the Credit Parties then outstanding, to the extent of such excess; or

                (v) (A) the account debtor is also a creditor of any Credit Party, to the extent of the amount owed by such Credit Party to the account debtor, (B) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to such Credit Party, which has not been resolved or (C) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

                (vi) the Account is owing by an account debtor that has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to such account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if such account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                (vii) the Account is payable by an account debtor outside the Continental United States, unless the Agent shall have, in the exercise of its sole discretion, approved such sale and its terms and the applicable Credit Party shall have satisfied any conditions precedent which the Agent may have established for such Account's being considered for eligibility hereunder; or

                (viii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                (ix) Agent believes, in its reasonable credit judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

                (x) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Credit Party duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or

                (xi) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or its designee or the services giving rise to such Account have not been performed by or on behalf of the applicable Credit Party and accepted by the account debtor or its designee or the Account otherwise does not represent a final sale; or

                (xii) the Accounts owing by a particular account debtor exceed a credit limit as to that account debtor determined by the Agent, in its sole discretion, to the extent such Accounts owing by the particular account debtor exceed such limit; or

                (xiii) the Account has been converted into a note or other instrument or put on a payment plan; or

                (xiv) the Agent does not have a first priority, perfected security interest in the Account; or

                (xv) the Agent, in the exercise of its reasonable credit judgment, determines it to be ineligible.

         "ELIGIBLE ASSIGNEE" shall mean (i) any Pre-Approved Assignee or (ii) any other Person that is a commercial bank, finance company, insurance company or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Internal Revenue Code or
Section 406 of ERISA, is organized under the laws of the United States of America or any state thereof and has capital in excess of $500,000,000, PROVIDED, FURTHER, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries. The term "Related Fund" as used herein shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

         "ELIGIBLE INVENTORY" shall mean (i) the aggregate gross amount of each Credit Party's Inventory (other than work-in-process), valued at the lower of cost (on a FIFO basis) or market, which (A) is located in the Continental United States, is not in transit, is owned solely by such Credit Party, and with respect to which such Credit Party has good, valid and marketable title, (B) is stored on property that is either (1) owned or leased by such Credit Party or
(2) owned or leased by a warehouseman that has contracted with such Credit Party to store Inventory on such warehouseman's property or by a filler, processor or packer of such Credit Party (PROVIDED that, with respect to Inventory stored on property leased by such Credit Party, such Credit Party shall have delivered in favor of the Agent, if the Agent shall have so requested, an Acknowledgment Agreement from the landlord of such leased location, and, with respect to Inventory stored on property owned or leased by a warehouseman, filler, processor or packer, such Credit Party shall have delivered to the Agent an Acknowledgment Agreement executed by such warehouseman, filler, processor or packer); (C) is subject to a valid, enforceable and first priority Lien in favor of Agent except, with respect to Eligible Inventory stored at sites described in clause (B)(2) above for normal and customary warehouseman, filler, packer and processor charges); and (D) is not obsolete or slow-moving (that is, it has not existed in or been part of the Credit Parties' inventory for more than twelve months) and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in its sole discretion, (ii) LESS Inventory consisting of manufacturing supplies (other than raw materials) or shipping supplies, (iii) LESS markdown reserves, (iv) LESS any goods returned or rejected by such Credit Party's customers for which a credit has not yet been issued and goods in transit to third parties (other than to such Credit Party's agents, warehouses, fillers, processors or packers that comply with clause (i)(B)(2) above), (v) less damaged Inventory, (vi) LESS any Inventory that the Agent determines in its sole discretion to be a no charge or sample item; (vii) LESS a reserve equal to the amount of all accounts payable of such Credit Party owed or owing to any filler, packer or processor of such Credit Party; (viii) LESS any reserves required by the Agent in its sole discretion for special order goods and market value declines; (ix) LESS any Inventory which is held by such Credit Party pursuant to consignment, sale or return, sale on approval or similar arrangement and (x) LESS any Inventory that the Agent determines in its sole discretion to be ineligible. In addition to the foregoing, Eligible Inventory shall include such items of such Credit Party's Inventory as such Credit Party shall request and that the Agent approves in advance, in writing and in its sole discretion.

         "ELIGIBLE PARTS AND SUPPLIES INVENTORY" shall mean (a) all Parts and Supplies Inventory which constitutes Eligible Inventory and (b) such other Parts and Supplies Inventory as a Credit Party shall request to be included and that the Agent approves in advance, in writing and in its reasonable discretion.

         "ELIGIBLE NON-SERIALIZED RENTAL EQUIPMENT" shall mean Eligible Rental Equipment other than Eligible Serialized Rental Equipment.

         "ELIGIBLE RENTAL EQUIPMENT" shall mean (a) all Rental Equipment which constitutes Eligible Inventory and (b) such other Rental Equipment as a Credit Party shall request to be included and that the Agent approves in advance, in writing and in its reasonable discretion.

         "ELIGIBLE SERIALIZED RENTAL EQUIPMENT" shall mean Eligible Rental Equipment marked with and identifiable by serial number.

         "EQUIPMENT" shall mean all of each Credit Party's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers not subject to a certificate of title), tools, parts, goods (other than consumer goods (as defined in the UCC), farm products (as defined in the UCC), or Inventory), wherever located, including, (a) any interest of such Credit Party in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

         "EQUIPMENT HELD FOR RESALE" shall mean all of each Credit Party's Inventory consisting of new equipment less than one year old which is held for resale or held for lease or rental by such Credit Party; PROVIDED, HOWEVER, such equipment held for lease or rental by such Credit Party shall become "Rental Equipment" and no longer be "Equipment Held for Resale" upon the renting or leasing of such equipment by such Credit Party.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Parent or any Subsidiary; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Parent or any Subsidiary; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Parent or any Subsidiary, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

         "EURODOLLAR LOAN" shall mean a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

         "EURODOLLAR RATE" shall mean, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

         Eurodollar Rate =        LONDON INTERBANK OFFERED RATE
                                ------------------------------------
                                  1 - Eurodollar Reserve Percentage

         "EURODOLLAR RESERVE PERCENTAGE" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT(s) OF DEFAULT" shall have the meaning provided for in ARTICLE
XI.

         "EXCESS AVAILABILITY" shall mean, at any time, the amount (if any) by which (a) the lesser of (i) the Revolving Credit Committed Amount and (ii) the Borrowing Base exceeds (b) the sum of (i) the outstanding principal amount of the Revolving Loans and (ii) the Letter of Credit Obligations.

         "EXCESS CASH FLOW" shall mean, with respect to any fiscal year of the Parent and its Subsidiaries on a consolidated basis, an amount equal to (without duplication):

         (a) Consolidated EBITDA for such period; MINUS

         (b) an amount equal to the sum of (i) Consolidated Cash Taxes for such period (to the extent levied with respect to income of the Parent and its consolidated Subsidiaries) and (ii) all accrued but unpaid taxes of the Parent and its consolidated Subsidiaries in respect of income earned during such period but which are due and payable, or were paid, during the Parent's first fiscal quarter of the immediately following fiscal year; MINUS

         (c) an amount equal to the sum of (i) Consolidated Interest Expense for such period, (ii) Fees actually paid during such period, and (iii) other fees and charges actually paid during such period under or in connection with this Agreement (including, without limitation, the costs of advisors and counsel to the Agent or the other Lenders); MINUS

         (d) the amount, if any, by which (i) Consolidated Gross Capital Expenditures during such period (in an amount not to exceed the amount of Consolidated Gross Capital Expenditures permitted by this Agreement to be made during such period) exceeds (ii) the aggregate book value of any fleet sales during such period where the proceeds of such sales were used to purchase the property purchased or financed by such Consolidated Gross Capital Expenditures (referred to in this definition as "FLEET SALES PROCEEDS CAPEX"); MINUS

         (e) an amount equal to the sum of (i) Consolidated Scheduled Funded Indebtedness Payments made during such period and (ii) any voluntary or mandatory prepayments in (A) the Term A Loans (including any payments actually made against the Reduction Amount, but excluding any payments made on account of Excess Cash Flow pursuant to SECTION 2.3(b)) or (B) the Revolving Loans (but only to the extent the Revolving Credit Committed Amount is reduced in conjunction with such prepayment, and excluding any payments made on account of Excess Cash Flow for the prior fiscal year pursuant to SECTION 2.3(b)) ; MINUS

         (f) any miscellaneous non-cash operating income earned during such period by the Parent and its consolidated Subsidiaries; PLUS

         (g) the amount (if any) by which Fleet Sales Proceeds CapEx (as defined above, in this definition) during such period exceeds Consolidated Gross Capital Expenditures during such period (in an amount not to exceed the amount of Consolidated Gross Capital Expenditures permitted by this Agreement to be made during such period); PLUS

         (h) any miscellaneous non-cash operating expenses incurred during such period by the Parent and its consolidated Subsidiaries.

         "EXCESS CASH FLOW RESERVE" shall mean, as determined forty-five (45) days after the end of a given fiscal year of the Parent and its Subsidiaries, an amount representing a preliminary determination of the Excess Cash Flow for such fiscal year, as determined by the unaudited consolidated and consolidating financial statements for such fiscal year delivered to the Agent pursuant to
SECTION 7.1, which reserve shall continue to exist until such time as the actual Excess Cash Flow for such fiscal year shall have been determined (based on audited financial statements for such fiscal year) and paid to the Agent in accordance with SECTION 2.2(b) for application to the Obligations in accordance with SECTION 2.2(b)(iii).

         "EXCLUDED TAXES" shall have the meaning given to such term in SECTION 2.7.

         "EXISTING LETTERS OF CREDIT" shall mean those letters of credit listed on SCHEDULE 1.1E, attached hereto and made a part hereof, and all letters of credit issued in replacement or substitution thereof for substantially similar purposes, together with all amendments, renewals, or extensions thereof.

         "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

         "FEE LETTER" shall mean the letter agreement dated December 9, 2003, by and between the Agent and the Borrower regarding the fees to be paid by the Borrower to the Agent.

         "FEES" shall mean, collectively, the Agent's Fees, the Upfront Fee, the Unused Line Fee, the Standby Letter of Credit Fee, Trade Letter of Credit Fee, and the Issuing Bank Fees payable hereunder.

         "FINANCIALS" shall have the meaning given to such term in SECTION 6.6.

         "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (i) the sum of
(a) Consolidated EBITDAR for a specified period, LESS (b) Consolidated Cash Taxes paid during such period, LESS (c) Consolidated Net Capital Expenditures made during such period to (ii) Consolidated Fixed Charges for such period.

         "FLOOD HAZARD PROPERTY" shall mean a property in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FOREIGN LENDER" shall mean any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code.

         "FOREIGN SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

         "FRTO LENDERS" shall mean each of the banks and financial institutions identified on SCHEDULE 1.1A as having a FRTO Loan Commitment.

         "FRTO LENDERS' AGGREGATE PARTICIPATION AMOUNT" shall mean, at any time of determination, an amount equal to the Participation Interest of the FRTO Lenders in the Existing Letters of Credit, which amount shall be expressed in Dollars and shall be calculated on an aggregate basis. As of the Closing Date, the FRTO Lenders' Aggregate Participation Amount, determined by reference to
SCHEDULE 1.1A, is $2,912,966.52.

         "FRTO LOAN INITIAL AMOUNT" shall mean, as determined on the Closing Date, an amount equal to the FRTO Loan Committed Amount, LESS the FRTO Lenders' Aggregate Participation Amount.

         "FRTO LOAN COMMITMENT" shall mean, with respect to each FRTO Lender, the commitment of such FRTO Lender to (i) participate in Existing Letters of Credit to the extent of its aggregate Participation Interest in the Existing Letters of Credit and (ii) make its portion of the FRTO Loans on the Closing Date in a principal amount equal to such FRTO Lender's FRTO Loan Commitment Percentage of the FRTO Loan Initial Amount, as such commitment may be reduced from time to time as described in SECTION 2.3(d)(iii).

         "FRTO LOAN COMMITMENT PERCENTAGE" shall mean, for any FRTO Lender, the percentage identified as its FRTO Loan Commitment Percentage on SCHEDULE 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of SECTION 14.5.

         "FRTO LOAN COMMITTED AMOUNT" shall mean the aggregate term loan and Existing Letter of Credit participation facility extended by the FRTO Lenders to the Borrower for (i) FRTO Loans in the FRTO Loan Initial Amount (which amount may be reduced from time to time as described in SECTION 2.3(d)(iii)) and (ii) funding draws under the Existing Letters of Credit to the extent of the FRTO Lenders' Aggregate Participation Amount, in each case pursuant to and in accordance with the terms of this Credit Agreement.

         "FRTO LOAN INITIAL AMOUNT" shall mean the aggregate amount of the FRTO Loans to be made on the Closing Date, which is equal to $91,910,162.25.

         "FRTO LOAN NOTES" has the meaning given such term in SECTION 2.2(e), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "FRTO LOANS" shall mean the Loans made pursuant to SECTION 2.2(a)(ii) and, as to each FRTO Lender, any additional amounts funded by such FRTO Lender to the Issuing Bank on account of a draw under an Existing Letter of Credit (in the amount of its Participation Interest in such Letter of Credit) pursuant to
SECTION 3.4, and shall include Base Rate Loans and Eurodollar Loans.

         "FUNDED INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (other than surety or similar bonds), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date prior to 180 days following the Maturity Date, (h) the principal portion of all obligations of such Person under off-balance sheet financing arrangements (other than leases which, in accordance with GAAP, would be classified as operating leases), (i) all Indebtedness of another Person of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (j) all guaranties of such Person with respect to Indebtedness of the type referred to in clauses (a) through (h) above of another Person and (k) Indebtedness of the type referred to in clauses (a) through (h) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

         "FUNDING BANK" shall mean Wachovia or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and applied on a consistent basis with the Financials.

         "GOVERNMENT ACTS" shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GUARANTOR" shall mean each Person that enters into a Guaranty Agreement or which becomes a party to a Guaranty Agreement pursuant to a joinder agreement in form and substance satisfactory to the Agent.

         "GUARANTY AGREEMENT" shall mean, collectively, each Guaranty Agreement in substantially the form attached hereto as EXHIBIT C executed in accordance with the terms of this Credit Agreement, as each such Guaranty Agreement may be amended, restated, modified, supplemented, or otherwise modified from time to time and any agreement which replaces or supercedes any such Guaranty Agreement.

         "HEDGING AGREEMENTS" shall mean any interest rate protection agreement or other interest rate protection agreement, foreign currency exchange agreement, or other interest or exchange rate or hedging agreements.

         "HIGHEST LAWFUL RATE" shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York or such other jurisdiction's law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date or on demand of the holder thereof, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements (other than leases which, in accordance with GAAP, would be classified as operating leases) and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "INDEPENDENT ACCOUNTANT" shall mean a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Parent, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

         "INTEREST PAYMENT DATE" shall mean (a) as to any Base Rate Loan, the last Business Day of each calendar month to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "INTEREST PERIOD" shall mean, as to Eurodollar Loans, a period of one month, two months, three months or, subject to clause (iv), below, six months, as selected by the Borrower, commencing on the date of the borrowing (including continuations and conversions thereof); PROVIDED, HOWEVER, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date, (iii) any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, and (iv) the Borrower may not select a six-month Interest Period if, at the time the applicable Notice of Borrowing and Payment or Notice of Continuation/Conversion or at the time such Eurodollar Loan is made, the Total Debt Leverage Ratio, calculated as of the last day of the most recently ended fiscal quarter of the Parent, for such fiscal quarter, is greater than or equal to 2.50 to 1.00.

         "INTERNAL REVENUE" shall mean the Internal Revenue Service and any successor agency.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto and all rules and regulations promulgated thereunder.

         "INVENTORY" shall mean all of each Credit Party's inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Credit Parties' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned to or repossessed by the Credit Parties.

         "INVENTORY APPRAISAL" shall mean an appraisal of each type of Rental Equipment (i.e., both serialized and non-serialized) performed by an appraiser selected by the Agent (the identity of whom the Agent shall have notified the Borrower in writing), in form and substance satisfactory to the Agent.

         "INVESTMENT" in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Credit Party and Consolidated Gross Capital Expenditures not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership interests, joint ventures or other ownership interests or other securities of such Person, (ii) any deposit (other than deposits constituting a Permitted Lien) with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and sales on credit of the type described in clauses (c) or (d) of
SECTION 9.3) to, such Person or (iii) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be taken at not less than the maximum principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof.

         "ISSUING BANK" shall mean Wachovia.

         "ISSUING BANK FEES" shall have the meaning given to such term in
SECTION 4.5(c).

         "LANDLORD AGREEMENT" shall mean a Landlord Lien Waiver Agreement, substantially in the form of EXHIBIT D hereto (or such other form as shall be reasonably acceptable to the Agent), between a Credit Party's landlord and the Agent, acknowledging and agreeing, among other things, (i) that such landlord does not have any Liens on any of the property of such Credit Party and (ii) to permit the Agent access to the property for the purposes of exercising its remedies under the Security Agreement or any Mortgage.

         "LC LENDER" shall mean, (a) as to New Letters of Credit, the Revolving Lenders and (b) as to Existing Letters of Credit, the Revolving Lenders and the FRTO Lenders.

         "LEASES" shall mean leases with respect to any leased real property, together with any leases of real property entered into by a Credit Party after the date hereof.

         "LENDER" shall mean each of the Revolving Lenders, LC Lenders, Term A Lenders, FRTO Lenders, individually or collectively, together with each of their respective successors and assigns and as the context may require.

         "LENDER HEDGING AGREEMENT" shall mean any Hedging Agreement between any Credit Party and any Person (or affiliate of such Person) that was a Lender at the time it entered into such Hedging Agreement whether or not such Person has ceased to be a Lender under the Credit Agreement.

         "LENDING PARTY" shall mean the Agent and each Lender.

         "LETTER OF CREDIT COMMITTED AMOUNT" shall have the meaning given to such term in SECTION 3.1.

         "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LETTER OF CREDIT FEES" shall mean each of those fees payable by the Borrower pursuant to SECTION 4.5.

         "LETTER OF CREDIT OBLIGATIONS" shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, PLUS (b) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed, PLUS (c) without duplication, the aggregate amount of all payments made by each LC Lender to the Issuing Bank with respect to such LC Lender's Participation Interest in Letters of Credit as provided in SECTION 3.4 for which, at such time, the Borrower has not reimbursed the LC Lenders, or caused the LC Lenders to be reimbursed, whether by way of a Revolving Loan, FRTO Loan or otherwise.

         "LETTERS OF CREDIT" shall mean, individually or collectively, as the context may require, (a) all New Letters of Credit and (b) all Existing Letters of Credit, and, in each case, all amendments, renewals, extensions or replacements thereof.

         "LICENSOR CONSENT" shall mean a consent substantially in the form of EXHIBIT P hereto (or such other form as shall be reasonably acceptable to the Agent) given by the licensor of any intellectual property licensed to a Credit Party.

         "LIEN(s)" shall mean any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.

         "LOAN" or "LOANS" shall mean the Revolving Loans, the Term A Loans, and the FRTO Loans (or a portion of any Revolving Loan, Term A Loan, or FRTO Loan), individually or collectively, as appropriate.

         "LOCKBOX" shall have the meaning given to such term in SECTION 2.4(b)(i)(A).

         "LOCKBOX ACCOUNT" shall have the meaning given to such term in SECTION 2.4(b)(i)(A).

         "LOCKBOX/DEPOSIT ACCOUNT CONTROL AGREEMENT" shall mean, as to any Credit Party, an agreement (substantially in the form of EXHIBIT I or in such other form reasonably satisfactory to the Agent) among such Credit Party, the depository institution at which such Credit Party maintains a deposit or lockbox account (including, without limitation, Lockbox Accounts and Third-Party Accounts), and the Agent, which agreement shall grant the Agent exclusive "control" over such account (as such term is used in the UCC) and which shall, if applicable, provide terms for the establishment and maintenance of, and operating procedures for, lockboxes for the collection of such Credit Party's Accounts.

         "LOCKBOX BANK" shall mean Wachovia.

         "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole,
(b) the Collateral, (c) the Credit Parties' ability to perform their respective material obligations under the Credit Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its sole discretion.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties, taken as a whole,
(b) the Collateral, (c) the Credit Parties' ability to perform their respective material obligations under the Credit Documents, or (d) the rights and remedies of the Lenders hereunder, in each case as determined by the Agent in its sole discretion.

         "MATERIAL CONTRACT" shall mean any contract or other arrangement (other than any of the Leases or the Credit Documents), whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect and shall include in any event the Operative Documents to which a Credit Party is a party.

         "MATURITY DATE" shall mean May 15, 2007.

         "MORTGAGEE POLICIES" shall mean ALTA mortgagee title insurance policies issued by the Title Insurance Company.

         "MORTGAGED PROPERTIES" shall mean the properties subject to the Mortgages.

         "MORTGAGES" shall mean the mortgages on owned Real Estate granted by the Credit Parties to secure the Obligations.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by the Borrower, any Subsidiary or any ERISA Affiliate or (ii) with respect to which the Parent or any Subsidiary may incur any liability.

         "NET CASH PROCEEDS" shall mean the aggregate cash proceeds received by the Credit Parties in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Credit Parties in any Asset Disposition.

         "NEW LETTERS OF CREDIT" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an Issuing Bank for the account of any Credit Party pursuant to this Credit Agreement on or after the Closing Date (but excluding Existing Letters of Credit), together with all amendments, renewals, extensions or replacements thereof.

         "NOTE" or "NOTES" shall mean each of the Revolving Notes (if any), the Term A Loan Notes (if any), and the FRTO Notes (if any), individually or collectively, as appropriate, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "NOTICE OF EXTENSION/CONVERSION" shall mean a notice in the form of EXHIBIT J hereto.

         "NOTICE OF BORROWING AND PAYMENT" means a notice substantially in the form of EXHIBIT H hereto.

         "OBLIGATIONS" shall mean the Loans, any other loans and advances or extensions of credit made or to be made by any Lender to the Borrower, or to others for the Borrower's account, in each case pursuant to the terms and provisions of this Credit Agreement, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and, including, without limitation, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit and all other Letter of Credit Obligations and all indebtedness, fees, liabilities and obligations which may at any time be owing by the Borrower to any Lender (or an Affiliate of a Lender), in each case pursuant to this Credit Agreement or any other Credit Document, whether now in existence or incurred by the Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of the Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrower is liable to such Lender (or an Affiliate of a Lender) for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender (or an Affiliate of a Lender) by the Borrower under this Credit Agreement and the other Credit Documents, the Borrower's liability to any Lender (or an Affiliate of a Lender) pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, the Borrower's liability to any Lender (or an Affiliate of a Lender) pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender (or an Affiliate of a Lender) may make or issue to others for the Borrower's account pursuant to this Credit Agreement, including any accommodation extended with respect to applications for Letters of Credit, all liabilities and obligations arising under Lender Hedging Agreements owing from any Credit Party to any Lender, or any Affiliate of a Lender (or any Person that was a Lender or an affiliate of a Lender at the time such Lender Hedging Agreement was entered into), permitted under SECTION 9.2, all liabilities and obligations now or hereafter arising from or in connection with any Cash Management Products, and all obligations of the Guarantors to any Lender (or an Affiliate of any Lender) and the Agent arising under or in connection with a Guaranty Agreement or any other Credit Document, including, without limitation, the "Guaranteed Obligations" (as defined in the Guaranty Agreement).

         "OLV FACTOR (EQUIPMENT HELD FOR RESALE)" shall mean, at any time of determination, an amount equal to (a) the Orderly Liquidation Value of the Equipment Held for Resale as determined from the most recent appraisal of the Equipment Held for Resale (the results of which have been received and approved by the Agent), DIVIDED by (b) the Delivered Cost of such Equipment Held for Resale as of the date of such appraisal; PROVIDED, that the OLV Factor (Equipment Held for Resale) for the period commencing on the Closing Date and ending on the date the Agent receives and approves the results of the first such appraisal conducted after the Closing Date shall be 0.61.

         "OLV FACTOR (PARTS AND SUPPLIES INVENTORY)" shall mean, at any time of determination, an amount equal to (a) the Orderly Liquidation Value of the Parts and Supplies Inventory as determined from the most recent appraisal of the Parts and Supplies Inventory (the results of which have been received and approved by the Agent), DIVIDED by (b) the cost of such Parts and Supplies Inventory as of the date of such appraisal; PROVIDED, that the OLV Factor (Parts and Supplies Inventory) for the period commencing on the Closing Date and ending on the date the Agent receives and approves the results of the first such appraisal conducted after the Closing Date shall be 0.218.

         "OPERATIVE DOCUMENTS" shall mean the Credit Documents, the Security Documents, the Acquisition Documents, and any employment contracts.

         "ORDERLY LIQUIDATION VALUE" shall mean (a) as to Rental Equipment (both serialized and non-serialized), the orderly liquidation value of such Rental Equipment as set forth in the most recent Inventory Appraisal relating thereto delivered to and accepted by the Agent in accordance with this terms of this Agreement and (b) as to all other Inventory or Equipment (as applicable), the orderly liquidation value for such items as set forth in the most recent appraisal thereof delivered to and accepted by the Agent in accordance with the terms of this Agreement.

         "OTHER TAXES" shall have the meaning given to such term in SECTION 2.7(c).

         "PARENT" shall mean NES Rentals Holdings, Inc., a Delaware corporation.

         "PARTICIPATION INTEREST" shall mean, as to each LC Lender, a percentage representing the extent to which such LC Lender has a risk participation in a Letter of Credit (or the Letter of Credit Obligations relating thereto), which percentage is:

         (a) for New Letters of Credit, equal to such LC Lender's Revolving Credit Commitment Percentage, and

         (b) for Existing Letters of Credit, such LC Lender's "Existing Letter of Credit Participation Interest" as set forth in SCHEDULE 1.1A.

         "PARTS AND SUPPLY INVENTORY" shall mean all of each Credit Party's Inventory consisting of parts and supplies.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "PERMITTED INDEBTEDNESS" shall mean:

         Indebtedness to the Lenders with respect to the Revolving Loans, the Term Loans, the Letters of Credit or otherwise, pursuant to the Credit Documents;

                (i) trade payables incurred in the ordinary course of the Credit Parties' business;

                (ii) purchase money Indebtedness (including Capital Leases) which is hereafter incurred by any Credit Party to finance the purchase of fixed assets and which is secured by a Lien on such fixed assets permitted by clause (iii) of the definition of "Permitted Liens"; PROVIDED that (A) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding (including any such Indebtedness referred to in clause (v) immediately below); (B) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (C) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                (iii) obligations of any Credit Party in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                (iv) Indebtedness owing from one Subsidiary of the Parent to a Credit Party; and

                (v) Indebtedness described on SCHEDULE 1.1C attached hereto and any refinancings of such Indebtedness; PROVIDED that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced.

         "PERMITTED INVESTMENTS" shall mean:

                (i)      Cash Equivalents;

                (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; PROVIDED, HOWEVER, that the Credit Parties may, in the ordinary course of their respective businesses, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

                (iii) Investments existing on the Closing Date and set forth on SCHEDULE 1.1D attached hereto;

                (iv) advances to officers, directors and employees for expenses incurred or anticipated to be incurred in the ordinary course;

                (v)      loans and Investments in a Credit Party;

                (vi) Investments made for purposes of capitalizing a newly-formed Person (A) which, upon its formation, will be a Subsidiary of the Parent and (B) with respect to which, the requirements of
         Section 7.16 have been satisfied contemporaneously with the formation of such Person; PROVIDED that the maximum aggregate amount of Investments made pursuant to this clause (vi) in Foreign Subsidiaries of the Parent shall not exceed $500,000 per fiscal year of the Parent;

                (vii) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (viii) Hedging Agreements entered into by the Borrower relating to the Loans hereunder and other Hedging Agreements entered into by a Credit Party in order to manage existing or anticipated interest rate or exchange risks;

                (ix) deposits or pledges made to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; and

                (x) such other Investments as the Agent may approve in its sole discretion.

         "PERMITTED LIENS" shall mean

                (i) Liens granted to the Agent or the Lenders (or their Affiliates to secure Lender Hedging Agreements) by the Credit Parties pursuant to any Credit Document;

                (ii)     Liens listed on SCHEDULE 1.1B attached hereto;

                (iii) Liens on fixed assets securing purchase money Indebtedness (including Capital Leases) to the extent permitted under
         SECTION 9.2, PROVIDED that (A) any such Lien attaches to such assets concurrently with or within 30 days after the acquisition thereof and only to the assets to be acquired and (B) a description of the assets so acquired is furnished to the Agent;

                (iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the relevant Credit Party by appropriate proceedings, PROVIDED that in any such case an adequate reserve is being maintained by such Credit Party for the payment of same;

                (v) attachment or judgment Liens individually or in the aggregate not in excess of $250,000 (exclusive of (a) any amounts that are duly bonded to the satisfaction of the Agent in its reasonable discretion or (b) any amount adequately covered by insurance as to which the insurance company has acknowledged in writing its obligations for coverage);

                (vi) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by a Credit Party by appropriate proceedings, PROVIDED that in any such case an adequate reserve is being maintained by such Credit Party for the payment of same in accordance with GAAP;

                (vii) zoning ordinances, easements, covenants and other customary restrictions on the use of real property and other title exceptions that do not interfere in any material respect with the ordinary course of business;

                (viii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; and

                (ix) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business.

         "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

         "PETITION DATE" shall have the meaning given such term in the recitals hereto.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, of even date herewith, between the Agent and the Credit Parties party thereto, in the form attached hereto as EXHIBIT E, as amended, restated, modified or replaced from time to time.

         "PLEDGED COLLATERAL" shall have the meaning given to such term in the Pledge Agreement.

         "PRE-APPROVED ASSIGNEE" means any Lender or its Affiliate or a Related Fund of any Lender.

         "PRIME RATE" shall mean the rate which Wachovia announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wachovia (and its affiliates) may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PROJECTIONS" shall mean financial projections of the Parent and its consolidated Subsidiaries for the period commencing on or before the Closing Date and ending at the end of the Parent's fiscal year ending on or about December 31, 2007, prepared on a monthly basis for the period commencing on or before the Closing Date and ending at the end of the Parent's fiscal year ending on or about December 31, 2004, and on a quarterly basis for the remaining period.

         "PROPRIETARY RIGHTS" shall have the meaning given to such term in
SECTION 6.17.

         "REAL ESTATE" shall mean the real property owned or leased by the Credit Parties described in SCHEDULE 6.19 attached hereto, together with all Structures thereon.

         "REDUCTION AMOUNT" shall mean, at any time of determination, an amount equal to $39,787,470.87, LESS (a) the amount of any voluntary prepayments of the Reduction Amount made in accordance with SECTION 2.3(a)(ii) (but not on account of other scheduled principal payments made pursuant thereto), LESS (b) the amount of any other payments applied to the Reduction Amount or which reduce the Reduction Amount as provided in SECTION 2.3(b)(iii)(B), LESS (c) the amount of any payments made by the Borrower on the Term A Loans in accordance with SECTION 2.3(b)(iii), LESS (d) the amount of any payments made by the Borrower expressly on account of the Reduction Amount in accordance with SECTION 2.2(d)(i). For purposes of clarification, no reduction to the Reduction Amount will reduce the outstanding principal amount of the Term A Loans, except to the extent such reduction occurred on account of an actual payment of principal on the Term A Loans.

         "REDUCTION RESERVE" shall have the meaning given such term in SECTION 2.3(a)(ii).

         "RELEASED PARTY" shall have the meaning given such term in Section
14.19.

         "RELEASING PARTY" shall have the meaning given such term in Section 14.19.

         "RENTAL EQUIPMENT" shall mean all of each Credit Party's Inventory consisting of equipment which is rented by such Credit Party in the ordinary course of business or is held for lease by such Credit Party.

         "REORGANIZATION PLAN" shall mean the Borrower's and certain of its Subsidiaries' and Affiliates' Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated January 23, 2004, including, without limitation, all exhibits, supplements, appendices, and schedules thereto.

         "REPORTABLE EVENT" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder, except for events for which notice is waived under the applicable regulations.

         "REQUIRED LENDERS" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Credit Commitments, the outstanding principal amount of the Term Loans, and Participation Interests in Existing Letters of Credit or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests in any Letters of Credit.

         "REQUIRED REVOLVING LENDERS" shall mean, at any time, Revolving Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Credit Commitments or (ii) if the Revolving Credit Commitments have been terminated, the outstanding principal amount of the Revolving Loans and Participation Interests in Letters of Credit (but excluding, for purposes hereof, any Participation Interests of any FRTO Lenders in any Existing Letters of Credit).

         "RESTRICTED PAYMENT" shall mean (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Parent or any Subsidiary, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Parent or any Subsidiary now or hereafter outstanding by the Parent or any Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of Capital Stock of the Parent or any Subsidiary now or hereafter outstanding, or (iv) any payment to any Affiliate of the Borrower except to the extent permitted in this Credit Agreement.

         "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make its portion of the Revolving Loans in a principal amount up to such Revolving Lender's Revolving Credit Commitment Percentage of the Revolving Credit Committed Amount.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, for any Revolving Lender, the percentage identified as its Revolving Credit Commitment Percentage on SCHEDULE 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of SECTION 14.5

         "REVOLVING CREDIT COMMITTED AMOUNT" shall mean (i) the aggregate revolving credit line extended by the Revolving Lenders to the Borrower for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in an amount of $205,176,871.23, as such revolving credit line may be reduced from time to time in accordance with SECTIONS 2.2(b) and 2.3(c), PLUS (ii) so long as any Existing Letters of Credit remain outstanding, and solely with reference to the Existing Letters of Credit and the FRTO Lenders' Participation Interest therein, the FRTO Lenders' Aggregate Participation Amount.

         "REVOLVING LENDERS" shall mean each of the banks and financial institutions identified on SCHEDULE 1.1A as having a Revolving Credit Commitment, together with their successors and assigns.

         "REVOLVING LOANS" shall have the meaning given to such term in SECTION 2.1(b) and shall include Base Rate Loans and Eurodollar Loans.

         "REVOLVING NOTES" shall have the meaning given to such term in SECTION 2.1(c).

         "SECURITY AGREEMENT" shall mean the Security Agreement, of even date herewith, between the Agent and the Credit Parties (and such other Persons who may, from time to time become a party thereto), in the form attached hereto as EXHIBIT F, as amended, restated, modified or replaced from time to time.

         "SECURITY DOCUMENTS" shall mean, collectively, the Pledge Agreement, the Security Agreement, each Acknowledgment Agreements, each Mortgage, and each Lockbox/Deposit Account Control Agreement (or, with respect to any Third-Party Account, a ratification letter regarding such account, as contemplated in
Section 2.4(b)(v).

         "SENIOR SUBORDINATED NOTES" shall mean the aggregate $275,000,000 Senior Subordinated Notes of the Borrower issued pursuant to the Indenture dated November 25, 1997, and the Indenture dated December 11, 1998, as supplemented.

         "SENIOR SUBORDINATED NOTE CONVERSION" shall mean the conversion of the Senior Subordinated Notes to common stock of the Borrower in accordance with the Reorganization Plan.

         "SETTLEMENT PERIOD" shall mean each week, or such lesser period or periods as the Agent shall determine.

         "SOLVENCY CERTIFICATE" shall mean an officer's certificate of the Borrower prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Credit Parties, in each case on a pro forma basis after giving effect to the initial borrowings under the Credit Documents, in substantially the form of EXHIBIT N hereto.

         "STANDBY LETTER OF CREDIT FEE" shall have the meaning given to such term in SECTION 4.5(a).

         "STRUCTURES" shall mean all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Credit Parties located on the Real Estate described on SCHEDULE 6.19 attached hereto.

         "SUBSIDIARY" shall mean, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

         "TAXES" shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

         "TERM A LENDERS" shall mean each of the banks and financial institutions identified on SCHEDULE 1.1A as having a Term A Loan Commitment, so long as it has any Term A Loans outstanding.

         "TERM A LOAN COMMITMENT" shall mean, with respect to each Term A Lender, the commitment of such Term A Lender to make its portion of the Term A Loan in a principal amount equal to such Term A Lender's Term A Loan Commitment Percentage of the Term A Loan Committed Amount.

         "TERM A LOAN COMMITMENT PERCENTAGE" shall mean, for any Term A Lender, the percentage identified as its Term A Loan Commitment Percentage on SCHEDULE 1.1A, as such percentage may be modified in connection with any assignment made in accordance with the provisions of SECTION 14.5.

         "TERM A LOAN COMMITTED AMOUNT" shall mean the aggregate term loan facility extended by the Term A Lenders to the Borrower for Term A Loans pursuant to and in accordance with the terms of this Credit Agreement, in an amount equal to $190,384,653.86.

         "TERM A LOAN NOTES has the meaning given such term in SECTION 2.2(e), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

         "TERM A LOANS" shall have the meaning given to such term in SECTION 2.2(a)(i) and shall include Base Rate Loans and Eurodollar Loans.

         "TERM LOAN NOTES" shall mean each Term A Loan Note and each FRTO Loan Note, individually and collectively.

         "TERM LOANS" shall mean each Term A Loan and each FRTO Loan, individually and collectively.

         "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer

Plan, or (b) which is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

         "THIRD PARTY ACCOUNT" shall have the meaning given such term in SECTION 2.4(b)(v).

         "TITLE INSURANCE COMPANY" shall mean Lawyers Title Insurance
Corporation.

         "TOTAL DEBT LEVERAGE RATIO" shall mean, as of the last day of each of the Parent's fiscal quarters, the ratio of Consolidated Funded Indebtedness as of such day to Consolidated EBITDAR for the four fiscal quarters then ending.

         "TOTAL INTEREST PERCENTAGE" shall mean, as to any Lender, the percentage by which (i) the sum of such Lender's Revolving Credit Commitment, the outstanding principal amount of such Lender's Term A Loans, and the outstanding principal amount of such Lender's FRTO Loans bears to (ii) the sum of the then-outstanding Revolving Credit Committed Amount, the Term A Loan Committed Amount as of the Closing Date, and the FRTO Loan Committed Amount (but determined only with reference to clause (i) of the definition thereof) as of the Closing Date.

         "TRADE LETTER OF CREDIT FEE" shall have the meaning given to such term in SECTION 4.5(b).

         "TYPE," when used in reference to Loans, shall refer to the type of such Loan as a Revolving Loan, a Term A Loan, or a FRTO Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         "UCP" shall mean The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce.

         "UNUSED LINE FEE" shall mean the fee required to be paid to the Agent for the benefit of the Revolving Lenders at the end of each calendar month, in arrears, as partial compensation for extending the Revolving Credit Committed Amount to the Borrower, and shall be determined by multiplying (i) the positive difference, if any, between (A) the Revolving Credit Committed Amount in effect at such time and (B) the average daily Revolving Loans owing to the Revolving Lenders and Letter of Credit Obligations allocable to the Revolving Lenders outstanding during such calendar month by (ii) 0.50% per annum, for the number of days in said calendar month.

         "UPFRONT FEE" shall mean the non-refundable fee payable on the Closing Date to the Agent for the ratable benefit of the Lenders (based on their respective Total Interest Percentage) in an amount equal to one percent (1%) of the sum of the Revolving Credit Committed Amount, the Term A Loan Committed Amount, and the FRTO Loan Committed Amount as of the Closing Date.

         "USA PATRIOT ACT" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

         "VOTING STOCK" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "WACHOVIA" shall mean Wachovia Bank, National Association, and its successors and permitted assigns.

         1.2    ACCOUNTING TERMS AND DETERMINATIONS

         Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with SECTIONS 8.1 through 8.4 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to SECTION 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. If the Borrower shall change its method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

         The Borrower shall deliver to the Agent and each Lender at the same time as the delivery of any annual financial statements given in accordance with the provisions of SECTION 7.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding annual financial statements and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

         The parties hereto acknowledge and agree that fresh-start accounting, properly applied upon the Debtors' emergence from bankruptcy, may result in changes to the financial covenants and other terms of this Agreement and the other Credit Documents and the financial calculations required herein or therein. The parties hereto agree that, if the Agent, in the exercise of its commercially reasonable credit judgment, determines that such changes are material or give rise to results which are materially different than those intended by the terms of this Agreement or the other Credit Documents (as of the Closing Date), then the Borrower and the Agent may enter into an amendment or amendments to this Agreement and the other Credit Documents to modify the terms of such agreements to mitigate the effect of those changes. The Agent and the Borrower agree that any negotiation or discussion undertaken between the Agent and the Borrower on account of this SECTION 1.2 shall be undertaken in good faith and that any amendment to this Agreement or the other Credit Documents on account of this
SECTION 1.2 shall be in form and substance reasonably satisfactory to the Agent.

         1.3    OTHER DEFINITIONAL TERMS.

         Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to the Credit Agreement as a whole and not to any particular provision of this Credit Agreement, unless otherwise specifically provided. References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided. Any of the terms defined in SECTION 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any times herein shall refer to Eastern Standard or Day Light time, as applicable.

                                   ARTICLE II

                                      LOANS

         2.1    REVOLVING LOANS.

                (a) COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each of the Revolving Lenders severally agrees to lend to the Borrower at any time or from time to time on or after the Closing Date and before the Maturity Date, such Revolving Lender's Revolving Credit Commitment Percentage of the Revolving Loans as may be requested or deemed requested by the Borrower. Although the FRTO Lenders' Aggregate Participation Interest is included in the definition of Revolving Credit Committed Amount, it is included only with respect to the FRTO Lenders' Participation Interest in Existing Letters of Credit, and only Revolving Lenders shall make Revolving Loans and participate in the risk with respect to New Letters of Credit (as well as having as their respective Participation Interests in Existing Letters of Credit).

                (b)      DETERMINATION OF BORROWING BASE.

                         (i) The Revolving Lenders agree, subject to the terms and conditions of this Credit Agreement, from time to time, to make loans and advances to the Borrower hereunder on a revolving basis. Such loans and advances to the Borrower (each, a "REVOLVING LOAN"; and collectively, the "REVOLVING LOANS"), together with the Letter of Credit Obligations, shall not in the aggregate exceed the lesser of (A) the Revolving Credit Committed Amount then in effect and (B) the Borrowing Base.

                         (ii) No Revolving Lender shall be obligated at any time to make available to the Borrower its Revolving Credit Commitment Percentage of any requested Revolving Loan if such amount plus its Revolving Credit Commitment Percentage of all Revolving Loans and its Participation Interest in all Letter of Credit Obligations would exceed such Revolving Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans and the aggregate amount of Letter of Credit Obligations, outstanding shall not at any time exceed the Revolving Credit Committed Amount. No Revolving Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loan to the Borrower to the extent such Revolving Loan when added to the then outstanding Revolving Loans and Letter of Credit Obligations would cause the aggregate outstanding Revolving Loans and Letter of Credit Obligations to exceed the Borrowing Base. The Borrower shall promptly repay to the Agent for the account of the Revolving Lenders from time to time the full amount of the excess, if any of (A) the amount of all Revolving Loans and Letter of Credit Obligations outstanding over (B) the lesser of (1) the Revolving Credit Committed Amount and (2) the Borrowing Base, which amount shall be used to repay the Revolving Loans and, if there are no outstanding Revolving Loans, for the cash collateralization of the Letters of Credit.

                (c) REVOLVING NOTES. If requested by any Lender, the obligations to repay the Revolving Loans made by it and to pay interest thereon shall be evidenced by separate promissory notes of the Borrower to such Revolving Lender in substantially the form of EXHIBIT G-1 attached hereto (the "REVOLVING NOTES"), with appropriate insertions, one Revolving Note being payable to the order of each requesting Revolving Lender in a principal amount equal to such Revolving Lender's Revolving Credit Commitment and representing the obligations of the Borrower to pay such Revolving Lender the amount of such Revolving Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Lender hereunder, plus interest accrued thereon, as set forth herein; PROVIDED that the decision of any Lender not to request a Revolving Loan Note shall in no way detract from the Borrower's obligation to repay the Revolving Loans and other amounts owing by the Borrower to such Lender. The Borrower irrevocably authorizes each Revolving Lender that holds a Revolving Loan Note to make or cause to be made appropriate notations on its Revolving Note, or on a record pertaining thereto, reflecting Revolving Loans and repayments thereof. The outstanding amount of the Revolving Loans set forth on such Revolving Lender's Revolving Note or record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Revolving Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Note to make payments of principal of or interest on any Revolving Note when due.

                (d)      BORROWINGS UNDER REVOLVING NOTES.

                         (i) On the Closing Date, (x) Revolving Loans shall be funded as Base Rate Loans in an aggregate principal amount equal to $198,873,837.75 and (y) each Revolving Lender shall be deemed to have funded, as part of the Revolving Loans to be made on the Closing Date, an amount equal to its Revolving Loan Commitment Percentage of such amount by conversion of such amount from its Class 2 Debt. After the Closing Date, each request for borrowings hereunder shall be made in a Notice of Borrowing and Payment delivered in accordance with SECTION 2.4(d). Any request for the borrowing of Revolving Loans must be made in a Notice of Borrowing and Payment delivered not later than 11:00 A.M. (A) on the Business Day on which the proposed borrowing is requested for Revolving Loans that will be Base Rate Loans and (B) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans. Each request for borrowing made in a Notice of Borrowing and Payment shall set forth (1) the requested date of such borrowing, (2) the aggregate amount of such requested borrowing,
                (3) whether such Revolving Loans will be Base Rate Loans or the Eurodollar Rate Loans, and if appropriate, the applicable Interest Period, (4) certification by the Borrower that it has complied in all respects with ARTICLE V, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base) and
                (5) the account at which such requested funds should be made available. Each request for a borrowing made in a Notice of Borrowing and Payment shall be irrevocable by and binding on the Borrower. The Borrower shall be entitled to borrow Revolving Loans in a minimum principal amount of $100,000 and integral multiples of $10,000 in excess thereof (or the remaining amount of the Revolving Credit Committed Amount, if less) and shall be entitled to borrow Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, that no more than ten (10) Eurodollar Loans (including Term Loans which are Eurodollar Loans) shall be outstanding hereunder at any one time; and PROVIDED, FURTHER, that Eurodollar Loans shall be in a minimum principal amount of at least $1,000,000 and integral multiples of $500,000 in excess thereof. Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

                         The Agent shall give to each Revolving Lender prompt
                notice (but in no event later than 2:00 P.M. on the date of the Agent's receipt of notice from the Borrower) of each requested borrowing in a Notice of Borrowing and Payment by telecopy, telex or cable (other than any requested borrowing which will be funded by the Agent in accordance with subsection (d)(ii) below). No later than 3:00 P.M. on the date on which a borrowing is requested to be made pursuant to the applicable Notice of Borrowing and Payment, each Revolving Lender will make available to the Agent at the address referred to in SECTION 14.4, in immediately available funds, its Revolving Credit Commitment Percentage of such borrowing requested to be made (unless such funding is to be made by the Agent in accordance with subsection
                (d)(ii) below). Unless the Agent shall have been notified by any Revolving Lender prior to the date of borrowing that such Revolving Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Revolving Lender will make such amount available to the Agent as required above and the Agent may, in reliance upon such assumption, make available the amount of the borrowing to be provided by such Revolving Lender. Upon fulfillment of the conditions set forth in ARTICLE V for such borrowing, the Agent will make such funds available to the Borrower at the account specified by the Borrower in such Notice of Borrowing and Payment.

                         (ii) Because the Borrower anticipates requesting borrowings of Revolving Loans on a frequent basis and repaying Revolving Loans on a frequent basis through the collection of Accounts and the proceeds of other Collateral, resulting in the amount of outstanding Revolving Loans fluctuating from day to day, in order to administer the Revolving Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Revolving Lenders, the Revolving Lenders hereby instruct the Agent, and the Agent may (but is not obligated to) (A) make available, on behalf of the Revolving Lenders, Revolving Loans requested by the Borrower, in an aggregate amount not to exceed $5,000,000 at any one time outstanding without requiring that the Agent give each Revolving Lender prior notice of the proposed borrowing, of such Revolving Lender's Revolving Credit Commitment Percentage thereof, and of the other matters covered by the Notice of Borrowing and Payment and (B) if the Agent has made any such amounts available as provided in clause (A), upon repayment of Revolving Loans by the Borrower, apply such amounts repaid directly to the amounts made available by the Agent in accordance with clause (A) and not yet settled as described below; PROVIDED that the Agent shall not advance funds as described in clause (A) above if the Agent has actually received prior to such borrowing (1) an officer's certificate from the Borrower pursuant to and in accordance with SECTION 7.1(m) that a Default or Event of Default is in existence or (2) a Notice of Borrowing and Payment from the Borrower wherein the certification provided therein states that the conditions to the making of the requested Revolving Loans have not been satisfied or (3) a written notice from the Required Revolving Lenders that the conditions to such borrowing have not been satisfied, which officer's certificate, Notice of Borrowing and Payment or notice, in each case, shall not have been rescinded. If the Agent advances Revolving Loans on behalf of the Revolving Lenders, as provided in the immediately preceding sentence, the amount of outstanding Revolving Loans and each Revolving Lender's Revolving Credit Commitment Percentage thereof shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. on the Business Day immediately preceding the date of each computation; PROVIDED, HOWEVER, that the Agent retains the absolute right at any time or from time to time to make the foregoing adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Revolving Lenders after the end of each Settlement Period, a summary statement of the amount of outstanding Revolving Loans for such period. If the summary statement is sent by the Agent and received by the Revolving Lenders prior to 12:00 Noon on any Business Day each Revolving Lender shall make the transfers described in the next succeeding sentence no later than 3:00 P.M. on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Revolving Lenders after 12:00 Noon on any Business Day, each Revolving Lender shall make such transfers no later than 3:00 P.M. on the next succeeding Business Day. If in any Settlement Period, the amount of a Revolving Lender's Revolving Credit Commitment Percentage of the Revolving Loans is in excess of the amount of Revolving Loans actually funded by such Revolving Lender, such Revolving Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of such excess; and, on the other hand, if the amount of a Revolving Lender's Revolving Credit Commitment Percentage of the Revolving Loans in any Settlement Period is less than the amount of Revolving Loans actually funded by such Revolving Lender, the Agent shall forthwith transfer to such Revolving Lender by wire transfer in immediately available funds the amount of such difference. The obligation of each of the Revolving Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Revolving Lenders agrees to mark its respective books and records at the end of each Settlement Period to show at all times the dollar amount of its respective Revolving Credit Commitment Percentages of the outstanding Revolving Loans. Because the Agent on behalf of the Revolving Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Revolving Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Agent to each Revolving Lender (including the Agent) in accordance with the amount of Revolving Loans actually advanced by and repaid to each Revolving Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Revolving Loans are advanced by the Agent to but excluding the date such Revolving Loans are repaid by the Borrower in accordance with SECTION 2.4 or actually settled by the applicable Revolving Lender as described in this SECTION 2.1(d)(ii). All such Revolving Loans under this SECTION 2.1(d)(ii) shall be made as Base Rate Loans.

                         (iii) If the amounts described in subsection (d)(i) or (d)(ii) of this SECTION 2.1 are not in fact made available to the Agent by a Revolving Lender (such Revolving Lender being hereinafter referred to as a "DEFAULTING LENDER") and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (A) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the

                Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (1) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (2) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with SECTION 4.1, PLUS (B) in each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Revolving Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (B) above on account of such Defaulting Lender's default.

                         (iv) The failure of any Revolving Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Revolving Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Loan to be made by such other Revolving Lender on the date of any borrowing.

                         (v) Each Revolving Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with ARTICLE IV, on outstanding Revolving Loans which it has funded to the Agent from the date such Revolving Lender funded such Revolving Loan to, but excluding, the date on which such Revolving Lender is repaid with respect to such Revolving Loan.

                         (vi) Notwithstanding the obligation of the Borrower to send written request for a borrowing in a Notice of Borrowing and Payment, in the event that the Agent agrees to make a Revolving Loan pursuant to a request made by telephone, such telephonic request shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from the Borrower or its agents. The Agent's records of the terms of any telephonic requests for borrowings of Revolving Loans shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

         2.2    TERM A LOANS AND FRTO LOANS.

                (a)      TERM A LOAN COMMITMENT AND FRTO LOAN COMMITMENT.

                         (i) Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Term A Lender severally agrees to make available to the Borrower on the Closing Date a term loan in Dollars (each a "TERM A LOAN"; collectively the "TERM A LOANS") equal to such

                Term A Lender's Term A Loan Commitment Percentage of the Term A Loan Committed Amount for the purposes hereinafter set forth. The Term A Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than ten (10) Eurodollar Loans (including Revolving Loans and FRTO Loans which are Eurodollar Loans) shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Term A Loans may not be reborrowed.

                         (ii) Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each FRTO Lender severally agrees to make available to the Borrower on the Closing Date a term loan in Dollars equal to such FRTO Lender's FRTO Loan Commitment Percentage of the FRTO Loan Initial Amount for the purposes hereinafter set forth. The FRTO Loans may consist of Base Rate Loans or Eurodollar Loans (provided that FRTO Loans made pursuant to SECTION 3.4 shall be made initially only as Base Rate Loans), or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than ten (10) Eurodollar Loans (including Revolving Loans and Term A Loans which are Eurodollar Loans) shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the FRTO Loans may not be reborrowed. In addition to the FRTO Loan to be made pursuant to this SECTION 2.2(a)(ii), the FRTO Lenders may, from time to time, make additional fundings pursuant to SECTION 3.4, which fundings, when paid to the Issuing Bank in accordance with such section, shall be deemed for all purposes to be part of the FRTO Loans and shall be subject to all provisions respecting the FRTO Loans.

                (b)      BORROWING PROCEDURES.

                         (i) The full amount of the Term A Loans shall be deemed funded from Class 2 Debt of the Term A Lenders on the Closing Date as Base Rate Loans (subject, in all events, to the closing conditions contained in ARTICLE V). Each Term A Lender's Term A Loan shall be deemed to have been funded in an amount equal to its Term A Loan Commitment Percentage of the Term A Loan Committed Amount by conversion of such amount from its Class 2 Debt on the Closing Date in Dollars. The Term A Loan Commitments of the Term A Lenders shall automatically terminate on the earlier to occur of (A) the close of business on the Closing Date and (B) the making of the Term A Loans.

                         (ii) The FRTO Loans to be made on the Closing Date in the amount of the FRTO Loan Initial Amount shall be deemed funded from Class 2 Debt of the FRTO Lenders on the Closing Date as Base Rate Loans (subject, in all events, to the closing conditions contained in ARTICLE V). Each FRTO Lender's FRTO Loan made on the Closing Date shall be deemed to have been funded in an amount equal to its FRTO Loan Commitment Percentage of the FRTO Loan Initial Amount by conversion of such amount from its Class 2 Debt on the Closing Date in Dollars. The FRTO Loan Commitments of the FRTO Lenders shall automatically be reduced to an amount equal to the FRTO Lenders' Aggregate Participation Amount on the earlier to occur of (A) the close of business on the Closing Date and (B) the making of the FRTO Loans in the amount of the FRTO Loan Initial Amount. Each additional FRTO Loan which may be made pursuant to SECTION 3.4 shall be made initially as a Base Rate Loan.

                (c) MINIMUM AMOUNTS. After the Closing Date, each Eurodollar Loan or Base Rate Loan that is part of the Term Loans shall be in an aggregate principal amount that is not less than $3,000,000 and integral multiples of $1,000,000 (or the then remaining principal balance of such Term Loans, respectively, if less).

                (d)      REPAYMENT OF TERM LOANS.

                         (i) TERM A LOANS. The principal amount of the Term A Loans shall be repaid in consecutive quarterly installments, on the dates and in the amounts shown in the following table, unless accelerated sooner pursuant to SECTION 11.2:

                                DATE OF PRINCIPAL PAYMENT           AMOUNT OF PRINCIPAL TO BE REPAID
                                March 31, 2004                              $ 3,750,000
                                June 30, 2004                               $ 3,750,000
                                September 30, 2004                          $ 3,750,000
                                December 31, 2004                           $ 3,750,000, plus the
                                                                            Reduction Amount
                                March 31, 2005                              $ 5,000,000
                                June 30, 2005                               $ 5,000,000
                                September 30, 2005                          $ 5,000,000
                                December 31, 2005                           $ 5,000,000
                                March 31, 2006                              $ 5,000,000
                                June 30, 2006                               $ 5,000,000
                                September 30, 2006                          $ 5,000,000
                                December 31, 2006                           $ 5,000,000
                                March 31, 2007                              $ 5,000,000
                                Maturity Date                               All remaining principal of the
                                                                            Term A Loans

                         (ii) FRTO LOANS. The principal amount of the FRTO Loans shall be repaid, in whole, on the Maturity Date, unless accelerated sooner in accordance with SECTION 11.2.

                (e) TERM NOTES. If requested by any Lender, the obligations to repay the Term A Loans and the FRTO Loans made by it and to pay interest thereon shall be evidenced by separate promissory notes of the Borrower to each Term A Lender and FRTO Lender, as applicable, in substantially the form of EXHIBITS G-2 and G-3 attached hereto (as to the Term A Loans, the "TERM A LOAN NOTES"; as to the FRTO Loans, the "FRTO LOAN NOTES"), with appropriate insertions, with (i) one Term A Loan Note being payable to the order of such requesting Term A Lender in a principal amount equal to such Term A Lender's Term A Loan Commitment and representing the obligations of the Borrower to pay such Term A Lender the amount of such Term A Lender's Term A Loan Commitment or, if less, the aggregate unpaid principal amount of the Term A Loan made by such Term A Lender hereunder, plus interest accrued thereon, as set forth herein, and (ii) one FRTO Loan Note being payable to the order of such FRTO Lender in a principal amount equal to such requesting FRTO Lender's FRTO Loan Commitment and representing the obligations of the Borrower to pay such FRTO Lender the amount of such FRTO Lender's FRTO Loan Commitment or, if less, the aggregate unpaid principal amount of the FRTO Loans made by such FRTO Lender hereunder, plus interest accrued thereon, as set forth herein; PROVIDED that the decision of any Lender not to request a Term A Loan Note or a FRTO Loan Note shall in no way detract from the Borrower's obligation to repay the Term A Loans or FRTO Loans, respectively, and other amounts owing by the Borrower to such Lender. The Borrower irrevocably authorizes each Term A Lender holding a Term A Loan Note and FRTO Lender holding a FRTO Loan Note, as applicable, to make or cause to be made appropriate notations on its Term Loan Note or Notes, or on a record pertaining thereon, reflecting Term Loans and repayments thereof. The outstanding amount of the applicable Term Loan set forth on such Term A Lender or FRTO Lender's applicable Term Loan Note or Notes or record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Term Loan Note to make payments of principal of or interest on any Term Loan Note when due.

         2.3    OPTIONAL AND MANDATORY PREPAYMENTS; REDUCTION OF COMMITMENTS.

                (a) VOLUNTARY PREPAYMENTS. (i) The Borrower shall have the right to prepay Loans in whole or in part from time to time, but otherwise without premium or penalty; PROVIDED, HOWEVER, that (A) Loans that are Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent specifying the applicable Loans to be prepaid; (B) any prepayment of Loans that are Eurodollar Loans will be subject to SECTION 4.10; (C) each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000; and (D) all prepayments of the Term A Loans shall be subject to the terms of clause (ii), below. Subject to the foregoing terms, amounts prepaid under this SECTION 2.3(a) shall be applied to the Revolving Loans, the Term A Loans (or, as provided in clause (ii) below, the Reduction Amount), or the FRTO Loans at the Borrower's election. Prepayments on Revolving Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                (ii) Prepayments on Term A Loans shall be applied (A) until such time as the Reduction Amount has been reduced to $0.00, as a payment against (and corresponding reduction of) the Reduction Amount, and (B) after the Reduction Amount has been reduced to $0.00, to the remaining principal of the Term A Loans, in the inverse order of maturity thereof. No voluntary prepayment of the Term A Loans which would be required to be applied to payment against the Reduction Amount may be made from the proceeds of any Loans or advances made under this Agreement; PROVIDED, HOWEVER, that the Borrower may make a voluntary prepayment against the Reduction Amount by notifying the Agent in writing (which notice is revocable only by a writing from the Borrower to the Agent) of (1) its desire to make a voluntary prepayment against the Reduction Amount and (2) the desired principal amount of such voluntary prepayment (which amount will be subject to the minimum and integral multiples limitations set forth in SECTION 2.3(a)(i)). Upon receipt of such written notice, the Agent will, at the option of the Borrower, either (A) reserve collections received in the Cash Concentration Account or (B) establish a reserve in the Borrowing Base in such amounts as are available from collections in the Cash Concentration Account (the "REDUCTION RESERVE") until the amount of the Reduction Reserve includes the full amount of such voluntary payment so notified by the Borrower, and upon reserving an amount equal to the amount of the desired principal prepayment described in such written notice, the Agent, upon the Borrower's written request (as described in a Notice of Borrowing and Payment), will apply such amount to the prepayment against the Reduction Amount, so long as no Default or Event of Default exists and is continuing at the time of, or would result from the making of, such prepayment (and if the Borrower had elected to use the Reduction Reserve mechanism for any such payment, upon the making of such payment, the Reduction Reserve shall be reduced by the amount of such payment). Any of the foregoing to the contrary notwithstanding, the Agent may apply any accrued, but unapplied reserves to the Obligations in accordance with other provisions of this Agreement after the occurrence of, and during the continuation of, any Event of Default, without regard to the written notice of voluntary prepayment described above.

                (b)      MANDATORY PREPAYMENTS.

                         (i) Except as otherwise provided in clause (ii) below, the Borrower shall pay over to the Agent for application to the Obligations in accordance with clause (iii), below:

                                  (A)   EXCESS CASH FLOW. Within ninety-five
                         (95) days after the end of each fiscal year (commencing with the fiscal year ending on or about December 31,
                         2004), an amount equal to 50% of the Excess Cash Flow earned during such fiscal year;

                                  (B) CASUALTY LOSS. To the extent of net cash proceeds received in connection with a Casualty Loss, one hundred percent (100%) of such cash proceeds (if the Agent shall have elected pursuant to SECTION 7.10 to apply the proceeds realized from such Casualty Loss to prepayment of the Obligations as provided herein);

                                  (C) ASSET DISPOSITIONS. Promptly and in any event within five (5) days following the occurrence of any Asset Disposition (other than the issuance of any Capital Stock of the Parent or any Subsidiary, but only if the proceeds of such issuance are applied pursuant to SECTION 2.3(b)(i)(D)), 100% of the Net Cash Proceeds of such Asset Disposition; and

                                  (D)   PROCEEDS OF EQUITY OR LONG-TERM
                         INDEBTEDNESS. Promptly and in any event within five (5) days following the receipt thereof, one hundred percent (100%) of all net cash proceeds from the issuance of any Capital Stock or long-term Indebtedness permitted hereunder by any Credit Party (all of which must be permitted and undertaken in accordance with the terms of this Agreement and the other Credit Documents), net of all reasonable costs and commissions incurred by the Credit Parties in connection with such issuance (as determined by the Agent and only to the extent the Borrower shall have provided the Agent a detailed accounting of such costs and commissions).

                         (ii) If (A) the Reduction Amount has been reduced to $0.00, (B) on a pro forma basis, the Total Debt Leverage Ratio as of the Parent's most recently ended fiscal quarter is less than or equal to 3.00 to 1.00 (or is reduced to an amount equal to or less than 3.00 to 1.00 by making such additional payments on the Term A Loans as is necessary to cause the Total Debt Leverage Ratio to be less than or equal to 3.00 to 1.00, which payments shall be applied to the Term A Loans in the inverse order of maturity), (C) the Credit Parties' trade accounts payable are substantially current in accordance with the historical practices of the Credit Parties since the date of the Confirmation Order, and (D) no Default or Event of Default exists or would result from the application of payments provided for in this SECTION 2.3(b)(ii), then the Borrower shall pay over to the Agent for application to the Obligations in accordance with clause (iii), below:

                                  (A)   EXCESS CASH FLOW. Within ninety-five
                         (95) days after the end of each fiscal year (commencing with the fiscal year ending on or about December 31,
                         2004), an amount equal to 50% of the Excess Cash Flow earned during such fiscal year;

                                  (B) CASUALTY LOSS. To the extent of net cash proceeds received in connection with a Casualty Loss, one hundred percent (100%) of such cash proceeds (if the Agent shall have elected pursuant to SECTION 7.10 to apply the proceeds realized from such Casualty Loss to prepayment of the Obligations as provided herein);

                                  (C) ASSET DISPOSITIONS. Promptly and in any event within five (5) days following the occurrence of any Asset Disposition (other than the issuance of any Capital Stock of the Parent or any Subsidiary, but only if the proceeds of such issuance are applied pursuant to SECTION 2.3(b)(ii)(D)), (1) 100% of the Net Cash Proceeds of such Asset

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                         Disposition, to the extent the assets which were the
                         subject of such Asset Disposition are of the type or types on which any part of the Borrowing Base is determined and such proceeds are attributable to the calculation of the Borrowing Base and (2) 50% of all other Net Cash Proceeds of such Asset Disposition;

                                  (D)   PROCEEDS OF EQUITY OR LONG-TERM
                         INDEBTEDNESS. Promptly and in any event within five (5) days following the receipt thereof, seventy-five percent (75%) of all net cash proceeds from the issuance of any Capital Stock or long-term Indebtedness permitted hereunder by any Credit Party (all of which must be permitted and undertaken in accordance with the terms of this Agreement and the other Credit Documents), net of all reasonable costs and commissions incurred by the Credit Parties in connection with such issuance (as determined by the Agent and only to the extent the Borrower shall have provided the Agent a detailed accounting of such costs and commissions).

                         (iii) APPLICATION OF MANDATORY PREPAYMENTS; REDUCTION AMOUNT.

                                  (A)   All amounts required to be applied to
                         the Obligations pursuant to clauses (i) and (ii) above, shall be paid over to the Agent and deposited into an account designated by the Agent (which account will be owned and maintained by the Agent at Wachovia) and applied from such account as follows:

                                  FIRST, to the extent such amounts represent
                         Net Cash Proceeds of the disposition of assets of the type or types on which any part of the Borrowing Base is determined and are attributable to the calculation of the Borrowing Base, to repayment of the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account held by the Agent in respect the Letter of Credit Obligations (accompanied in each case by a corresponding reduction in the Revolving Credit Committed Amount);

                                  SECOND, to the Term A Lenders based on their
                         respective Total Interest Percentages for application to their respective Term A Loans for application to the Reduction Amount, until it has been reduced to $0.00, and then in the inverse order of the maturity of each scheduled principal payment on the Term A Loans; and

                                  THIRD, if all Term A Loans have been fully
                         paid, (1) to the Agent, to be held by the Agent as cash collateral for, ratably, the Revolving Loans and the FRTO Loans (and the cash collateralization of the Letter of Credit Obligations) or (2) at the Borrower's option, to the repayment, ratably, of any Revolving Loans (accompanied by a corresponding reduction in the Revolving Credit Committed Amount) and FRTO Loans.

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                                  (B)   All payments applied to the Obligations
                         or cash collateralization of any Obligations pursuant to this SECTION 2.3(b)(iii) shall reduce the Reduction Amount by an equal amount, to the extent such payments are actually applied to the Obligations or held as cash collateral in accordance with the terms hereof, but shall not reduce the aggregate outstanding principal amount of the Term A Loans, unless such payments are actually applied to the Term A Loans.

                         (iv) REVOLVING CREDIT COMMITTED AMOUNT. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans PLUS Letter of Credit Obligations outstanding shall exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the Letter of Credit Obligations in an amount sufficient to eliminate such excess.

                         (v) ADDITIONAL TERMS RELATING TO MANDATORY PREPAYMENTS. Payments required to be made against the Revolving Loans pursuant to this SECTION 2.3(b) shall be applied first to Revolving Loans which are Base Rate Loans and then to Revolving Loans which are Eurodollar Loans, in direct order of the maturity of the Interest Periods of such Eurodollar Loans. Payments required to be made against the Term A Loans pursuant to this SECTION 2.3(b)(iii) shall be applied first after application to the Reduction Amount as provided herein) to the Term A Loans which are Base Rate Loans and then to the Term A Loans which are Eurodollar Loans, in direct order of the maturity of the Interest Periods of such Eurodollar Loans. All prepayments under this SECTION 2.3(b) shall be subject to
                SECTION 4.10.

                (c) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Credit Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Credit Committed Amount)) upon three Business Days' prior written notice to the Agent; PROVIDED, HOWEVER, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans PLUS Letter of Credit Obligations outstanding to exceed the lesser of (A) the Revolving Credit Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess (which repayment, if applicable, shall be subject to SECTION 4.10). The Agent shall promptly notify each affected Revolving Lender of receipt by the Agent of any notice from the Borrower pursuant to this SECTION 2.3(c).

                (d)      MATURITY DATE; TERMINATION OF COMMITMENTS.

                (i) The Revolving Credit Commitment of the Revolving Lenders and the obligation of the Issuing Bank to issue New Letters of Credit shall automatically terminate on the Maturity Date.

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                (ii)     The Term A Loan Commitment of the Term A Lenders shall
         automatically terminate on the Closing Date.

                (iii) Each FRTO Lender's FRTO Commitment shall be automatically reduced on the Closing Date by the amount of such FRTO Lender's FRTO Commitment Percentage of the FRTO Loan Initial Amount and shall thereafter be reduced from time to time by (A) the amount of any FRTO Loans made by such FRTO Lender pursuant to SECTION 3.4 and (B) an amount equal to such FRTO Lender's Participation Interest in the undrawn amount of any Existing Letter of Credit when such Existing Letter of Credit expires.

                (e) GENERAL. The Borrower shall pay to the Agent for the account of the Revolving Lenders in accordance with the terms of
         SECTION 4.3, on the date of each termination or reduction of the Revolving Credit Committed Amount, the Unused Line Fee accrued through the date of such termination or reduction on the amount of the Revolving Credit Committed Amount so terminated or reduced.

                (f) HEDGING OBLIGATIONS UNAFFECTED. Any prepayment made pursuant to this SECTION 2.3 shall not affect any Credit Party's obligation to continue to make payments under any Lender Hedging Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Lender Hedging Agreement.

         2.4    PAYMENTS AND COMPUTATIONS.

                (a) No later than 11:00 A.M. on each Business Day, the Borrower shall deliver to the Agent a Notice of Borrowing and Payment in which the Borrower shall, among other things, provide instructions regarding the payment of principal of, and accrued but unpaid interest on, the Revolving Loans, request the making of additional Revolving Loans (in accordance with SECTION 2.1(d)), and report on the accumulated balance of any Reduction Reserve which may have been established in accordance with SECTION 2.3(b)(ii). On each Business Day, all or substantially all of the balance of collected funds on deposit in the Cash Concentration Account (net of any requested disbursements permitted under the Credit Documents and of any accumulated reserve respecting the Reduction Amount established pursuant to SECTION 2.3(a)(ii)) shall be applied by the Agent to repayment of the Revolving Loans (plus any accrued but unpaid interest thereon), in all instances without the Borrower's further consent or authorization, and the Borrower shall prepare each Business Day's Notice of Borrowing and Payment on such basis. Any payment of the principal of, and accrued but unpaid interest on, the Revolving Loans submitted required in a duly prepared and timely delivered Notice of Borrowing and Payment shall be made on the Business Day such Notice of Borrowing and Payment was received by the Agent, but only if the Cash Concentration Account contains sufficient collected funds to make such payment. If the funds on deposit in the Cash Concentration Account on a given Business Day are greater than the amount specified for repayment against the Revolving Loans (and interest accrued thereon) in the Notice of Borrowing and Payment for such Business Day (after taking into account all requested permitted disbursements and the establishment of any reserve respecting the

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

         Reduction Amount), the Agent may, in its discretion, allow the excess to remain on deposit in the Cash Concentration Account or apply such excess to the Revolving Loans (and any accrued but unpaid interest thereon). In all instances where a payment is to be made with respect to any Obligations (other than payments on the Revolving Loans which are requested in a duly prepared and timely delivered Notice of Borrowing and Payment and for which the Cash Concentration Account contains sufficient collected funds to cover), the Borrower shall make each such payment not later than 2:00 P.M. on the day when due. Payments made by the Borrower shall be in Dollars to the Agent at its address referred to in SECTION 14.4 hereof in immediately available funds without deduction, withholding, setoff or counterclaim. Payments made with respect to the Revolving Loans shall be applied to repay Revolving Loans consisting of Base Rate Loans first and then Revolving Loans consisting of Eurodollar Loans. As soon as practicable after the Agent receives payment from the Borrower, subject to SECTION 2.1(d)(ii), the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent and the Issuing Bank for fees and expenses payable solely to them pursuant to ARTICLE IV hereof) or expenses payable to the Agent and the Lenders in accordance with
         SECTION 14.7 hereof ratably to the Lenders, and like funds relating to the payment of any other amounts payable to such Lender. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this
         SECTION 2.4(a) or if not timely paid or any Event of Default then exists, may be added to the principal amount of the Revolving Loans outstanding.

                (b)      (i)      The Borrower cause each Credit Party
                (including itself) to:

                                  (A) establish one or more lockboxes (each a "LOCKBOX") with the Lockbox Bank and open and establish for the benefit of the Agent, for itself and for the benefit of the Lenders, an account or accounts at the Lockbox Bank (each a "LOCKBOX ACCOUNT") into which all receipts in the corresponding Lockboxes will be deposited;

                                  (B)   enter into Lockbox/Deposit Account
                         Control Agreement for each Lockbox Account, as required by the Agent;

                                  (C)   instruct all of its respective account
                         debtors on the Accounts to remit all payments to its respective Lockboxes; and

                                  (D)   cause all amounts received by each
                         Credit Party from any account debtor to be promptly deposited into a Lockbox Account or the Cash Concentration Account or, in the case of any other cash received from any other source (other than any amounts required to be paid over to the Agent pursuant to
                         SECTION 2.3(b) and subject to the allowances provided in SECTIONS 9.10 and 9.11), into a Lockbox Account, the Cash Concentration Account, or any other deposit account which is subject to a Lockbox/Deposit Account Control Agreement or is otherwise subject to "control" of the Agent as such term is used in Article 9 of the UCC.

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

                         (ii) All receipts held in each Lockbox shall be remitted daily to the appropriate Lockbox Account. All funds deposited into the Lockbox Accounts on each Business Day shall be transferred to the Cash Concentration Account. All funds on deposit in the Cash Concentration Account shall be applied from time to time as provided in SECTIONS 2.4(a) and 2.9; PROVIDED, HOWEVER, from time to time, without the Borrower's further consent or authorization, the Agent may apply any funds on deposit in the Cash Concentration Account to any Obligations which are then due and payable. All amounts received directly by any Credit Party from any account debtor or any other source shall be held in trust by such Credit Party and, as applicable, promptly deposited into the applicable Lockbox Account or, if made by wire transfer, directly to the Cash Concentration Account, or to the account specified in SECTION 2.3(b)(iii).

                         (iii)    All funds deposited into the Cash
                Concentration Account (whether from any Lockbox Account, any Third Party Account, or otherwise) shall immediately become the property of the Agent, and the Borrower shall, and shall cause each other Credit Party to, obtain the agreement by the Lockbox Bank to waive any offset rights against the funds so deposited. The Agent assumes no responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Bank thereunder.

                         (iv) The Parent shall not, nor shall it permit any other Credit Party to, close any Lockboxes or open new Lockboxes without the prior written consent of the Agent and subject to prior execution and delivery to the Agent of Lockbox/Deposit Account Control Agreements consistent with the provisions of this SECTION 2.4(b) and in form and substance satisfactory to the Agent and its counsel.

                         (v) Any of this Section 2.4(b) to the contrary notwithstanding, the parties hereto acknowledge and agree that the Borrower and the other Credit Parties have existing deposit accounts which are maintained at financial institutions other than the Lockbox Bank for purposes of collecting payment from their respective account debtors (collectively, the "THIRD PARTY ACCOUNTS") and that they may continue to maintain such other accounts for six (6) months following the Closing Date (or for such longer period as may be agreed to in writing by the Agent), subject to the following:

                                  (A) the only accounts which are "Third Party Accounts" are those which are in existence on the Closing Date and listed in, and clearly identified as Third Party Accounts in, SCHEDULE 9.10;

                                  (B) each Third Party Account must at all times be subject to a Lockbox/Deposit Account Control Agreement;

                                  (C)   commencing on the Closing Date and
                         thereafter, (1) each Credit Party will exercise its reasonable best efforts to cause its account

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                         debtors to make payment to a Lockbox as provided above
                         and (2) no Credit Party shall have any right, and shall not, direct any funds from any Third Party Account (other than to a Lockbox Account or the Cash Concentration Account) without the Agent's prior written consent;

                                  (D)   the Borrower, for itself and on behalf
                         of the other Credit Parties, acknowledges and agrees that the Agent may, as frequently as it so desires (including, without limitation, on a daily basis) direct the financial institution at which such Third Party Account is maintained to transfer all funds therein (to the extent collected and available) to the Cash Concentration Account (it being agreed that the Borrower shall provide all necessary cooperation with respect to having such financial institution enter into a Lockbox/Deposit Account Control Agreement and to having all of such funds on deposit in a Third Party Account directed to the Cash Concentration Account);

                                  (E)   no Credit Party may close any Third
                         Party Account without giving notice to the Agent; and

                                  (F)   the Borrower represents and warrants
                         that the primary reason for the continued maintenance of the Third Party Accounts is to capture payments mistakenly sent by the Credit Parties' account debtors to a Third Party Account rather than to a Lockbox (after such account debtors have been instructed to make payment to a Lockbox as provided above).

                (c) The Borrower, for itself and on behalf of each Credit Party, hereby authorizes each Lender to charge from time to time against any or all of each Credit Party's accounts with such Lender any of the Obligations which are then due and payable. Each Lender receiving any payment as a result of charging any such account shall promptly notify the Agent thereof and make such arrangements as the Agent shall request to share the benefit thereof in accordance with
         SECTION 2.8.

                (d) Except as otherwise provided herein with respect to Eurodollar Loans, any payments falling due under this Credit Agreement on a day other than a Business Day shall be due and payable on the next succeeding Business Day and shall accrue interest at the applicable interest rate provided for in this Credit Agreement to but excluding such Business Day. Except as otherwise provided herein, computation of interest and fees (including, without limitation, the Fees) hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days.

         2.5    MAINTENANCE OF ACCOUNT.

         The Agent shall maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Term Loans, the Letter of Credit Obligations and any other Obligations, including any and all costs, expenses and

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attorney's fees which the Agent may incur, including, without limitation, in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement or the Accounts, or any Obligations owing to the Lenders by the Borrower. The Borrower will be credited in accordance with SECTION 2.4(b)(ii) above, with all amounts received by the Lenders from the Borrower, any Credit Party, or from others for the Borrower's or any other Credit Party's account (to the extent such amounts are applied to the Obligations), including, as above set forth, all amounts received by the Agent in payment of Accounts. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Credit Parties' contracts or obligations relating to the Accounts.

         2.6    STATEMENT OF ACCOUNT

         Within fifteen (15) days after the end of each month the Agent shall send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrower during that month. The monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated between the Borrower and the Lenders unless the Agent receives a written statement of the Borrower's exceptions within thirty (30) days after same is mailed to the Borrower.

         2.7    TAXES.

                (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in SECTION 2.7(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender or franchise taxes or other similar payments pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein (the "Excluded Taxes")) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Payment Taxes"). If any Payment Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Payment Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or any other Credit Document, after withholding or deduction for or on account of any Payment Taxes, will not be less than the amount provided for herein or therein. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Payment Taxes so levied or imposed and paid by such Lender.

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                (b)      Each Foreign Lender agrees to deliver to the Borrower
         and the Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to SECTION 14.5(c) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Foreign Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN, W-8 ECI or W-8 IMY, as applicable (or successor forms) certifying such Foreign Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note. In addition, each Foreign Lender agrees that it will deliver updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Foreign Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in SECTION 2.7(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Payment Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Foreign Lender to the extent that such Foreign Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and
         (y) the Borrower shall not be obligated pursuant to SECTION 2.7(a) hereof to gross-up payments to be made to a Foreign Lender in respect of Payment Taxes imposed by the United States if such Foreign Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this SECTION 2.7(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this SECTION 2.7, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in SECTION 2.7(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Payment Taxes.

                (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this
         SECTION 2.7; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

                (d) If the Borrower pays any additional amount pursuant to this SECTION 2.7 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; PROVIDED that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an

                                       52
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         amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this
         SECTION 2.7, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this SECTION 2.7 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this
         SECTION 2.7(a) to the Borrower or any other party.

                (e) In addition, the Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar Taxes or any other excise or property Taxes, charges or similar levies that arise at any time or from time to time (other than Excluded Taxes) (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of any Lender under any Credit Documents to any other Lender or Lenders or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

                (f) The Borrower will indemnify each Lender and the Agent for the full amount of Payment Taxes (including, without limitation and without duplication, any Payment Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.7), subject to (i) the exclusion set out in the first sentence of SECTION 2.7(a), and (ii) the provisions of SECTION 2.7(b), and will indemnify each Lender and the Agent for the full amount of Other Taxes (including, without limitation and without duplication, any Payment Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.7) paid by such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made hereunder, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Payment Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                (g) Within thirty (30) days after the date of any payment of Payment Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in SECTION 14.4, the original or certified copy of a receipt evidencing payment thereof.

                (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.7 shall survive the payment in full of all Obligations hereunder and under any Notes.

         2.8    SHARING OF PAYMENTS.

         If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans of any Type (or all Loans, during the continuance of an Event of Default) made by it in excess of its pro rata share of such payment as provided in this Credit Agreement or its participation in Letters of Credit in excess of its Participation Interest therein as provided for in this Credit Agreement, such Lender shall

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forthwith purchase from the other applicable Lenders such participations in the
Loans of such Type (or all Loans, during the continuance of an Event of Default) made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Credit Agreement; PROVIDED, HOWEVER, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.8 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         2.9    ALLOCATION OF PAYMENTS; PRO RATA TREATMENT.

                (a) ALLOCATION OF PAYMENTS PRIOR TO EVENT OF DEFAULT; PAYMENTS GENERALLY. Each borrowing of Revolving Loans and any reduction of the Revolving Credit Commitments shall be made PRO RATA according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any Fees then due and owing pursuant to ARTICLE IV, second, to interest then due and owing in respect of the Loans and, third, to principal then due and owing hereunder and under the Loans. Each payment on account of any Fees pursuant to Section ARTICLE IV shall be made PRO RATA in accordance with the respective amounts due and owing (except the Issuing Bank Fees which shall be payable solely to the Issuing Bank). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans of any Type shall be allocated PRO RATA among the Lenders in accordance with the respective principal amounts of their outstanding Loans of such Type. Payments made pursuant to SECTION 4.9 shall be applied in accordance with such Section. Each voluntary and mandatory prepayment on account of principal of the Loans shall be applied in accordance with SECTION 2.3(a) or (b), as applicable.

                (b) ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT AND COLLATERAL PROCEEDS. Notwithstanding any other provisions of this Credit Agreement or any other Credit Document to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Obligations (whether in an insolvency or bankruptcy case or proceeding or otherwise) or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral (including, without limitation, any funds on deposit in any Lockbox Account, Third Party Account, other deposit account, or the Cash Concentration Account) shall be paid over or delivered as follows:

                         FIRST, to the payment of (i) all reasonable
                out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in

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                connection with enforcing the rights of the Lenders under the
                Credit Documents, (ii) any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Security Documents, and (iii) the first $1,000,000 of all liabilities and obligations then outstanding which arose from or in connection with any Cash Management Products provided by the Lenders or the Agent since the Petition Date;

                         SECOND, to payment of any fees owed to the Agent or an
                Issuing Bank hereunder or under any other Credit Document;

                         THIRD, to the payment of all reasonable out-of-pocket
                costs and expenses (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                         FOURTH, to the payment of all Obligations consisting of
                accrued fees and interest payable to the Lenders hereunder;

                         FIFTH, to the payment of the outstanding principal
                amount of the Loans and to the payment or cash collateralization of the Letters of Credit Obligations, pro rata, as set forth below;

                         SIXTH, to the payment of all liabilities and
                obligations now or hereafter arising from or in connection with any Cash Management Products provided by the Lenders or the Agent (other than those paid pursuant to clause "FIRST" above) and, with respect to any Lender Hedging Agreement, to the extent such Lender Hedging Agreement is permitted by this Agreement, any fees, premiums and scheduled periodic payments due under such Lender Hedging Agreement and any interest accrued thereon, along with any breakage, termination or other payments due under such Lender Hedging Agreement;

                         SEVENTH, to all other Obligations which shall have
                become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "SIXTH" above; and

                         EIGHTH, to the payment of the surplus, if any, to
                whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that its then outstanding Loans, Letters of Credit Obligations and obligations outstanding under the Lender Hedging Agreements permitted by this Agreement bears to the aggregate then outstanding Loans, Letters of Credit Obligations, and obligations outstanding under the Lender Hedging Agreements) of amounts available to be applied pursuant to clauses "FOURTH," "FIFTH," and "SEVENTH" above; (c) each of the Lenders (or Affiliate) or the Agent providing Cash Management Products or party to any Lender Hedging Agreement shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding liabilities and obligations under the Cash Management Products provided by it and under Lender Hedging

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Agreements provided by it and permitted by this Agreement bears to the aggregate then outstanding liabilities and obligations under all of the Cash Management Products and under all of the Lender Hedging Agreements) of amounts available to be applied pursuant to clause SIXTH, and (d) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account (which account shall be an interest bearing checking account) and applied (x) first, to reimburse the Issuing Bank from time to time for any drawings under such Letters of Credit and
(y) then, following the expiration of all Letters of Credit, to all other obligations described above, beginning at clause "FIRST").

         2.10   EXTENSIONS AND CONVERSIONS.

         Subject to the terms of ARTICLE V, the Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans into a subsequent permissible Interest Period, to convert Base Rate Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans; PROVIDED, HOWEVER, that (i) except as provided in SECTION 4.10, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" and shall be in such minimum amounts as provided in with respect to Revolving Loans, SECTION 2.1(d)(i) and with respect to the Term Loans, SECTION 2.2(c), and (iv) no more than ten (10) separate Eurodollar Loans shall be outstanding hereunder at any time for all Types of Loans. Each such extension or conversion shall be effected by the Borrower by giving a written Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in ARTICLE
V. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.1    ISSUANCE.

         Subject to the terms and conditions hereof and of the Letter of Credit Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the LC

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Lenders will participate to the extent of their respective Participation
Interests in the issuance by the Issuing Bank from time to time of such Letters of Credit in Dollars from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Bank; PROVIDED, HOWEVER, that (a) the Letter of Credit Obligations shall not at any time exceed an amount (the "LETTER OF CREDIT COMMITTED AMOUNT") equal to THIRTY-FIVE MILLION DOLLARS ($35,000,000) and (b) the sum of the aggregate principal amount of outstanding Revolving Loans PLUS the Letter of Credit Obligations shall not at any time exceed the lesser of (i) the Revolving Credit Committed Amount and (ii) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall comply with the related Letter of Credit Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. The Existing Letters of Credit shall be deemed to have been issued hereunder on the Closing Date, and no request for issuance thereof need be made.

         3.2    NOTICE AND REPORTS.

         The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, upon request, disseminate to each of the LC Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date as well as any payment or expirations which may have occurred.

         3.3    PARTICIPATION; EXISTING LETTERS OF CREDIT.

                (a) Each LC Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Participation Interest of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its Participation Interest of the Letter of Credit Obligations arising from such Letter of Credit. Without limiting the scope and nature of each LC Lender's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such LC Lender shall make a Loan or pay to the Issuing Bank its Participation Interest of such unreimbursed drawing pursuant to the provisions of
         SECTION 3.4. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

                (b) Each of the Borrower, the LC Lenders, and the Agent acknowledges and agrees that each Existing Letter of Credit shall be deemed to have been issued hereunder and that such LC Lender shall be deemed to have purchased a participation in each Existing Letter of Credit in the amount of such LC Lender's Participation Interest therein

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

         and otherwise on the same terms as are applicable to a Letter of Credit originally issued hereunder; PROVIDED, HOWEVER, that no Existing Letter of Credit shall be deemed issued hereunder until such time as the Closing Date shall have occurred.

         3.4    REPAYMENT WITH LOANS; PURCHASE OF PARTICIPATIONS.

                (a) Upon the occurrence of any draw under a Letter of Credit, the Issuing Bank shall notify the Agent of such draw, and the Agent shall notify the Revolving Lenders and, in the case of a drawing under an Existing Letter of Credit, both the Revolving Lenders and the FRTO Lenders, of such draw. A draw under any Letter of Credit shall be deemed to be a request made by the Borrower that, (i) with respect to a drawing under a New Letter of Credit, each Revolving Lender make a Revolving Loan in an aggregate amount equal to such Revolving Lender's Participation Interest in such draw and (ii) with respect to a drawing under an Existing Letter of Credit, each Revolving Lender make a Revolving Loan in an aggregate amount equal to such Revolving Lender's Participation Interest in such draw and each FRTO Lender make an FRTO Loan in an aggregate amount equal to its Participation Interest in such draw.

                (b) Each LC Lender agrees that, if notice of a draw under a Letter of Credit is delivered to such LC Lender before 2:00 P.M. on a Business Day, then such LC Lender will make its requested Revolving Loan or FRTO Loan, as applicable, on the date such notice was delivered, and, in all other cases, before 12:00 P.M. on the immediately following Business Day. The proceeds of such Loans shall be paid by the Agent to the Issuing Bank as reimbursement of such draw. Each LC Lender's Loan made pursuant to this SECTION 3.4 shall be equal to such LC Lender's Participation Interest in such draw, and shall be made as a Revolving Loan, if such LC Lender is a Revolving Lender, and as an FRTO Loan, if such LC Lender is an FRTO Lender. Each Loan made pursuant to this SECTION 3.4 (i) shall be made initially only as a Base Rate Loan (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(d)(i) with respect thereto); (ii) shall be made in immediately available funds; and (iii) shall be made without regard to any termination of the Commitments pursuant to
         SECTION 11.2. Each LC Lender hereby irrevocably agrees to make the Loans provided for in this SECTION 3.4 in the amount of its Participation Interest in any draw under any Letter of Credit and in the manner and on the date specified herein, without any offset, abatement, withholding or reduction whatsoever, and notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans or FRTO Loans otherwise required hereunder,
         (ii) whether any conditions specified in Article V are then satisfied,
         (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan or FRTO Loan, as applicable, to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans or FRTO Loans are otherwise permitted to be made hereunder, (vi) acceleration of the Obligations, or (vii) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.

                (c)      In the event that any Revolving Loan or FRTO
         Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of

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         the commencement of a bankruptcy or insolvency proceeding with respect to the Borrower), then each LC Lender having an interest in such Letter of Credit hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding Letter of Credit Obligations arising from such Letter of Credit as shall be necessary to cause each such LC Lender to share in such Letter of Credit Obligations ratably (based upon the respective Participation Interests therein, provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing LC Lender shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrower in accordance with the terms of this section, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan or FRTO Loan advance, as applicable, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. Each LC Lender's obligation to make such payment to the Issuing Bank pursuant to this clause (c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by an LC Lender to the Issuing Bank pursuant to this clause (c), such LC Lender shall, automatically and without any further action on the part of the Issuing Bank or such LC Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the Letter of Credit Obligation and in the interest thereon and in the related Letter of Credit Documents, and shall have a claim against the Borrower with respect thereto. If such LC Lender does not pay such amount to the Issuing Bank in full upon such request, such LC Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such LC Lender pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such LC Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate

                (d) The Borrower shall, as applicable, repay any Revolving or FRTO Loans made for purposes of reimbursing the Issuing Bank as provided herein, reimburse the Issuing Bank (whether through the making of Loans or otherwise) for any draw under any Letter of Credit, and reimburse the LC Lenders for their reimbursement of the Issuing Bank for any such draw, all of which shall be absolute and unconditional (but without duplication) under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Agent, the LC Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the

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         Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

         3.5    RENEWAL, EXTENSION.

         The renewal or extension of any New Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new New Letter of Credit hereunder. An Existing Letter of Credit shall remain an Existing Letter of Credit, any renewals or extensions thereto notwithstanding. Moreover, any letter of credit which is issued in replacement or substitution of any Existing Letter of Credit shall continue to constitute an Existing Letter of Credit, so long as such letter of credit is issued for substantially the same purpose as the Existing Letter of Credit being replaced or substituted.

         3.6    UNIFORM CUSTOMS AND PRACTICES.

         The Issuing Bank may provide that the Letters of Credit shall be subject to the UCP, in which case the UCP may be incorporated by reference therein and deemed in all respects to be a part thereof.

         3.7    INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES.

                (a)      In addition to their other obligations under this
         ARTICLE III, the Borrower agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of Government Acts.

                (b) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (v) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

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

                (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

                (d) Nothing in this SECTION 3.7 is intended to limit the reimbursement obligations of the Borrower contained in SECTION 3.4 above. The obligations of the Borrower under this SECTION 3.7 shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.

                (e) Notwithstanding anything to the contrary contained in this SECTION 3.7, the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank (i) arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         3.8    RESPONSIBILITY OF ISSUING BANK.

         It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the LC Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in ARTICLE III OR V have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this
ARTICLE III shall be deemed to prejudice the right of any LC Lender to recover from the Issuing Bank any amounts made available by such LC Lender to the Issuing Bank pursuant to this ARTICLE III in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

         3.9    CONFLICT WITH LETTER OF CREDIT DOCUMENTS.

         In the event of any conflict between this Credit Agreement and any Letter of Credit Document (including any letter of credit application), this Credit Agreement shall control.

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                                   ARTICLE IV

                                INTEREST AND FEES

         4.1    INTEREST ON LOANS.

         Subject to the provisions of SECTION 4.2, the Loans shall bear interest as follows:

                (a) BASE RATE LOANS. During such periods as the Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage; and

                (b) EURODOLLAR LOANS. During such periods as the Loans shall be comprised of Eurodollar Loans, each such Eurodollar Loan shall bear interest at a per annum rate equal to the sum of the Eurodollar Rate plus the Applicable Percentage.

         Interest on the Loans shall be payable in arrears on each Interest Payment Date.

         4.2    INTEREST AFTER EVENT OF DEFAULT.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then at a rate equal to the Base Rate, PLUS the Applicable Percentage for Base Rate Loans, PLUS 2% per annum).

         4.3    UNUSED LINE FEE.

         At the end of each calendar month the Borrower shall pay to the Agent for the benefit of the Revolving Lenders the Unused Line Fee due in respect of such calendar month.

         4.4    AGENT'S FEES; UPFRONT FEE.

         On the Closing Date, Borrower shall pay to the Agent the Upfront Fee and all other Fees and amounts that are required to be paid on the Closing Date pursuant to Section 5.1(t). Thereafter, the Borrower shall pay all fees required to be paid to the Agent under the Fee Letter at the times and in the amounts set forth therein.

         4.5    LETTER OF CREDIT FEES.

                (a) STANDBY LETTER OF CREDIT FEE. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each LC Lender a fee (the "STANDBY LETTER OF CREDIT FEE") on such LC Lender's Participation Interest of the average daily maximum amount available to be drawn under each such Standby Letter of Credit computed at a per annum rate for each day from the date of issuance (or the Closing Date, as to the Existing Letters of Credit) to the date of expiration equal to the Applicable Percentage for Eurodollar Loans. The Standby Letter

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         of Credit Fee will be payable quarterly in arrears on the last day of each of the Borrower's fiscal quarters.

                (b) TRADE LETTER OF CREDIT DRAWING FEE. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each LC Lender a fee (the "TRADE LETTER OF CREDIT FEE") equal to 1.00% on such LC Lender's Participation Interest of the amount of each drawing under any such Trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under the applicable Trade Letter of Credit.

                (c) ISSUING BANK FEES. In addition to the Standby Letter of Credit Fee payable pursuant to clause (a) above and the Trade Letter of Credit Fee payable pursuant to clause (b) above, the Borrower promises to pay to the Issuing Bank for its own account without sharing by the other LC Lenders (i) a fronting fee on the Letter of Credit Obligations corresponding to all Letters of Credit issued or deemed issued by such Issuing Bank at a rate of 0.25% per annum, payable quarterly, in arrears, on the last day of each of the Borrower's fiscal quarters,
         (ii) all other fees agreed to by the Borrower and the Issuing Bank from time to time, and (iii) the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit, plus (collectively, the "ISSUING BANK FEES").

         4.6    AUTHORIZATION TO CHARGE ACCOUNT.

         The Borrower hereby authorizes the Agent to charge the Borrower's Revolving Loan accounts with the amount of all payments and fees due hereunder to the Lenders, the Agent and the Issuing Bank as and when such payments become due. The Borrower confirms that any charges which the Agent may so make to the Borrower's Revolving Loan accounts as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

         4.7    INDEMNIFICATION IN CERTAIN EVENTS.

         If after the Closing Date, (a) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Funding Bank or any of the Lenders, (b) a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority, or
(c) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (c), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders'

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policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(a), (b) or (c) is or results in an increase in the cost to any of the Lenders of funding or maintaining the Revolving Credit Committed Amount, the Revolving Loans, the Term Loans or the Letters of Credit, then the Borrower shall from time to time upon demand by the Agent, pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost; PROVIDED, HOWEVER, that the Borrower shall not be obligated to pay any such amount if the Lender or Funding Bank otherwise entitled to payment thereof shall not have notified the Borrower of such amount within 180 days of the date it becomes aware that such adoption, change or compliance resulted in increased costs. A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Agent and shall be conclusive and binding absent manifest error.

         4.8    INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, (a) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (b) the Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period, or (c) Dollar deposits in the principal amounts of the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (iii) each outstanding Eurodollar Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         4.9    ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to

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Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to
SECTION 4.10.

         4.10   FUNDING INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or extension of Eurodollar Loans after the Borrower have given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower have given a notice thereof in accordance with the provisions of this Credit Agreement, and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein OVER (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         The obligation of the Lenders to make the Term Loans or any Revolving Loan or of the Issuing Bank to issue any New Letter of Credit hereunder is subject to the reasonable satisfaction of the following conditions precedent, unless such satisfaction shall have been waived in writing as set forth below immediately prior to or concurrently with the making of such Term Loans or any Revolving Loan or issuance of such New Letter of Credit:

         5.1    CLOSING CONDITIONS.

         The obligation of each Lender to make the Loans and/or of the Issuing Bank to issue New Letters of Credit hereunder shall be subject to the satisfaction or waiver in writing by the Agent, in its reasonable discretion, on or before the Closing Date, of the following conditions precedent:

                (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Agent of duly executed copies of this Credit Agreement; any requested Notes; the Security Documents; and all other Credit Documents, each in form and substance acceptable to the Agent.

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                (b)      ORGANIZATIONAL DOCUMENTS. Receipt by the Agent of the
         following:

                         (i) CHARTER DOCUMENTS. Copies of the articles or certificates of incorporation or other formation or charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                         (ii) BYLAWS. A copy of the bylaws or operating agreement or similar agreement of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                         (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors or similar managing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                         (iv) GOOD STANDING. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation or organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and
                (ii) to the extent available, a certificate indicating payment of all corporate or other franchise taxes certified as of a recent date by the appropriate taxing Governmental Authorities.

                         (v) INCUMBENCY. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                (c) FINANCIAL STATEMENTS; PROJECTIONS; AND ANNUAL BUDGET. Receipt by the Agent and the Lenders, in form and substance reasonably satisfactory to the Agent, of (i) the financial statements and the accountants' opinion and management letter prepared in connection therewith described in Section 6.6 and such other information relating to the Parent and the Subsidiaries as the Agent may reasonably require in connection with the structuring and syndication credit facilities of the type described herein, (ii) the Projections, and (iii) an initial Annual Budget for the Parent's fiscal year ending on or about December 31, 2004.

                (d) OPINIONS OF COUNSEL. Receipt by the Agent of a customary opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability, no conflicts with, or defaults under, material contracts, and attachment and perfection of liens), reasonably satisfactory to the Agent, addressed to the

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         Agent and the Lenders and dated the Closing Date, from legal counsel to the Credit Parties.

                (e) PERSONAL PROPERTY COLLATERAL. The Agent shall have received:

                         (i) UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                         (ii) such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                         (iii) all certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers or other appropriate assignments attached thereto;

                         (iv) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral to the extent required under the Security Documents;

                         (v) duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral, including, without limitation, such Acknowledgment Agreements from lessors of real property, warehousemen and other third parties as the Agent may require; and

                         (vi) to the extent required herein or in the Security Documents, Lockbox/Deposit Account Control Agreement (or, with respect to Third-Party Accounts, ratification letters in form and substance reasonably satisfactory to the Agent) to the extent required by SECTION 2.4(b)(v) for all Credit Parties' deposit or other accounts, including, without limitation, all Third-Party Accounts, all Lockbox Accounts, and the Cash Concentration Account.

                (f) REAL PROPERTY COLLATERAL. Receipt by Agent of the following:

                         (i) Fully executed and notarized Mortgages encumbering the fee interest of the Credit Parties in the Mortgaged Properties.

                         (ii) The Agent shall have received, and the title insurance company issuing the Mortgagee Policies (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the real property covered by the Mortgages certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to each of the Agent and the Title Insurance Company, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue the

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                Mortgagee Policies without exception for "Survey matters", except for matters as are reasonably acceptable to the Agent.

                         (iii) Mortgagee Policies, in amounts not less than the respective amounts designated in SCHEDULE 6.19 with respect to any particular Mortgaged Property, assuring the Agent that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgagee Policies shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent.

                         (iv) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether
                (i) any Mortgaged Property is a Flood Hazard Property and (ii) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program.

                         (v) If there are any Flood Hazard Properties, the Borrower's written acknowledgment of receipt of written notification from the Agent (i) as to the existence of each such Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

                         (vi) Either (A) receipt by the Agent of a zoning endorsement in form and substance reasonably satisfactory to the Agent or (B) evidence satisfactory to the Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning may be in the form of a "zoning letter" from the municipality or other applicable jurisdiction in which the applicable property is located and should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons.

                         (vii) UCC fixture financing statements for each Mortgaged Property to be filed in the appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's lien on such Mortgaged Property.

                (g) PRIORITY OF LIENS. The Agent shall have received satisfactory evidence that (i) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

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                (h)      OPENING BORROWING BASE CERTIFICATE. Receipt by the
         Agent of a Borrowing Base Certificate dated as of the last day of the fiscal week immediately preceding the week in which the Closing Date occurs and certified by the chief financial officer of the Parent to be true and correct as of the Closing Date, based on the most recent financial data and information available to the Borrower and acceptable to the Agent.

                (i) EVIDENCE OF INSURANCE. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, without limitation, naming the Agent as loss payee on behalf of the Lenders and as additional insured and copies of credit insurance policies insuring foreign Accounts to be included as Eligible Accounts Receivable.

                (j) CORPORATE STRUCTURE. The corporate capital and ownership structure of the Parent and its Subsidiaries shall be as described in SCHEDULE 6.9.

                (k) GOVERNMENTAL, SHAREHOLDER AND THIRD PARTY CONSENTS. Receipt by the Agent of evidence that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions and the related financings contemplated hereby and by the Senior Subordinated Notes Conversion and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

                (l) LITIGATION. There shall not exist any pending or threatened action, suit, investigation or proceeding against any Credit Party or its assets that could reasonably be expected to (i) have a Material Adverse Effect or (ii) affect any transaction contemplated by this Credit Agreement, by any other Credit Document, or by the Senior Subordinated Notes Conversion or the ability of the Credit Parties to perform their respective obligations under the Credit Documents or to perform their respective obligations in connection with the Senior Subordinated Notes Conversion.

                (m) OUTSTANDING INDEBTEDNESS. Receipt by the Agent of evidence that, after giving effect to the making of the Loans made on the Closing Date and the consummation of the Senior Subordinated Notes Conversion, (i) the Credit Parties' Funded Indebtedness shall not exceed $500,000,000.00 and (ii) the Credit Parties shall be in compliance with all existing financial obligations under their respective contracts and agreements relating to or evidencing Indebtedness.

                (n) SOLVENCY CERTIFICATE. Receipt by the Agent of a Solvency Certificate for the Borrower.

                (o) OFFICER'S CERTIFICATES. Receipt by the Agent of a certificate or certificates executed by the president or chief financial officer of the Parent as of the Closing Date stating that (i) after giving effect to the making of the Loans and application of the proceeds thereof, each Credit Party is in compliance with all existing financial

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         obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each of the Credit Parties is solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Borrower is in compliance with each of the financial covenants set forth in ARTICLE VIII.

                (p) FEES AND EXPENSES. Payment by the Borrower of any outstanding principal and accrued and unpaid interest, and all fees and expenses, owed by them to the "DIP Lenders" (as such term is defined in the Reorganization Plan) and all fees and expenses owing by them to the Agent for the DIP Lenders.

                (q) SOURCES AND USES; PAYMENT INSTRUCTIONS. Receipt by the Agent of (a) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Borrower in connection with the transactions contemplated by the Credit Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (b) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Borrower on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

                (r) ACCOUNT DESIGNATION LETTER. Receipt by the Agent of an Account Designation Letter.

                (s) MATERIAL ADVERSE CHANGE. (i) No Material Adverse Change, or development which could reasonably be expected to have a Material Adverse Effect, shall have occurred since the Petition Date (other than the commencement of the Cases and events of the type typically resulting from the filing of actions such as the Cases), (ii) no occurrence or event which could reasonably be expected to have a Material Adverse Effect shall have occurred since the Petition Date and be continuing (other than the commencement of the Cases and events of the type typically resulting from the filing of actions such as the Cases) and (iii) on or prior to the Closing Date, there shall not have occurred a substantial impairment of the financial markets generally which, in the opinion of the Agent, has materially and adversely affected the transactions contemplated hereby.

                (t) FEES. On or prior to the Closing Date, the Agent shall have received, for its account or the account of the Lenders, as applicable, payment in full of the fees

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         required to be paid to the Agent or the Lenders under or in connection with this Agreement on the Closing Date (including the Fees), and the Agent shall have received evidence satisfactory to the Agent that the reasonable fees and expenses of the Agent's and the Lenders' counsel, financial advisors, appraisers, commercial finance examiners, and other advisors incurred or accrued through the Closing Date have been paid.

                (u) MINIMUM EXCESS AVAILABILITY; ESCROW OF EXCESS CASH AND CASH EQUIVALENTS. Receipt by the Agent (i) of evidence satisfactory to the Agent that the Borrower has Excess Availability of at least $20,000,000 as of the Closing Date, after giving effect to the payment of fees and expenses associated with the closing of this Credit Agreement, the making of the Loans and other extensions of credit and the application of the proceeds thereof to be made on the Closing Date and after deductions for past due payables and other obligations and after the making of payments on the Closing Date of Revolving Loans deemed to have been funded pursuant to Section 2.1(d)(i) from cash on hand and (ii) for retention by the Agent in escrow in an account owned by the Agent (pending release from such escrow in accordance with SECTION 8.3) of the amount by which the sum of all of the Credit Parties' cash and Cash Equivalents as of the Closing Date exceeds $30,000,000, after giving effect to the payment of fees and expenses associated with the closing of this Credit Agreement, the making of the Loans and other extensions of credit and the application of the proceeds thereof to be made on the Closing Date and after deductions for past due payables and other obligations and payments on the Revolving Loans described in clause (i), above.

                (v)      BANKRUPTCY AND RELATED MATTERS.

                         (i) The Confirmation Order shall have been entered on the docket of the Bankruptcy Court for the Cases (and shall not have been amended, supplemented, stayed, vacated, reversed, rescinded or otherwise modified without the prior written consent of the Agent) and all conditions precedent to the effectiveness thereof and to the effectiveness of the Reorganization Plan set forth in ARTICLE IX of the Reorganization Plan shall have been satisfied (or waived in accordance with the terms thereof).

                         (ii) The Confirmation Order shall not have been appealed, neither the Parent nor any of its Subsidiaries shall have any knowledge of the filing of any appeal, or the intent to file any appeal, of the Confirmation Order, and any applicable period during which any Person may file any appeal with respect to the Confirmation Order shall have expired.

                         (iii) The Agent shall have received a certified copy of the Confirmation Order.

                         (iv) The Parent shall have paid or shall have caused payment of all items required to be paid pursuant to
                ARTICLE III.B.2.(c) of the Reorganization Plan.

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                         (v)      All conditions precedent to the effectiveness
                of the Senior Subordinated Notes Conversion shall have been satisfied (but for the effectiveness of this Agreement).

                         (vi) The corporate and capital structure of the Borrower and its Subsidiaries (including the organizational documents thereof), all shareholder or other equityholder agreements respecting the Borrower or any of its Subsidiaries, and the management of the Borrower and its Subsidiaries shall each exist in such form and status as is required by the Reorganization Plan (as determined by the Agent in its sole discretion).

                (w) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, without limitation, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties.

         5.2    CONDITION TO ALL LOANS AND LETTERS OF CREDIT.

                (a) On the date of the making of any Term Loan, Revolving Loan or the issuance of any Letter of Credit, both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the reasonable satisfaction of the Agent (and each request for a Term Loan, a Revolving Loan and request for a Letter of Credit, and the acceptance by the Borrower of the proceeds of such Term Loan, Revolving Loan or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                         (i) the representations and warranties contained in this Credit Agreement are true and correct in all material respects on and as of the date of such Term Loan, Revolving Loan or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date);

                         (ii) no event has occurred and is continuing, or would result from such Term Loan, Revolving Loan or issuance of such Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement; and

                         (iii) no Material Adverse Change, or development reasonably likely to have a Material Adverse Effect shall have occurred and be continuing.

                (b) REQUEST FOR BORROWING. On or before the date of the making of any Revolving Loan, the Agent shall have received a duly delivered Notice of Borrowing and Payment containing the request for such Revolving Loan, with such information as is

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         required to be delivered in connection therewith as set forth in
         SECTION 2.1(d), unless the Agent shall have decided to honor a requested borrowing of Revolving Loans made telephonically.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and the Issuing Bank to issue the Letters of Credit, and to make available the credit facilities contemplated hereby, the Borrower (and, by execution and delivery of the Guaranty, each other Credit Party, as to itself) hereby represents and warrants to the Lenders and the Issuing Bank as of the Closing Date (and from and after the "Effective Date" (as such term is defined in the Reorganization
Plan)) and on the date of each extension of credit hereunder, as follows:

         6.1    ORGANIZATION AND QUALIFICATION.

         The Parent and each of its Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. SCHEDULE 6.1 contains a true, correct and complete list of all jurisdictions in which the Parent and its Subsidiaries are qualified and in good standing to do business as a foreign corporation or foreign limited liability company as of the Closing Date.

         6.2    SOLVENCY.

         The fair saleable value on a going concern basis of the Parent's and its Subsidiaries' assets taken as a whole exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. Neither the Parent nor any of its Subsidiaries (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due in the ordinary course of business.

         6.3    LIENS; INVENTORY.

         There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Permitted Liens. To the best knowledge of the Borrower and other Credit Parties, no lessor, warehouseman, filler, processor or packer of any Credit Party has granted any Lien with respect to the Inventory maintained by such Credit Party at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions and the termination of all Liens granted before the Closing Date pursuant to the Confirmation Order, the security interests granted pursuant to the

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Credit Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens). The Credit Parties are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except Permitted Liens. Neither the Borrower nor any other Credit Party will, and none of them will permit any of their respective Subsidiaries to, grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any third party (other than Permitted Liens).

         6.4    NO CONFLICT.

         The execution and delivery by each of the Credit Parties of those Credit Documents to which it is a party (including, without limitation, the Borrower's execution and delivery of this Credit Agreement), and the performance of the obligations of such Credit Party hereunder and thereunder, as applicable, and the consummation by such Credit Party of the transactions contemplated hereby and thereby, as applicable: (i) are within the corporate or other organizational, as the case may be, powers of such Credit Party; (ii) are duly authorized by the Board of Directors or similar managing body of such Credit Party; (iii) are not in contravention of the terms of the organizational documents of such Credit Party or of any indenture, contract, lease, agreement instrument or other commitment to which such Credit Party is a party or by which such Credit Party or any of its properties are bound; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Credit Party; and (vi) will not, except as contemplated herein or in the Security Documents for the benefit of the Agent on behalf of the Lenders, result in the imposition of any Liens upon any property of such Credit Party under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Credit Party is a party or by which it or any of its property may be bound or affected.

         6.5    ENFORCEABILITY.

         The Credit Agreement and all of the other Credit Documents are the legal, valid and binding obligations of the Credit Parties party thereto and are enforceable against such Credit Parties in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

         6.6    FINANCIAL DATA; MATERIAL ADVERSE CHANGE; PROJECTIONS.

                (a) The Borrower has furnished to the Lenders the following financial statements (the "FINANCIALS"):

                         (i) the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of, and consolidated statements of income, retained earnings and changes in financial position for the fiscal year ended December 31, 2002, audited by independent certified public accountants;

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                         (ii)     the unaudited consolidated balance sheet of
                the Borrower and its consolidated Subsidiaries as of, and consolidated statement of income, retained earnings and changes in financial position for the quarterly period ending September 30, 2003, prepared by the chief financial officer of the Parent;

                         (iii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of, and consolidated statement of income, retained earnings and changes in financial position for the monthly period ending November 30, 2003, prepared by the chief financial officer of the Parent;

                         (iv) an unaudited opening consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated December 31, 2003, prepared by the chief financial officer of the Parent.

                The Financials are, and the historical financial statements to be furnished to the Lenders in accordance with SECTION 7.1 below will be, in accordance with the books and records of the Borrower or the Parent (as applicable) and fairly present the financial condition of each of the Borrower or the Parent (as applicable) and its consolidated Subsidiaries at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved.

                (b) Since the date of the Financials, there have been no changes in the condition, financial or otherwise, of any of the Credit Parties as shown on the respective balance sheets described above, except (i) as contemplated herein and (ii) for changes in the ordinary course of business (none of which individually or in the aggregate constitutes a Material Adverse Change).

                (c) The most recently delivered Annual Budget and the Projections (i) have been based on estimates and assumptions stated therein, all of which the Parent believes to be reasonable and fair in light of current conditions and current facts know to the Parent and
         (ii) reflect the Parent's good faith and reasonable estimates of the future financial performance of the Parent and its consolidated Subsidiaries and of the other information projected therein for the period set forth therein.

         6.7    LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

         The Borrower's, each of the other Credit Parties', and each of their respective Subsidiaries' jurisdiction of domicile, principal places of business and chief executive offices are set forth in SCHEDULE 6.7 hereto, and the books and records of each of them, and all their respective chattel paper and records of accounts, are located at its respective principal places of business and chief executive offices. There is no jurisdiction in which the Borrower or any other Credit Party has any Collateral (except for vehicles, Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons, or immaterial quantities of assets, equipment or Inventory) other than those jurisdictions listed on SCHEDULE 6.7.

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SCHEDULE 6.7 is a true, correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored, (ii) the address of the chief executive offices of the Borrower, each of the other Credit Parties, and their respective Subsidiaries and (iii) the address of all offices where their respective records and books of account are kept. None of the receipts received by the Borrower or any other Credit Party from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns. The Borrower may, with the Agent's consent, update SCHEDULE 6.7 in writing from time to time.

         6.8    FICTITIOUS BUSINESS NAMES.

         Neither the Borrower nor any other Credit Parties has used any corporate or fictitious name during the five (5) years preceding the date hereof, other than the corporate name shown on its articles or certificate of incorporation or formation and as set forth on SCHEDULE 6.8. The Borrower may, with the Agent's consent, update SCHEDULE 6.8 in writing from time to time.

         6.9    SUBSIDIARIES.

         The only direct or indirect Subsidiaries of the Parent are those listed on SCHEDULE 6.9 attached hereto. The Persons identified on SCHEDULE 6.9 are the record and beneficial owner of all of the shares of Capital Stock of each of the Persons listed on SCHEDULE 6.9 as being owned by thereby, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of any of such Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of such shares are owned by such Persons free and clear of any Liens other than Permitted Liens. The Borrower may, with the Agent's consent, update SCHEDULE 6.9 in writing from time to time.

         6.10   NO JUDGMENTS OR LITIGATION.

         Except as set forth on SCHEDULE 6.10, no judgments, orders, writs or decrees are outstanding against the Borrower, any other Credit Party, or any of their respective Subsidiaries nor is there now pending or, to the best of the Parent's or the Borrower's knowledge after reasonable inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower, any other Credit Party, or any of their respective Subsidiaries, except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which could not reasonably be expected to have a Material Adverse Effect.

         6.11   NO DEFAULTS.

         Neither the Borrower nor any other Credit Party, nor any of their respective Subsidiaries, is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default has

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had or could be reasonably expected to have a Material Adverse Effect. None of the Borrower or any other Credit Party knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a Material Adverse Effect.

         6.12   NO EMPLOYEE DISPUTES.

         There are no controversies pending or, to the best of the Borrower's or any other Credit Party's knowledge after reasonable inquiry, threatened between the Borrower, any other Credit Party, or any of their respective Subsidiaries and any of their respective employees, other than those arising in the ordinary course of business which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13   COMPLIANCE WITH LAW.

         None of the Borrower, any other Credit Party, or any of their respective Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Borrower, each of the other Credit Parties, and each of their respective Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities could not reasonably be expected to have a Material Adverse Effect. None of the Borrower, the other Credit Parties, or any of their respective Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither the Borrower nor any of its Subsidiaries has any reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

         6.14   ERISA.

         None of the Borrower, any other Credit Parties, any of their respective Subsidiaries, or any ERISA Affiliate maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 6.14. Each Benefit Plan has been and is being maintained and funded in all material respects in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Each of the Borrower, the other Credit Parties, their respective Subsidiaries, and their ERISA Affiliates has fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event where the occurrence of such Termination Event is reasonably likely to result in a material liability to the

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Parent or any other Credit Party. No event or events have occurred in connection with which any of the Borrower, the other Credit Parties, their respective Subsidiaries, any ERISA Affiliate, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, would be subject to any material liability, individually or in the aggregate, under ERISA or the Internal Revenue Code with respect to any Benefit Plan.

         6.15   COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Except as disclosed on SCHEDULE 6.15 attached hereto or as could not reasonably be expected to have a Material Adverse Effect, (a) the operations of each of the Borrower, the other Credit Parties, and their respective Subsidiaries comply in all respects with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines and (b) none of the operations of the Borrower, the other Credit Parties, or their respective Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines. Except as disclosed on SCHEDULE 6.15 or as could not reasonably be expected to have a Material Adverse Effect, none of the operations of the Borrower, the other Credit Parties, or their respective Subsidiaries is the subject of any federal or state investigation evaluating whether such Person disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on SCHEDULE 6.15 or as could not reasonably be expected to have a Material Adverse Effect, none of the Borrower, the Credit Parties, or their respective Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as disclosed on SCHEDULE 6.15 or as could not reasonably be expected to have a Material Adverse Effect, none of the Borrower, the other Credit Parties, or their respective Subsidiaries has any contingent liability of which such Person has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has such Person received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

         6.16   USE OF PROCEEDS.

         All proceeds of the Loans have been, and will be, used only in accordance with SECTION 7.13.

         6.17   INTELLECTUAL PROPERTY.

         Each of the Borrower, the other Credit Parties, and their respective Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names to continue to conduct its business as heretofore conducted by it. SCHEDULE 6.17 attached hereto sets forth
(a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of such Persons, and all pending applications for any such registrations, (b) all of the patents and copyrights of the such Persons and all pending

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applications therefor and (c) all other trademarks, service marks and other marks, trade names and other trade rights used by such Persons in connection with their businesses (collectively, the "PROPRIETARY RIGHTS"). The Borrower and the other Credit Parties are collectively the owners of each of the trademarks listed on SCHEDULE 6.17 as indicated on such schedule, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks listed on SCHEDULE 6.17 is a federally registered trademark of the Borrower or the other Credit Parties having the registration number and issue date set forth on SCHEDULE 6.17. The Proprietary Rights listed on SCHEDULE 6.17 are all those used in the businesses of the Borrower, the other Credit Parties, and their respective Subsidiaries. Except as disclosed on SCHEDULE 6.17, no person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Borrower, any other Credit Party, or any of their respective Subsidiaries and no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on SCHEDULE 6.17. None of the Borrower, the other Credit Parties, or their respective Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The use of each of the Proprietary Rights by the Borrower, the other Credit Parties, and their respective Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by the Borrower, any other Credit Party, or any of their respective Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. None of the Borrower, the other Credit Parties, and their respective Subsidiaries has given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of the Borrower's, the other Credit Parties', and their respective Subsidiaries' knowledge, no Person is infringing on any of the Proprietary Rights. All of the Proprietary Rights of the Borrower, the other Credit Parties, and their respective Subsidiaries are valid and enforceable rights of the Borrower, the Credit Parties, or their respective Subsidiaries, as applicable, and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

         6.18   LICENSES AND PERMITS.

         Each of the Borrower, the other Credit Parties, and their respective Subsidiaries has obtained and holds in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted. None of the Borrower, the other Credit Parties, and their respective Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could not reasonably be expected to have a Material Adverse Effect.

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         6.19   TITLE TO PROPERTY.

         Each of the Borrower, the other Credit Parties, and their respective Subsidiaries has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property, including, without limitation, the Real Estate (all such real property and the nature of such Person's interest therein is disclosed on SCHEDULE 6.19) and (ii) good and marketable title to all of its other property (including without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of the Parent, and in each case subject to no Liens other than Permitted Liens. Each of the Borrower, the other Credit Parties, and their respective Subsidiaries enjoys peaceful and undisturbed possession of all its real property, including, without limitation, the Real Estate, and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such real property. None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect. No material default exists under any Lease. All of the Structures and other tangible assets owned, leased or used by the Borrower, any Credit Party, or any of their respective Subsidiaries in the conduct of their respective businesses are (a) insured to the extent and in a manner customary in the industry in which such Persons are engaged, (b) structurally sound with no known defects which have or could reasonably be expected to have a Material Adverse Effect, (c) in good operating condition and repair, subject to ordinary wear and tear, (d) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which is immaterial, (e) sufficient for the operation of their businesses as currently conducted and (f) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

         6.20   LABOR MATTERS.

         None of the Borrower, the other Credit Parties, or their respective Subsidiaries is engaged in any unfair labor practice. There is (a) no material unfair labor practice complaint pending against the Borrower, any Credit Party, or any of their respective Subsidiaries or, to the best knowledge of the Borrower and the other Credit Parties, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against the Borrower, any other Credit Party, or any of their respective Subsidiaries or, to the best knowledge of the Borrower and the other Credit Parties, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against any of the Borrower, the other Credit Parties, or any of their respective Subsidiaries or, to the best knowledge of the Borrower and the other Credit Parties, threatened against any of them, and (c) no union represents any of the employees of the Borrower, the other Credit Parties, or any of their respective Subsidiaries and there are no material efforts to organize a union among any of such employees.

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         6.21   INVESTMENT COMPANY, ETC.

         None of the Borrower, the other Credit Parties, or their respective Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

         6.22   MARGIN SECURITY.

         None of the Borrower, the other Credit Parties, or any of their respective Subsidiaries owns any margin stock and no portion of the proceeds of any Loans or Letters of Credit shall be used by any Credit Party for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U, T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

         6.23   NO EVENT OF DEFAULT.

         No Default or Event of Default has occurred and is continuing.

         6.24   TAXES AND TAX RETURNS.

         Each of the Borrower and the other Credit Parties has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed by the Borrower, any other Credit Party, or any of their respective Subsidiaries and paid, or caused to be paid, all amounts of taxes shown thereon to be due (including interest and penalties) and has paid, or caused to be paid, all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it or any of its Subsidiaries, except for such taxes (a) that are not yet delinquent (taking into account the relevant provisions of the Reorganization Plan) or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Borrower or the other Credit Parties is aware of any proposed material tax assessments against it or any of its respective Subsidiaries.

         6.25   NO OTHER INDEBTEDNESS.

         None of the Borrower or the other Credit Parties has any Indebtedness that is senior, pari passu or subordinated in right of payment to the Obligations to the Lenders hereunder, except for Permitted Indebtedness.

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         6.26   STATUS OF ACCOUNTS.

         Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Credit Party in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and each Credit Party's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that could reasonably be expected to have, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Effect. Each Credit Party confirms to the Lenders that any and all taxes or fees relating to the business, sales, Accounts or the goods relating thereto of such Credit Party are such Credit Party's sole responsibility and that same will be paid by such Credit Party when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

         6.27   REPRESENTATIONS AND WARRANTIES.

         As of the Closing Date, each of the representations and warranties made in the Operative Documents by the Parent or any of its Subsidiaries, and to the knowledge of the Borrower and the other Credit Parties, each other party thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

         6.28   MATERIAL CONTRACTS.

         SCHEDULE 6.28 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the date hereof. None of the Material Contracts contains provisions the performance or nonperformance of which have or could reasonably be expected to have a Material Adverse Effect. All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

         6.29   SURVIVAL OF REPRESENTATIONS.

         All representations made by any Credit Party in this Credit Agreement and in any other Credit Document shall survive the execution and delivery hereof and thereof.

         6.30   AFFILIATE TRANSACTIONS.

         Except as set forth on SCHEDULE 6.30, none of the Borrower, the other Credit Parties, or their respective Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any of such Person's Affiliates is a party except (a) in the ordinary course of and pursuant to the reasonable requirements of such Person's business and (b) upon fair and reasonable terms no less favorable to such Person than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

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         6.31   ACCURACY AND COMPLETENESS OF INFORMATION.

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Parent or any of its Subsidiaries in writing to the Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Parent or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or a certificate, opinion or other written statement made or furnished by the Parent or any of its Subsidiaries to the Agent.

         6.32   TAX SHELTER REGULATIONS.

         Neither the Borrower nor any other Credit Party intends to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Parent or the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. If the Parent or the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         6.33   ANTI-TERRORISM LAWS.

                (a) GENERAL. Neither the Parent nor any Affiliate of the Parent is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

                (b) EXECUTIVE ORDER NO. 13224. Neither the Parent nor any Affiliate of the Parent is any of the following (each a "BLOCKED PERSON"):

                         (i) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                         (ii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                         (iii) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                         (iv) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department

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                Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                         (v) a Person or entity who is affiliated with a Person or entity listed above.

                (c) Neither the Parent nor any Affiliate of the Parent (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until termination of this Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations (other than contingent indemnification obligations) due or to become due hereunder, the Borrower (and, by execution and delivery of the Guaranty, each other Credit Party, as to itself) agrees that, unless the Required Lenders shall have otherwise consented in writing:

         7.1    FINANCIAL INFORMATION.

         The Borrower will furnish to the Lenders the following information within the following time periods:

                (a) within ninety (90) days after the close of each of the Parent's (or the Borrower's) fiscal years (plus, with respect to the fiscal year ending on or about December 31, 2003, any additional number of days duly petitioned by the Borrower and granted by the Securities and Exchange Commission as an extension for the Borrower (or the Parent) to file its annual report with the SEC):

                         (i) the audited consolidated balance sheets and statements of income and retained earnings and of changes in cash flow of the Parent and its Subsidiaries, for such year, each setting forth in comparative form the corresponding figures for the preceding fiscal year, the figures from the Projections for such period, and the figures from the Annual Budget for such period, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of KPMG LLP or other Independent Accountant selected by the Parent and approved by the Required Lenders (except for, solely with respect the Parent's or the Borrower's financial statement for fiscal year 2003, a qualified opinion as to the status of the Parent or any Subsidiary as a going concern specifically with respect to such accountants' judgment concerning the Parent's or the Borrower's ability to comply with the covenants of Article VIII of this Agreement or to make payment of the Reduction Amount as required herein); and

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                         (ii)     the unaudited balance sheets, statements of
                income, and statement of cash flows of the Parent and its Subsidiaries, for such year, on a line of business basis (i.e., traffic and general rental), each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such period, each prepared in accordance with GAAP and certified by any officer described in paragraph (d) below;

                         (iii) the unaudited statements of income of the Parent and its Subsidiaries, for such year, on a regional basis, each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such period, each prepared in accordance with GAAP and certified by any officer described in paragraph (d) below;

                (b) within forty-five (45) days after the end of each fiscal quarter of the Parent:

                         (i) the unaudited balance sheets, statements of income, and statement of cash flows of the Parent and its Subsidiaries for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, each in reasonable detail and each setting forth in comparative form the figures from the comparable periods in the preceding fiscal year, the figures from the Projections for such periods, and the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such quarterly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                         (ii) the unaudited balance sheets, statements of income, and statement of cash flows of the Parent and its Subsidiaries for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, on a line of business basis (i.e., traffic and general rental), each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such quarterly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                         (iii) the unaudited statements of income of the Parent and its Subsidiaries, for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, on a regional basis, each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such quarterly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                (c) within thirty (30) days after the end of each fiscal month of the Parent:

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                         (i)      the unaudited balance sheets, statements of
                income, and statement of cash flows of the Parent and its Subsidiaries for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, each in reasonable detail and each setting forth in comparative form the figures from the comparable periods in the preceding fiscal year, the figures from the Projections for such periods (for all such periods ending in fiscal year 2004), and the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such monthly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                         (ii) the unaudited balance sheets, statements of income, and statement of cash flows of the Parent and its Subsidiaries for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, on a line of business basis (i.e., traffic and general rental), each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such monthly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                         (iii) the unaudited statements of income of the Parent and its Subsidiaries, for such period and for the period commencing at the beginning of the current fiscal year through the end of such period, on a regional basis, each in reasonable detail and each setting forth in comparative form the figures from the Annual Budget for such periods, each prepared in accordance with GAAP (except that such monthly statements need not include footnotes and year-end adjustments (other than restatements)) and certified by any officer described in paragraph (d) below;

                (d) at the time of delivery of each quarterly and annual statement, a Compliance Certificate stating that such officer has caused this Credit Agreement to be reviewed and has no knowledge of any default by any Credit Party in the performance or observance of any of the provisions of this Credit Agreement or the other Credit Documents, during such or quarter or at the end of such year, or, if such officer has such knowledge, specifying each default and the nature thereof, and showing compliance by the Parent (or such other Credit Party) as of the date of such statement with the financial covenants set forth in
         Article VIII and the other applicable covenants set forth in EXHIBIT K;

                (e) not later than 11:59 P.M. on Wednesday of each week and simultaneously with the consummation of any Asset Disposition which will result in the making of any mandatory prepayment on the Obligations as provided herein, a Borrowing Base Certificate, duly completed and certified by the Parent's chief executive officer or chief financial officer, detailing (with such level of detail as may be reasonably required by the Agent from time to time) (i) the Credit Parties' Eligible Accounts Receivable as of Friday of the immediately preceding week, (ii) Rental Equipment (on an operating-region basis)

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         as of the date of the most recent Inventory Appraisal, and (iii)
         Equipment Held for Resale and Parts and Supplies Inventory (each on an operating-region basis) as of the date of the most recent appraisal thereof. The Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement until such time as a new Borrowing Base Certificate is delivered to the Agent in accordance herewith. The Agent may, with five
         (5) days' written notice to the Borrower, require Borrowing Base Certificates to be prepared and submitted to the Lenders on a more frequent basis than weekly or on specific dates designated by the Agent;

                (f) within twenty (20) days after the end of each of the Parent's fiscal months, a written report or reports to the Lenders setting forth:

                         (i) an accounts receivable aged trial balance as of the last day of such fiscal month, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 31 to 60, 61 to 90, and over 90 days past due and shall show such aging and other information on an account debtor-by-account debtor basis; and

                         (ii) an accounts payable aging report of the Parent's and its consolidated Subsidiaries' accounts payable, duly completed and certified by the Parent's chief executive officer or chief financial officer, showing such aging and other information on a vendor-by-vendor basis;

                (g) within thirty-five (35) days after the end of each of the Parent's fiscal months, a written report or reports to the Lenders setting forth a "Management Discussion and Analysis" comparing the actual operating results of the Parent and its consolidated Subsidiaries for such fiscal month to the to the Projections and the Annual Budget and discussing, at a minimum, (A) any deviation of actual capital expenditures from those capital expenditures contemplated in the current Annual Budget and the Projections and (B) the utilization, pricing and rental revenue trends for the top six (6) equipment category classes of the Parent and its consolidated Subsidiaries, on a consolidated basis and by operating region, for such month, in form and substance reasonably satisfactory to the Agent;

                (h) within thirty (30) days after the end of each of the Parent's fiscal months, a written report to the Agent setting forth a reconciliation of each Borrowing Base reported during such month to the financial statements prepared and delivered for such month and to the Parent's consolidated general ledger as of the end of such month;

                (i) within twenty (20) days after the end of each of the Parent's fiscal months, a detailed reconciliation of mandatory prepayments required to be made hereunder, with a separate line for each type of such payments, including (A) Asset Disposition not in the ordinary course of business of assets that were included in the Borrowing Base, (B) Asset Sales not in the ordinary course of business of assets that were not included in the Borrowing Base, (C) all Casualty Losses (and specifically identifying Casualty Losses involving assets that were, and were not, part of the Borrowing Base, and (D) calculation

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         of Net Cash Proceeds from any issuance of Capital Stock, together with a summary of how the mandatory prepayments were applied to the Obligations;

                (j) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Parent by its Independent Accountant in connection with any annual or interim audit of the books of the Parent made by such accountants;

                (k)      as soon as practicable but, in any event, within ten
         (10) Business Days after the issuance thereof, copies of such other financial statements and reports as the Parent shall send to its stockholders as such, and copies of all regular and periodic reports which the Parent may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding Governmental Authority;

                (l) on or before the last Business Day of each of the Parent's fiscal years, an Annual Budget for the immediately following fiscal year;

                (m) promptly and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower or the Parent specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail; and

                (n) with reasonable promptness, such other data as the Agent or any of the Lenders may reasonably request.

         7.2    INVENTORY.

         Each Credit Party will conduct at least annually a physical count of its Inventory and, upon the Agent's request, a copy of such count and any related audit reports will be promptly supplied to the Agent accompanied by a report of the value (valued at FIFO) of such Inventory; PROVIDED that each Credit Party will conduct such a physical count of its Inventory at such other times and as of such dates as the Agent shall reasonably request. In the event the results of any Credit Party's physical count of its Inventory indicate a material discrepancy as to the quantity or quality of such Inventory, such Credit Party shall prepare and deliver to the Agent an audit report, which report shall contain the results of such Credit Party's investigation and findings with respect to such discrepancy and shall be promptly forwarded to the Agent, regardless of whether the Agent has requested the same.

         7.3    CORPORATE EXISTENCE.

         The Borrower and the other Credit Parties will, and will cause each of their Subsidiaries to (a) maintain their current corporate or other organizational existence, will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (b) obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of their businesses, (c) continue in, and limit their operations to, the same general lines of business as that presently conducted by them and (d) comply with all applicable

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laws and regulations of any federal, state or local Governmental Authority, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         7.4    ERISA.

         The Borrower will deliver to the Agent, at its expense, the following information at the times specified below:

                (a) within ten (10) Business Days after the Borrower, the Parent, any Subsidiary or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred where such Termination Event is reasonably likely to result in a material liability to the Parent or any other Credit Party, a written statement of the chief financial officer of the Parent describing such Termination Event and the action, if any, which the Borrower or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

                (b) within ten (10) Business Days after the Borrower, the Parent, any Subsidiary or any ERISA Affiliate knows or has reason to know that a non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Parent describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto;

                (c) within thirty (30) Business Days after the filing thereof with the DOL, Internal Revenue Service or PBGC, copies of each annual report (Form 5500 series), including all schedules and attachments thereto, filed with respect to each Benefit Plan;

                (d) within thirty (30) Business Days after receipt by the Borrower, the Parent, any Subsidiary or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                (e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower, the Parent, any Subsidiary or any ERISA Affiliate with respect to such request;

                (f) within ten (10) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or Multiemployer Plan or the commencement of contributions to any Benefit Plan to which the Borrower, the Parent, any Subsidiary or any ERISA Affiliate was not previously contributing;

                (g) within three (3) Business Days after receipt by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

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                (h)      within ten (10) Business Days after receipt by the
         Borrower, the Parent, any Subsidiary or any ERISA Affiliate of any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Benefit Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                (i) within ten (10) Business Days after receipt by the Borrower, the Parent, any Subsidiary or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability, copies of each such notice;

                (j) within ten (10) Business Days after the Borrower, the Parent, any Subsidiary or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                (k) within three (3) Business Days after the Borrower, the Parent, any Subsidiary or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a written statement setting forth any such event or information.

         For purposes of this SECTION 7.4, the Borrower, the Parent, any Subsidiary and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which such entity is the plan sponsor.

         The Borrower or the Parent, as applicable, will establish, maintain and operate all Benefit Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Borrower is in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

         7.5    PROCEEDINGS OR ADVERSE CHANGES.

         Each of the Borrower and the other Credit Parties will as soon as possible, and in any event within five (5) Business Days after it learns of the following, give written notice to the Agent of (i) any material proceeding(s) being instituted or threatened to be instituted by or against such Credit Party or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and (ii) any Material Adverse Change. Provision of such notice by a Credit Party will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.

         7.6    ENVIRONMENTAL MATTERS.

         Each of the Borrower and the other Credit Parties will, and will cause each of their other Subsidiaries to, conduct its business and the businesses of each of its Subsidiaries so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health

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laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that it or any of its Subsidiaries is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; PROVIDED, FURTHER, that each of the Borrower and the other Credit Parties will, and will cause each of their other Subsidiaries to, comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless the Borrower, such other Credit Party or such other Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Borrower, any other Credit Party or any of the other Subsidiaries shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by the Borrower, any other Credit Party or any of the other Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, such other Credit Party or any of such other Subsidiaries alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring the Borrower, such other Credit Party, or any of such other Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Borrower, any Credit
Party or any of the other Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Borrower will provide the Agent with a copy of such notice within fifteen (15) days after the receipt thereof by the applicable Borrower or any of its Subsidiaries. Within fifteen (15) days after the Borrower or any other Credit Party learns of the enactment or promulgation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline which could reasonably have a Material Adverse Effect, the Borrower or such Credit Party will provide the Agent and each Lender with notice thereof. Each of the Borrower and the other Credit Parties will, and will cause each of their Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent from time to time, but in any event not more frequently than once in any twelve month period, and at the sole cost and expense of the Borrower, the Borrower will retain an environmental consulting firm, satisfactory to the Agent in its reasonable discretion, to conduct an environmental review and audit of the properties of the Borrower, the other Credit Parties and the other Subsidiaries located in the United States and provide to the Agent and each Lender a copy of any reports delivered in connection therewith.

         7.7 BOOKS AND RECORDS; INSPECTION; APPRAISALS; RECONCILIATION OF NON-RENTAL VEHICLES.

                (a) Each of the Borrower and the other Credit Parties will, and will cause each of their Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Borrower and each other Credit Party agrees that the Agent or its agents may enter upon the premises of the Borrower or such Credit Party or any of their respective Subsidiaries at any time and from time to time, during normal business hours with prior notice, and at any time at all

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         and without any notice on and after the occurrence of an Event of
         Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by the Agent, for the purpose of (a) enabling the Agent and its representatives to conduct quarterly field examinations at the Borrower's expense, (b) inspecting the Collateral, (c) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of the Borrower, the other Credit Parties, and their respective Subsidiaries or with any officers, employees and directors of the Borrower, such other Credit Parties, or such other Subsidiaries with the Independent Accountant (and the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, cooperate with the Agent in connection with the foregoing, including arranging such discussions, conference calls, and meetings as the Agent may reasonably request) and (e) verifying Eligible Accounts Receivable and/or Eligible Inventory. The Lenders, in the reasonable discretion of the Agent, may accompany the Agent at their sole expense in connection with the foregoing inspections. The Borrower and each other Credit Party agrees to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons or immaterial quantities of assets, equipment or Inventory), the jurisdiction of organization or the location of the chief executive office or place of business of any Credit Party from the locations specified in Schedule 6.7, and to execute in advance of such change, cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent. The Borrower and each other Credit Party agrees to advise the Agent and each Lender promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral or any event which could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and the other Credit Parties agrees to furnish any Lender with such other information regarding its business affairs and financial condition as such Lender may reasonably request from time to time.

                (b) The Parent and the Borrower shall, on or before the 30th day after the end of each of the Parent's fiscal months (as of the last day of such month), deliver to the Agent an Inventory Appraisal of the Orderly Liquidation Value of Rental Equipment (both serialized and non-serialized). All Inventory Appraisals conducted pursuant to this
         SECTION 7.7 shall be at the Borrower's expense.

                (c) The Parent and the Borrower shall, promptly upon the Agent's request from time to time (with such times to be selected by the Agent in its sole discretion), have performed and delivered to the Agent an appraisal of the Orderly Liquidation Value of Equipment Held for Resale and Parts and Supplies Inventory, with each such appraisal to be performed by an appraiser selected by the Agent and at the Borrower's expense.

                (d) Within ninety (90) days after the Closing Date, the Borrower will (i) conduct a physical inventory of all of the Credit Parties' equipment (A) which does not constitute Inventory and (B) the perfection of any security interest in which would be indicated on a certificate of title as contemplated in the UCC's definition of "certificate of title" and (ii) prepare and deliver a written report to the Agent, which report will contain a complete listing of each item of such equipment and whether the certificate of title for such item is in the possession of the Agent (or its representatives), in the possession of the Credit Parties (in which case such certificate of title will be forwarded along with such results to a Person designated by the Agent), or is lost or otherwise unavailable. With respect to any item of such equipment for which the certificate of title is lost or otherwise unavailable, the Borrower shall exercise its best efforts to procure an official certificate of title therefor as promptly as reasonably possible, forward any certificate of title so procured to a Person designated by the Agent, and otherwise keep the Agent apprised of the status of such efforts as requested by the Agent.

         7.8    COLLATERAL RECORDS.

         Each of the Borrower and the other Credit Parties will execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in SECTION 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged to the Agent or the Lenders hereunder. The Borrower's or any Credit Party's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's or the Lenders' security interests in the Collateral. Each of the Borrower and the other Credit Parties agrees to maintain such books and records regarding Accounts and the other Collateral as the Agent may reasonably require, and agrees that such books and records will reflect the Agent's and the Lenders' interest in the Accounts and such other Collateral.

         7.9    SECURITY INTERESTS.

         Each of the Borrower and the other Credit Parties will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Each of the Borrower and the other Credit Parties will comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral. The Agent is hereby authorized by each of the Borrower and the other Credit Parties to file any financing statements covering the Collateral whether or not the Borrower's or such Credit Party's signature appears thereon. Each of the Borrower and the other Credit Parties agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; obtaining Acknowledgment Agreements from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; assigning its rights to the payment of Accounts pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C.
Section 3727 et. seq.) (the failure of which to so assign will permit the Agent to exclude such Accounts from the Borrowing Base); and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrower, the other Credit Parties, or any of their respective Subsidiaries under this Credit Agreement or any other Credit Document, will be borne and paid by the Borrower. If same is not promptly paid by the Borrower, the Agent may pay the same on the Borrower's behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

         7.10   INSURANCE; CASUALTY LOSS.

         Each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its reasonable discretion. All policies covering the Collateral shall name the Agent as additional insured and loss payee in case of loss, as their interests may appear, and shall contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral shall be delivered to the Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event the Borrower or any of the other Credit Parties fails to respond in a timely and appropriate manner (as determined by the Agent in its sole discretion) with respect to collecting under any insurance policies required to be maintained under this SECTION 7.10, the Agent may, in its own name or in the name of the Borrower or such other applicable Credit Party or other Subsidiary, file claims under such insurance policies, receive and give acquittance for any payments that may be payable thereunder, and execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each of the Borrower and the other Credit Parties will provide written notice to the Agent of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by the Borrower, any other Credit Party, or any other Subsidiaries is (i) materially damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral which is in excess of $10,000 (collectively, a "CASUALTY LOSS"). Each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrower will pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrower, any other Credit Party, or any other Subsidiary on account of damage, destruction or loss of all or any portion of the Collateral. The Agent may, at its election and in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to the Obligations in the manner set forth in

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

SECTION 2.3(b)(iii) or 2.9(b), as applicable, or (b) pay such proceeds (or a portion thereof) to the Borrower, such other Credit Party, or other Subsidiary to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Agent and (ii) the Agent may participate in any such proceedings and each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, deliver to the Agent such documents as may be requested by the Agent to permit such participation and will consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each of the Borrower and the other Credit Parties hereby irrevocably authorizes and appoints the Agent attorney-in-fact for the Borrower and each other Credit Party, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower or the other Credit Parties, as applicable, shall upon demand of the Agent make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

         7.11   TAXES.

         Each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against it or any of the Collateral; PROVIDED, HOWEVER, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of the Parent or any Subsidiary, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

         7.12   COMPLIANCE WITH LAWS.

         Each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, comply with (a) the USA Patriot Act and (ii) all other acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.13   USE OF PROCEEDS.

         The proceeds of any Loans or advances made hereunder shall be used by the Borrower solely to provide for the payment in full of the Class 2 Debt under the Reorganization Plan and for ongoing working capital for the Borrower, the other Credit Parties, and their respective Subsidiaries and for general corporate purposes; PROVIDED, HOWEVER, that in any event, no portion of the proceeds of any such Loans or advances shall be used by the Parent or any Subsidiary for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the

Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

         7.14   FISCAL YEAR; ACCOUNTING POLICIES.

         The Parent agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case the Parent will give the Agent at least thirty (30) days prior written notice thereof. Subject to
SECTION 1.2, the Parent agrees that it will not change its accounting policies from those used to prepare the financial statements delivered pursuant to
SECTION 5.1(c) without the prior written consent of the Agent.

         7.15   NOTIFICATION OF CERTAIN EVENTS.

         Each of the Borrower and the other Credit Parties agrees that it will promptly notify the Agent of the occurrence of any of the following events:

                (a) any Material Contract of the Borrower, any other Credit Party, or any of their respective Subsidiaries is terminated or amended in any material respect or any new Material Contract is entered into (in which event the Borrower shall provide the Agent with a copy of such Material Contract); or

                (b) any of the material terms upon which suppliers to or customers of the Parent or any of its Subsidiaries does business with the Parent or any Subsidiary are changed or amended in any material respect; or

                (c) any order, judgment or decree in excess of $100,000 shall have been entered against the Borrower, any other Credit Party, or any of their respective Subsidiaries or any of their respective properties or assets, or

                (d) any notification of violation of any law or regulation or any inquiry shall have been received by the Borrower, any other Credit Party, or any of their respective Subsidiaries from any local, state, federal or foreign Governmental Authority or agency; or

                (e) the hiring, termination, resignation, or incapacity of any president or chief executive officer of the Parent; from and after the Closing Date, the election, removal, resignation, or incapacity of any member of the board of directors of the Parent; and, promptly after the hiring or election of any such president, chief executive officer, or director, a summary of the principal terms of such engagement or appointment, including, without limitation, any monetary and non-monetary compensation therefor.

         7.16   ADDITIONAL CREDIT PARTIES AND SUBSIDIARIES.

         Upon any Person becoming a direct or indirect Subsidiary of the Parent, the Borrower will provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person, and the Parent or the Borrower shall (a) cause such Person (excluding any such Person not organized under the laws of the United States or any state thereof) to become a "Guarantor," jointly and severally with the other Guarantors, under the Guaranty Agreement, (b) cause such Person (excluding any such Person not organized under the laws of the United States or any state thereof) to pledge all of its assets to the Agent pursuant to a security agreement in substantially the form of the Security Agreement and otherwise in a form acceptable to the Agent, (c) cause all of its Capital Stock (or in the case of any Person not organized under the laws of the United States or any state thereof and owned directly by the Parent (or any Subsidiary that is organized under the laws of the United States or any state thereof), sixty-five percent (65%) of its Capital Stock) to be delivered to the Agent (together with undated stock powers signed in blank and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent, (d) cause such Person (excluding any such Person not organized under the laws of the United States or any state thereof) to grant a mortgage in and to all of such Person's owned Real Estate or in any leasehold interest in any Real Estate (if required by the Agent), all in such form and substance as the Agent shall reasonably require, and (e) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         7.17   SCHEDULES OF ACCOUNTS AND PURCHASE ORDERS.

         In furtherance of the continuing assignment and security interest in the Accounts of the Credit Parties granted pursuant to the Security Agreement, upon the creation of Accounts, the Borrower and each other Credit Party will execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may require. In addition, upon the Agent's request, the Borrower and each other Credit Party will provide the Agent with copies of agreements with, or purchase orders from, the customers of the Credit Parties, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrower and each other Credit Party hereby authorizes the Agent to regard the Borrower's or any Credit Party's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by the Borrower's or such Credit Party's authorized officers or agents.

         7.18   COLLECTION OF ACCOUNTS.

                (a) Unless an Event of Default shall have occurred and be continuing, the Borrower and the other Credit Parties may and will enforce, collect and receive all amounts owing on the Accounts, for the Agent's and the Lender's benefit and on the Agent's and the Lender's behalf but at the Borrower's or other Credit Parties' expense in accordance with the provisions of SECTION 2.4; such privilege shall terminate automatically, however, without notice to the Borrower or any other Credit Party which is hereby expressly waived by the Borrower and such other Credit Parties upon the occurrence of any Event of Default which continues beyond the expiration of any applicable grace or cure period or which has not otherwise been waived by the requisite Lenders (in accordance with the voting requirements of SECTION 14.9) and, from and after such time, the Agent shall be entitled to enforce, collect and receive all amounts owing on the Accounts and all other amounts for the Agent's and the Lenders' benefit and on the Agent's and the Lenders' behalf (but at the Borrower's expense) pursuant to cash management arrangements satisfactory to the Agent and in accordance with the Security Agreement.

                (b) Any checks, cash, notes or other instruments or property received by the Borrower or any other Credit Party with respect to any Accounts shall be held by the Borrower or such other Credit Party in trust for the benefit of the Agent and the Lenders, separate from the Borrower's or such other Credit Party's own property and funds, and immediately turned over to the Agent with proper assignments or endorsements. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

         7.19   NOTICE; CREDIT MEMORANDA; AND RETURNED GOODS.

         The Parent or the Borrower will notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, PROVIDED, HOWEVER, that such notice shall only be required as to any such matter that affects Accounts outstanding at any one time from any account debtor, which affected Accounts have on a net basis a value greater than $100,000. The Borrower and each of the other Credit Parties will issue credit memoranda promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the requisite Lenders (in accordance with the voting requirements of SECTION 14.9). After the occurrence and during the continuance of an Event of Default, each of the Borrower and each other Credit Parties agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrower or such other Credit Party, marked with the Agent's name and held by the Borrower or such Credit Party for the Lenders' account as owner and assignee.

         7.20   ACKNOWLEDGMENT AGREEMENTS.

         From time to time as required by the Agent, each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, assist the Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords and mortgagees with whom any of such Persons conducts business from time to time.

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

         7.21   TRADEMARKS.

         Each of the Parent and the Borrower will do and cause to be done all things necessary to preserve and keep in full force and effect all of the Borrower's, the other Credit Parties', and their respective Subsidiaries' registrations of trademarks, service marks and other marks, trade names or other trade rights.

         7.22   MAINTENANCE OF PROPERTY.

         Each of the Borrower and the other Credit Parties will, and will cause each of their respective Subsidiaries to, keep all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

         7.23   REVISIONS OR UPDATES TO SCHEDULES.

         If any of the information or disclosures provided on any of SCHEDULES 6.7, 6.8, 6.9, 6.17 OR 6.19, originally attached hereto become outdated or incorrect in any material respect, the Borrower shall deliver to the Agent and the Lenders as part of the compliance certificate required pursuant to SECTION 7.1(c) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED, that no such revisions or updates to any such Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or misrepresentation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Agent, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

         7.24   TAX SHELTER REGULATIONS.

         Promptly after the Parent or the Borrower has notified the Agent of any intention by the Parent or the Borrower to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), the Borrower will provide the Agent a duly completed copy of IRS Form 8886 or any successor form.

         7.25 MAINTAIN FINANCIAL ADVISOR; FINANCIAL ADVISOR FEES OF AGENT AND BANKS.

                (a) The Parent and the Borrower, at their expense, shall exercise their best efforts to engage Carl Marks Consulting Group for a period of time commencing on or before the Closing Date and ending on a date which is agreed to by the Parent, the Borrower, and the Agent, PROVIDED that such period will, at a minimum, extend at least forty-five (45) days after the commencement of duties by a new chief executive officer of the Parent. The Parent, the Borrower, and the Agent shall agree to the variety and scope of the services Carl Marks Consulting Group is to provide during such period. In all matters related to this Section 7.25(a), the Agent, the Parent, and the Borrower agree to cooperate with one another and to negotiate the foregoing period of time and variety and scope of services in good faith.

                (b) The Parent and the Borrower shall promptly pay upon receipt of any invoice therefor all fees and expenses owed by the Agent or the Lenders to Alvarez and Marsal (or any other financial consultant engaged as a replacement of or in substitution of Alvaraz and Marsal) for Alvarez and Marsal's review, analysis, and related services provided to the Agent or the Lenders in connection with the Reorganization Plan, the Annual Budget, and the Projections. Each of the Parent and the Borrower acknowledges and agrees that (i) the Agent will retain Alvaraz and Marsal (or such replacement) for an initial six-month period following the Closing Date at a monthly fee of $25,000 and for additional periods of six months (at the same monthly fee) if, at the end of any such six-month period the Agent, in the exercise of its commercially reasonable judgment, determines that the occurrence of a Default or Event of Default is likely to occur within six months of the end of the then-ending six-month period; (ii) after such six-month periods have ended, the Agent will retain Alvaraz and Marsal for a quarterly fee of $35,000; and (iii) in the event any circumstances or extraordinary events occur (as determined by the Agent in its commercially reasonably discretion, but specifically including the occurrence of any Default or Event of Default, a Credit Party's entering into any sale and leaseback transaction, or any Casualty Loss or Asset Disposition), the Agent may, in its discretion, engage Alvaraz and Marsal to provide its services specifically with respect to such circumstances or events, with the costs of such services to be in addition to the aforementioned monthly or quarterly fees and to be paid by the Parent or the Borrower.

         7.26   OBTAIN SENIOR DEBT RATING.

         The Parent and the Borrower shall make bona fide application with the Rating Agencies for a senior debt rating of the Parent and its consolidated Subsidiaries within nine (9) months of the Closing Date.

         7.27 ANTI-TERRORISM LAWS. None of the Borrower or any other Credit Party shall, nor shall any of them permit any of their respective Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Each of the Borrower and the other Credit Parties shall deliver to the Agent and Lenders any certification or other evidence requested from time to time by the Agent or any Lender, in the Agent's sole discretion, confirming such Person's compliance with this SECTION 7.27.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         Until termination of this Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations due or to become due hereunder, the Borrower agrees that, unless the Required Lenders shall have otherwise consented in writing:

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

         8.1    TOTAL DEBT LEVERAGE RATIO.

         The Total Debt Leverage Ratio as of the last day of each of the Parent's fiscal quarters shall be less than or equal to the amount for such fiscal quarter as is determined from the following:

              FISCAL QUARTERS ENDING ON OR ABOUT:                      AMOUNT
             ------------------------------------------------- --------------------
              March 31, 2004                                        4.05 to 1.00
              June 30, 2004                                         4.15 to 1.00
              September 30, 2004                                    4.00 to 1.00
              December 31, 2004                                     3.50 to 1.00
              March 31, 2005                                        3.40 to 1.00
              June 30, 2005                                         3.35 to 1.00
              September 30, 2005                                    3.30 to 1.00
              December 31, 2005                                     3.13 to 1.00
              March 31, 2006                                        3.06 to 1.00
              June 30, 2006                                         2.93 to 1.00
              September 30, 2006                                    2.87 to 1.00
              December 31, 2006                                     2.71 to 1.00
              March 31, 2007                                        2.64 to 1.00

         8.2    FIXED CHARGE COVERAGE RATIO.

         The Fixed Charge Coverage Ratio as of the last day of each of the Parent's fiscal quarters (determined as of the last day of such fiscal quarter for the four (4) fiscal quarters then ending) shall be equal to or greater than the amount for such fiscal quarter as is determined from the following:

              FISCAL QUARTERS ENDING ON OR ABOUT:                      AMOUNT
             ------------------------------------------------- --------------------
              March 31, 2004                                        1.50 to 1.00
              June 30, 2004                                         0.70 to 1.00
              September 30, 2004                                    0.95 to 1.00
              December 31, 2004                                     1.25 to 1.00
              March 31, 2005                                        1.60 to 1.00
              June 30, 2005                                         1.70 to 1.00
              September 30, 2005                                    1.40 to 1.00
              December 31, 2005                                     1.00 to 1.00
              March 31, 2006                                        1.00 to 1.00
              June 30, 2006                                         1.00 to 1.00
              September 30, 2006                                    1.00 to 1.00
              December 31, 2006                                     1.00 to 1.00
              March 31, 2007                                        1.00 to 1.00

         8.3    CONSOLIDATED GROSS CAPITAL EXPENDITURES.

                (a) Subject to the immediately following sentence, Consolidated Gross Capital Expenditures made during each of the Parent's fiscal years shall not exceed, as of the end of each of the fiscal quarters of such fiscal year, the cumulative amounts for such fiscal year (as of each such fiscal quarter end) as are determined from the following:

                FISCAL QUARTERS ENDING ON OR ABOUT:                    AMOUNT
                ------------------------------------------------- -----------------
                March 31, 2004                                      $ 39,758,000
                June 30, 2004                                       $ 85,579,000
                September 30, 2004                                  $ 94,400,000
                December 31, 2004                                   $ 95,769,000
                March 31, 2005                                      $ 20,625,000
                June 30, 2005                                       $ 60,000,000
                September 30, 2005                                  $ 73,125,000
                December 31, 2005                                   $ 82,500,000
                March 31, 2006                                      $ 24,356,000
                June 30, 2006                                       $ 71,213,000
                September 30, 2006                                  $ 86,569,000
                December 31, 2006                                   $ 97,425,000
                March 31, 2007                                      $ 25,709,000

         The amount by which the allowed Consolidated Gross Capital Expenditures for one fiscal year exceeds the amount of Consolidated Gross Capital Expenditures actually made during such fiscal year may be carried forward to, and made in, the following fiscal year (but to no other fiscal year); PROVIDED, HOWEVER, that (i) up to $1,700,000 of Consolidated Gross Capital Expenditures permitted for fiscal year 2003 under the "DIP Credit Facility" (as such term is defined in the Reorganization Plan) but not used prior to December 31, 2003, may be carried forward to, and made in, fiscal year 2004; and (ii) thereafter,
         (A) the maximum amount which may be carried forward from one fiscal year to the next fiscal year shall not exceed $20,000,000 for each such year and (B) no amount may carried forward into the fiscal year commencing on or about January 1, 2007.

                (b) Upon written request of the Borrower (accompanied by such documentation as may be requested by the Agent, which documentation shall be in form and substance satisfactory to the Agent), the Agent shall release such funds from the escrow account described in SECTION 5.1 as are necessary to allow the Borrower to make the capital expenditures described in such written request, to the extent such capital expenditures, prima facie, are permitted hereunder and to the extent such funds in escrow have not been exhausted.

         8.4    MINIMUM CONSOLIDATED EBITDAR.

         Consolidated EBITDAR as of the last day of each of the Parent's fiscal quarters (determined as of the last day of such fiscal quarter for the four (4) fiscal quarters then ending) shall be equal to or greater than the amount for such fiscal quarter as is determined from the following:

                FISCAL QUARTERS ENDING ON OR ABOUT:                    AMOUNT
               --------------------------------------------------- ----------------
                March 31, 2004                                      $ 110,000,000
                June 30, 2004                                       $ 110,000,000
                September 30, 2004                                  $ 117,000,000
                December 31, 2004                                   $ 123,000,000
                March 31, 2005                                      $ 123,000,000
                June 30, 2005                                       $ 125,000,000
                September 30, 2005                                  $ 125,000,000
                December 31, 2005                                   $ 126,000,000
                March 31, 2006                                      $ 127,000,000
                June 30, 2006                                       $ 130,000,000
                September 30, 2006                                  $ 133,000,000
                December 31, 2006                                   $ 136,000,000
                March 31, 2007                                      $ 138,000,000


         8.5    MINIMUM EXCESS AVAILABILITY.

         The amount by which the Borrowing Base exceeds the sum of (a) the outstanding principal amount of the Revolving Loans, PLUS (b) the Letter of Credit Obligations shall, at all times, be greater than or equal to $10,000,000.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         Until termination of the Credit Agreement and the Commitments hereunder and payment and satisfaction of all Obligations (other than contingent indemnification obligations) due or to become due hereunder, the Borrower (and, by execution and delivery of the Guaranty, each other Credit Party, as to itself) agrees that, unless the Required Lenders shall have otherwise consented in writing, it will not, and will not permit any of its respective Subsidiaries to:

         9.1    RESTRICTIONS ON LIENS.

         Mortgage, assign, pledge, transfer or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or properties, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

         9.2    RESTRICTIONS ON ADDITIONAL INDEBTEDNESS.

         Incur or create any liability or Indebtedness other than Permitted Indebtedness.

         9.3    RESTRICTIONS ON SALE OF ASSETS.

         Except as set forth in SCHEDULE 9.3, attached hereto, sell, lease, assign, transfer or otherwise dispose of any assets (including the Capital Stock of the Borrower, any other Credit

Party, or any of their respective Subsidiaries) other than (a) sales of Inventory in the ordinary course of business, (b) sale-leaseback transactions permitted by SECTION 9.15, (c) sales or other dispositions in the ordinary course of business of assets or properties that are obsolete or that are no longer used or useful in the conduct of the Borrower's, such other Credit Parties', or any of their respective Subsidiaries' business, (d) the issuance of Capital Stock of the Parent and any of its Subsidiaries as expressly provided in the Reorganization Plan, (e) sales in the ordinary course of business of assets or properties (other than Inventory) used in the Borrower's, such other Credit Parties', or their respective Subsidiaries' business that are worn out or in need of replacement, (f) sales, leases, assignments, transfers, or other dispositions of assets, so long as (i) the purchase price of such assets exceeds
(A) in the case of assets which of the type or types on which any part of the Borrowing Base is determined and are attributable to the calculation of the Borrowing Base, 100% of the Orderly Liquidation Value of such assets and (B) in the case of all other assets, 100% of the net book value of such assets and (ii) the aggregate amount of the cash sales price for all assets does not exceed $5,000,000 per each of the Parent's fiscal years, and (g) transfers from a Subsidiary of the Parent to a Credit Party.

         9.4    NO CORPORATE CHANGES.

         (a) Merge or consolidate with any Person, PROVIDED, HOWEVER, that the Parent and its Subsidiaries may merge or consolidate with and into each other (so long as, if such merger or consolidation involves the Parent, the Parent is the surviving entity, and if such merger involves a Credit Party and a Subsidiary which is not a Credit Party, such Credit Party is the surviving entity), (b) alter or modify the Borrower's, any other Credit Parties', or any of their respective Subsidiaries' Articles or Certificate of Incorporation or other equivalent organizational document or form of organization in any manner adverse to the interests of the Agent or the Lenders or in any way which could reasonably be expected to have a Material Adverse Effect; PROVIDED that a Credit Party (other than the Borrower and the Parent) may dissolve its organization, formation, or incorporation, so long as any related disposition of such Credit Party's assets (whether through sale, transfer, dividend, or otherwise) is undertaken in accordance with the terms of this Agreement and the Borrower gives, or causes to be given, prior written notice to the Agent of such dissolution, (c) without providing thirty (30) days prior written notice to the Agent and without filing (or confirming that the Agent has filed) such amendments to any previously filed financing statements as the Agent may require, (i) change its state of incorporation or formation, (ii) change its registered corporate name, (iii) change the location of its chief executive office and principal place of business (as well as its books and records) from the locations set forth on Schedule 6.7 hereto, or (iv) change the location of its Collateral from the locations set forth for such Person on SCHEDULE 6.7 hereto, or (d) enter into or engage in any business, operation or activity materially different from that presently being conducted by such Person as of the Closing Date.

         9.5    NO GUARANTEES.

         Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of the Parent, except (a) by the endorsement of negotiable instruments in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other Asset Dispositions permitted hereunder and (c) in connection with the incurrence of Permitted Indebtedness.

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

         9.6    NO RESTRICTED PAYMENTS.

         Make a Restricted Payment, other than to pay dividends from a Subsidiary to such Subsidiaries' parent, if such parent is a Credit Party.

         9.7    NO INVESTMENTS.

         Make any Investment other than Permitted Investments.

         9.8    NO AFFILIATE TRANSACTIONS.

         Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Affiliate except (a) in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable to such Person than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and (b) as permitted under
SECTION 9.6.

         9.9    NO PROHIBITED TRANSACTIONS UNDER ERISA.

                (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could reasonably be expected to result in the imposition on the Parent or any other Credit Party of a material civil penalty or excise tax described in Section 406 of ERISA or
         Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan where such event would result in any material liability of the Borrower, any other Credit Party, any of their respective Subsidiaries, or any ERISA Affiliate under Title IV of ERISA;

                (e) fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

                (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower, any other

         Credit Party, any of their respective Subsidiaries, or any ERISA Affiliate is required to provide security to such Benefit Plan under
         Section 401(a)(29) of the Internal Revenue Code;

                (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan where such withdrawal could reasonably be expected to result in any liability of any such entity under Title IV of ERISA; or

                (i) allow any representation made in SECTION 6.14 to be untrue at any time during the term of this Credit Agreement.

         9.10   NO ADDITIONAL BANK ACCOUNTS.

         Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on SCHEDULE 9.10 hereto and after the Closing Date, such other accounts permitted in writing by the Agent, so long as each such account is subject to the Agent's "control" as such term is used in Article 9 of the UCC or, if requested by the Agent, a Lockbox/Deposit Account Control Agreement; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Credit Parties may maintain accounts which are neither under the sole dominion and control of the Agent nor subject to a Lockbox/Deposit Account Control Agreement as follows:

         (a) during the period commencing on the Closing Date and ending on April 30, 2004, accounts into which collections from credit card companies and direct cash payments from customers are deposited, so long as the balances of such accounts (to the extent they represent such types of collections) are transferred to a Lockbox Account or the Cash Concentration Account at least once each fourteen days; and

         (b) accounts which are used solely when and as needed for the purposes of making payroll, replenishing petty cash, the payment of specified accounts payable, and other occasional corporate needs in the ordinary course of business, so long as the balance for such purposes in any such account does not exceed $50,000 at any time and the aggregate balances for such purposes in all such accounts does not exceed $125,000 at any time;

PROVIDED, FURTHER, that the provisions of this SECTION 9.10 shall not apply to any of the Parent's Foreign Subsidiaries or to any of such Foreign Subsidiaries' accounts.

         9.11   NO EXCESS CASH.

         At any time during which any Loans are outstanding hereunder, maintain in the aggregate in all of the checking, savings or other accounts of the Parent and its Subsidiaries total cash collected and available balances and Permitted Investments in excess of $25,000, net of (a) any reserve respecting the Reduction Amount established pursuant to SECTION 2.3(a)(ii), (b) any other deposits which constitute the proceeds of a Casualty Loss and which have been specifically segregated in accordance with the terms of this Agreement for eventual purchase of replacement assets or repairs, (c) balances in accounts described in the first proviso clause of SECTION 9.10 (but only to the extent such balances are permitted by such proviso clause), (d) balances in accounts over which the Agent has "control" (as such term is used in Article 9 of the UCC), but only to the extent such balances exist for purposes of making an imminent scheduled payment, the making of which is permitted by this Agreement or the other Credit Documents, and (e) balances of accounts owned or maintained by any of the Parent's Foreign Subsidiaries.

         9.12   ISSUANCE OF STOCK.

         Issue or distribute any Capital Stock or other securities for consideration or otherwise, other than as expressly provided in the Reorganization Plan.

         9.13   AMENDMENTS OF MATERIAL CONTRACTS.

         Without the prior written consent of the Agent, amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the Material Contracts including, without limitation any Operative Document.

         9.14   ADDITIONAL NEGATIVE PLEDGES.

         Create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of the Borrower, any other Credit Party, or any of their respective Subsidiaries, other than Permitted Liens or (ii) any Contractual Obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         9.15   SALE AND LEASEBACK.

         Enter into any arrangement, directly or indirectly, whereby the Parent or any Subsidiary shall sell or transfer any property owned by it to a Person (other than the Parent or any Subsidiary) in order then or thereafter to lease such property or lease other property which the Parent or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred; PROVIDED, HOWEVER, that a Credit Party may enter into such an arrangement respecting its tractors, trailers, trucks, and automobiles which, in each case, do not constitute Rental Equipment, with a Person, on terms, and in an amount reasonably satisfactory to the Agent.

         9.16   LICENSES, ETC.

         Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent the Parent or any Subsidiary from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

         9.17   LIMITATIONS.

         Create, directly or indirectly, or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's Capital

Stock, (b) pay any Indebtedness owed to a Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Parent; PROVIDED that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Parent and was not entered into in contemplation of such Person becoming a Subsidiary of the Parent and (iii) this Credit Agreement and the other Credit Documents.

         9.18   OPERATING LEASE OBLIGATIONS.

         Enter into, assume or permit to exist any obligations for the payment of rent under operating leases pertaining to the lease of Rental Equipment which in the aggregate for all such Persons would exceed $20,000,000 in any fiscal year.

                                    ARTICLE X

                                     POWERS

         10.1   APPOINTMENT AS ATTORNEY-IN-FACT.

         Each of the Borrower and the other Credit Parties, for itself and on behalf of its respective Subsidiaries, hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as its attorney-in-fact, at its cost and expense, to exercise, subject to the limitations set forth in SECTION 10.2, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid and satisfied in full and all of the Commitments have been terminated:

                (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or such Person, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                (b) To receive, open and dispose of all mail addressed to such Person and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                (c) To request at any time from customers indebted on Accounts, in the name of such Person or a third party designee of the Agent, information concerning the Accounts and the amounts owing thereon;

                (d) To give customers indebted on Accounts notice of the Agent's and the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for such Person's account;

                (e) To take or bring, in the name of the Agent, the Lenders or such Person, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

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

                (f) To file, record and register any or all of the Agent's and the Lenders' security interest in intellectual property of such Person with the United States Patent and Trademark Office.

         10.2   LIMITATION ON EXERCISE OF POWER.

         Notwithstanding anything hereinabove to the contrary, the powers set forth in subparagraphs (b), (d) and (e) above may only be exercised by the Agent on and after the occurrence of an Event of Default which has not otherwise been waived by the Agent. The powers set forth in subparagraphs (a), (c) and (f) above may be exercised by the Agent at any time.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

         11.1   EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

                (a) failure of any Credit Party to pay (i) any interest or Fees hereunder or under any other Credit Document to which such Credit Party is party when due, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal of the Loans or the Letter of Credit Obligations when due, whether at stated maturity, by acceleration or otherwise or (iii) any expenses hereunder within five
         (5) Business Days after receipt by the Borrower from the Agent or any applicable Lender of notice that such expenses are payable;

                (b) any representation or warranty made, or deemed made, by any Credit Party, in this Credit Agreement, the other Credit Documents or any other agreement, document, instrument or certificate among a Credit Party, the Agent or the Lenders or executed by a Credit Party in favor of the Agent or the Lenders shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

                (c) failure of any Credit Party to perform, comply with or observe any term, covenant or agreement applicable to it contained in
         SECTION 7.1(k), SECTION 7.3, SECTION 7.5, SECTION 7.7, ARTICLE VIII or
         ARTICLE IX;

                (d) failure of any Credit Party to comply with any other covenant contained in this Credit Agreement, the other Credit Documents to which such Credit Party is party or any other agreement, document, instrument or certificate among such Credit Party, the Agent or the Lenders or executed by such Credit Party in favor of the Agent or the Lenders and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within thirty
         (30) days of its occurrence;

                (e) dissolution, liquidation, winding up or cessation of the business of the Parent, the Borrower, or any Subsidiary (other than as expressly permitted herein), or the failure of the Parent or any Subsidiary to meet its debts generally as they mature, or the calling of a meeting of the Parent's or any Subsidiary's creditors for purposes of compromising the Parent's or any Subsidiary's debts, or the admission by the Parent or any Subsidiary of its inability to pay its debts as they become due;

                (f) the commencement by or against the Parent or any Subsidiary of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against the Parent or any Subsidiary, such proceeding is not dismissed within sixty (60) days;

                (g)      the occurrence of a Change in Control;

                (h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit (i) the acceleration of the maturity of any note, agreement or instrument evidencing any other Indebtedness of the Parent or any of its Subsidiaries and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $1,000,000, or (ii) the termination of any Lender Hedging Agreement;

                (i) any covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Agent, or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Credit Document are illegal, invalid or unenforceable;

                (j) one or more judgments or decrees shall be entered against one or more of the Parent and its Subsidiaries Parties involving a liability of $500,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by the Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                (k) any Termination Event with respect to a Benefit Plan shall have occurred and be continuing thirty (30) days after notice thereof shall have been given to the Borrower, any other Credit Party, or any of their respective Subsidiaries by the Agent or any Lender, and the then current value of such Benefit Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan's assets allocable to such benefits by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

                (l) any default or termination shall have occurred under any Material Contract, including, without limitation, any Operative Document, to which a Credit Party is a party, which default or termination could reasonably be expected to have a Material Adverse Effect; or

                (m) any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall make any assertion that any Credit Document or security interest purported to be created thereunder is invalid (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

         11.2   ACCELERATION.

         Upon the occurrence and during the continuance of an Event of Default, and at any time thereafter, at the direction of the Required Lenders (or the Required Revolving Lenders, as to clause (b) below), the Agent shall, upon the written, telecopied or telex request of the Required Lenders (or the Required Revolving Lenders, as to clause (b) below), and by delivery of written notice to the Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against the Borrower: (a) declare all Obligations (other than those arising in connection with a Lender Hedging Agreement) to be immediately due and payable (except with respect to any Event of Default set forth in SECTION 11.1(f) in which case all Obligations (other than those arising in connection with a Lender Hedging Agreement) shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender, (b) immediately terminate the Revolving Credit Commitments hereunder; and (c) enforce any and all rights and interests created and existing under the Credit Documents or arising under applicable law, including, without limitation, all rights and remedies existing under the Security Documents and all rights of setoff. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         In addition, upon demand by the Agent or the Required Lenders upon the occurrence of any Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (in accordance with the voting requirements of SECTION 14.9), the Borrower shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by the Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

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

                                   ARTICLE XII

                                   TERMINATION

         Except as otherwise provided in ARTICLE XI of this Credit Agreement, the Revolving Credit Commitments made hereunder shall terminate on the Maturity Date and all then outstanding Loans shall be immediately due and payable in full and the Borrower shall provide cash collateral for all Letter of Credit Obligations then outstanding in amount equal to 105% of such Letter of Credit Obligations. Unless sooner demanded, all Obligations shall become due and payable as of any termination hereunder or under ARTICLE XI and, pending a final accounting, the Agent may withhold any balances in the Borrower's Loan accounts, in an amount sufficient, in the Agent's sole discretion, to cover all of the Obligations, whether absolute or contingent, unless supplied with a satisfactory indemnity to cover all of such Obligations. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

                                  ARTICLE XIII

                                    THE AGENT

         13.1   APPOINTMENT OF AGENT.

                (a) Each Lender hereby designates Wachovia as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of Loans and any Note or participation in any Letter of Credit by the acceptance of an assignment of Loans and any Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and any Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

                (b) The provisions of this ARTICLE XIII are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof (other than SECTION 13.9). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

         13.2   NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless

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caused by its or their gross negligence or willful misconduct. The duties of the
Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

         13.3   LACK OF RELIANCE ON AGENT.

                (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans or at any time or times thereafter.

                (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any Notes or the financial or other condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or any of the Notes, or the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         13.4   CERTAIN RIGHTS OF THE AGENT.

         The Agent shall have the right to request instructions from the requisite Lenders (in accordance with the voting requirements of SECTION 14.9) or, as required, each of the Lenders. If the Agent shall request instructions from such Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from such Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of such Lenders.

         13.5   RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent

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may consult with legal counsel (including counsel for the Credit Parties with respect to matters concerning the Credit Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         13.6   INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Borrower or the other Credit Parties, each Lender will reimburse and indemnify the Agent, in proportion to its respective Revolving Credit Commitment Percentage (as in effect on the Closing Date), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         13.7   THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Credit Agreement, the Loans made by it and any Notes issued to it, its participation in Letters of Credit issued hereunder, and all of its rights and obligations as a Lender hereunder and under the other Credit Documents, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Loan and any Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Loans", "holder of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Credit Parties for services in connection with this Credit Agreement and otherwise without having to account for the same with the Lenders.

         13.8   HOLDERS OF LOANS AND NOTES.

         The Agent may deem and treat the holder of any Loans and payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of Loans and any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loans and any Note or of any Note or Notes issued in exchange therefor.

         13.9   SUCCESSOR AGENT.

                (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this
         SECTION 13.9(a)) by giving written notice thereof to the

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         Lenders and the Borrower. Upon any such resignation, the Required
         Lenders shall have the right, upon five (5) days' notice, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice , the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, any successor Agent (whether appointed by the Required Lenders or the Agent) shall have been approved in writing by the Borrower (such approval not to be unreasonably withheld).

                (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         13.10  COLLATERAL MATTERS.

                (a) Each Lender authorizes and directs the Agent to enter into the Security Documents for the benefit of the Lenders. Each Lender authorizes and directs the Agent to make such changes to the form Acknowledgment Agreement attached hereto as EXHIBIT A as the Agent deems necessary in order to obtain any Acknowledgment Agreement from any landlord, warehouseman, filler, packer or processor of any Credit Party. Each Lender also authorizes and directs the Agent to review and approve all Lockbox/Deposit Account Control Agreements regarding the Lockboxes and the Lockbox Accounts, Third-Party Accounts, the Cash Concentration Account and all other deposit or other accounts on such terms as the Agent deems necessary. Each Lender hereby agrees, and each holder of any Loans and any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders or each of the Lenders, as applicable, in accordance with the provisions of this Credit Agreement or the Security Documents, and the exercise by the Required Lenders or each of the Lenders, as applicable, of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Document which may be necessary or appropriate to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

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                (b)      The Lenders hereby authorize the Agent, at its option
         and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in cash and satisfaction of all of the Obligations (including the Letter of Credit Obligations) at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Agent if the Borrower certifies to the Agent that the sale or disposition is made in compliance with SECTION 9.3 (and the Agent may rely conclusively on any such certificate, without further inquiry) or
         (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 13.10(b).

                (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Parent or any Subsidiary in respect of) all interests retained by the Parent or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

                (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected or insured or that the liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this SECTION 13.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

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         13.11  ACTIONS WITH RESPECT TO DEFAULTS.

         In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders or all of the Lenders, as the case may be; PROVIDED that, until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders, including, without limitation, actions permitted or taken in accordance with SECTION 11.2.

         13.12  DELIVERY OF INFORMATION.

         The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (a) as specifically provided in this Credit Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request. The foregoing notwithstanding, the Agent hereby agrees to deliver to each Lender with (i) all inventory reports received by it pursuant to SECTION 7.2, (ii) all notices received by the Agent pursuant to SECTIONS 7.5 and 7.15, (iii) all Inventory Appraisals received by the Agent pursuant to SECTION 7.7(a), (iv) any other appraisals received by the Agent, and (v) all financial reports obtained by the Agent from any financial advisors, commercial finance examiners and other advisors.

         13.13 NO RELIANCE ON ADMINISTRATIVE AGENT'S CUSTOMER IDENTIFICATION PROGRAM. Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, Participants or Assignees, may rely on the Agent to carry out such Lender's, Affiliate's, Participant's or Assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP REGULATIONS"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or its agents, the Credit Documents or the transactions hereunder: (1) any identity verification procedures, (2) any record keeping, (3) any comparisons with government lists, (4) any customer notices or (5) any other procedures required under the CIP Regulations or such other laws.

         13.14 USA PATRIOT ACT. Each Lender or Assignee or Participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the

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USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date and (2) at such other times as are required under the USA Patriot Act.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1   WAIVERS.

         The Borrower hereby waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         14.2   JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

         14.3   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina or the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Borrowers further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to SECTION 14.4, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

                (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document

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         brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         14.4   NOTICES.

         Except as otherwise expressly provided herein, all notices, requests and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on SCHEDULE 14.4 attached hereto, or at such other address as such party may specify by written notice to the other parties hereto; PROVIDED, HOWEVER, that if any notice is delivered on a day other than a Business Day, or after 5:00 P.M. on any Business Day, then such notice shall not be effective until the next Business Day.

         14.5   ASSIGNABILITY.

                (a) The Borrower may not assign this Credit Agreement or any interest therein except with the prior written consent of the Lenders.

                (b) Notwithstanding subsection (c) of this SECTION 14.5, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to any Pre-Approved Assignee. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

                (c) Any Lender may, in the ordinary course of its lending business and in accordance with applicable law, at any time, assign to any Pre-Approved Assignee and, with the consent of the Agent (such consent not to be unreasonably withheld or delayed) and concurrent notice to the Borrower, but without the consent of the Borrower or any other Lender, assign to one or more other Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement and any Notes; PROVIDED, HOWEVER, that (i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than,
         (A) with respect to any assignment of such Lender's Revolving Credit Commitment (if any), $2,500,000 and additional increments of $1,000,000, or, if less, the entire remaining amount such Lender's Revolving Credit Commitment, (B) with respect to any assignment of such Lender's Term A Loans (if any), $2,500,000 and additional increments of $1,000,000, or, if less, the entire remaining principal amount such Lender's Term A Loans outstanding, and (C) with respect to any assignment of such Lender's

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         FRTO Loan Commitment (if any), $2,500,000 and additional increments of
         $1,000,000, or, if less, the entire remaining principal amount such Lender's FRTO Loan Commitment (it being understood that any assignment of any FRTO Lender's Loan Commitment shall include a proportionate share of its outstanding FRTO Loans, whether made pursuant to SECTION 2.2(a)(ii) or SECTION 3.4, and of its remaining, undrawn FRTO Loan Commitment and (iii) if such assignee is a Foreign Lender, all of the requirements of SECTION 2.7(b) shall have been satisfied as a condition to such assignment; and PROVIDED, FURTHER, that any assignment to a Pre-Approved Assignee shall not be subject to the minimum assignment amounts specified herein. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the Acceptance Date, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to SECTION 14.7 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

                (d) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under this Credit Agreement, any other Credit Agreement, or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in SECTION 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
         (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                (e)      The Agent shall maintain at its address referred to in
         SECTION 14.4 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the

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         recordation of the names and addresses of the Lenders and the
         Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for any surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to the Borrower) a new Note or Notes, if requested by such assignee, to the order of the assignee in an amount equal to the Commitment or Commitments or outstanding Term Loans, as applicable, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments or Term Loan hereunder, upon its request, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments or Term Loans retained by it hereunder. Any such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes (or, with respect to the Term Loan Notes, such lesser principal amount as shall then be outstanding), shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

                (g) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and any Note or Notes held by
         it); PROVIDED that (i) such Lender's obligations under this Credit Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit Obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit Obligations in which such participant is participating, (C) except as otherwise

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         expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans or Letter of Credit Obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder.

                (h) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, any Note or other Obligation under the securities laws of the United States of America or of any other jurisdiction.

                (i) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Credit Parties.

         14.6   INFORMATION.

         Each Lender and the Agent agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Credit Agreement that is marked confidential; PROVIDED that nothing herein shall prevent any Lender or the Agent from disclosing such information (a) to any other Lender or the Agent or any of their respective Affiliates, or any of their (or their Affiliates') respective officers, directors, employees, agents, or advisors, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority; PROVIDED, HOWEVER, that, to the extent permitted by law, the Lender or Agent disclosing such information shall provide prior written notice to the Borrower of any such request or demand, (f) that is or becomes available to the public or that is or becomes available to any Lender or the Agent other than as a result of a disclosure by such Person prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lender or the Agent or any of its Affiliates may be a party, whether to defend itself, reduce its liability, protect or exercise any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Lender Hedging Agreement, or otherwise, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) subject to provisions substantially similar to those contained in this SECTION 14.6, to any actual or proposed participant or assignee and (j) to GOLD SHEETS and other similar bank trade publications; such information to consist of deal terms and other information customarily found in such publications. Notwithstanding anything herein to the contrary, the Agent and each Lender may disclose without limitation of any kind any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

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         14.7   PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the syndication, negotiation, preparation, execution, delivery, administration and monitoring of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein or executed in connection therewith, including evaluating the compliance by the Credit Parties with law and the provisions of such documents (including, without limitation, the reasonable fees and expenses of special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues and all due diligence, appraisal, field exam, environmental audit and other similar costs), and (B) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and the other Credit Documents and (ii) the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein or executed in connection therewith, including but not limited to, any work-out, re-negotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement or the other Credit Documents, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders (including the allocated costs of internal counsel). The Borrower shall indemnify, defend and hold harmless the Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against (x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Credit Agreement, any Letter of Credit or the transactions contemplated thereby, (ii) any actual or proposed use by the Borrower of the proceeds of the Loans or (iii) the Agent's, the Issuing Bank's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower or any of the Lenders in connection with compliance by the Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations under this SECTION
14.7 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement. In addition, the Borrower shall, upon demand, pay to the Agent or any Lender all costs and expenses (including the reasonable fees and disbursements of counsel, financial consultants, and other professionals) paid or incurred by the Agent, the Issuing Bank or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter

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executed and delivered in connection herewith, (B) in collecting the Loans, (C)
in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing.

         14.8   ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

         This Credit Agreement along with the other Credit Documents and the Fee Letter constitutes the entire agreement among the Credit Parties, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Credit Parties and the Lenders and their respective successors and permitted assigns.

         14.9   AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, nor the consent to any departure by the Borrower therefrom, shall in any event be effective unless such amendment, waiver, or consent shall be in writing, consented to by the Agent, the Borrower (so long as no Event of Default shall have occurred and be continuing), and (to the extent required by the Agent), the other Credit Parties, and signed by:

         (a) all of the Revolving Lenders, to the extent such amendment, waiver, or consent (i) results in an increase to the Revolving Credit Commitments or subjects the Revolving Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Credit Agreement, reduces the principal of, or interest on, the Revolving Loans or any Revolving Note or any Letter of Credit reimbursement obligations or any fees payable to the Revolving Lenders hereunder, (iii) postpones any date fixed for any payment or mandatory prepayment in respect of principal of, or interest on, any Revolving Note or any Letter of Credit Obligations or any fees hereunder due to the Revolving Lenders,
(iv) changes the percentage of the Revolving Credit Commitments, or any minimum requirement necessary for the Revolving Lenders to take any action hereunder,
(v) changes the definition of "Required Revolving Lenders" or any minimum requirement necessary for the Required Revolving Lenders to take any action hereunder, or (vi) amends or waives the definition of "Borrowing Base" or any other definition which, upon such amendment or waiver, would alter the amount derived from the definition of Borrowing Base, or any other definition used therein;

         (b) all of the Term A Lenders, to the extent such amendment, waiver, or consent (i) results in an increase to the Term A Loan Commitments of the Term A Lenders or subjects the Term A Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Credit Agreement, reduces the principal of, or interest on, the Term A Loans or any Term A Note or any fees hereunder due to the Term A Lenders, (iii) postpones any date fixed for any payment or mandatory prepayment in respect of principal of, or interest on, the Term A Loans and any Term A Note or any fees hereunder due to the Term A Lenders, or (iv) changes any minimum requirement necessary for the Term A Lenders to take any action hereunder;

         (c) all of the FRTO Lenders, to the extent such amendment, waiver, or consent (i) results in an increase to the FRTO Loan Commitments of the FRTO Lenders or subjects the FRTO Lenders to any additional obligations, (ii) except as otherwise expressly provided in this Credit Agreement, reduces the principal of, or interest on, the FRTO Loans or any FRTO Note or any

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Letter of Credit Obligations (but only with respect to Existing Letters of
Credit) or any fees hereunder due to the FRTO Lenders, (iii) postpones any date fixed for any payment or mandatory prepayment in respect of principal of, or interest on, the FRTO Loans or any FRTO Note or any Letter of Credit reimbursement obligations or any fees hereunder due to the FRTO Lenders, or (iv) changes any minimum requirement necessary for the FRTO Lenders to take any action hereunder;

         (d) all of the Lenders, to the extent such amendment, waiver, or consent (i) changes any minimum requirement necessary for any Lenders to take any action hereunder, (ii) except as otherwise expressly provided for herein, accelerates the amortization of any Term Loans (or the results in the taking of any other action which, in practical effect, causes any Term Loan to be paid sooner than is otherwise provided herein), (iii) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of a Credit Party permitted under this Credit Agreement or any other Credit Document, releases any Liens in favor of the Lenders on all or substantially all of the Collateral,
(iv) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the dissolution of any Credit Party or Subsidiary permitted by the terms of this Agreement or the other Credit Documents, releases any Credit Party from any Guaranty Agreement to which it is party, (v) changes the definition of Required Lenders, (vi) amends or waives SECTIONS 2.8, 2.1(b), 2.9, 13.6, 14.5(a), 14.9, (vii) amends or waives the definition of "Total Interest Percentage," or (viii) would permit the aggregate amount of Loans and Letter of Credit Obligations outstanding hereunder at any time to exceed $208,089,837.75.

         (e) the Required Lenders, to the extent such amendment, consent, or waiver does not fall within the scope of application of any of the foregoing clauses (a) through (d);

         PROVIDED, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of ARTICLE XIII (other than the provisions of SECTION 13.9). In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing SCHEDULE 1.1A from time to time in the manner requested by the Borrower, the Agent or any Lender to reflect any assignments or transfers of the Loans as provided for hereunder; PROVIDED, HOWEVER, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender. In any event, each amendment, waiver or consent to the Credit Agreement or any Credit Document shall be effective only in the specific instance and for the specific purpose for which given.

         14.10  NONLIABILITY OF AGENT AND LENDERS.

         The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

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         14.11  INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender under such Lender's Loans and any Note or Notes shall be a separate and independent debt.

         14.12  COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         14.13  EFFECTIVENESS.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in SECTION 5.1 have been satisfied or waived by the Lenders (as provided therein) and it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns.

         14.14  SEVERABILITY.

         In case any provision in or obligation under this Credit Agreement or any of the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         14.15  HEADINGS DESCRIPTIVE.

         The headings of the several sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         14.16  MAXIMUM RATE.

         Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender

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should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrowers, the Agent and the Lenders.

         14.17  RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of any Note may have under applicable law, each Lender or other holder of any Note shall, if any Event of Default has occurred and is continuing and whether or not such Lender or such holder has made any demand or the Obligations of the Borrower are matured, have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder, including, without limitation, any and all amounts in the Cash Concentration Account. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in SECTION 2.8.

         14.18  DELEGATION OF AUTHORITY.

         The Borrower hereby authorizes and appoints each of its Responsible Officers to be its attorneys ("ITS ATTORNEYS") and in its name and on its behalf and as its act and deed or otherwise to execute and deliver all documents and carry out all such acts as are necessary or appropriate in connection with borrowing Loans and the making of other extensions of credit hereunder, the granting and perfection of security interests under the Security Documents, and complying with the terms and provisions hereof and the other Credit Documents. This delegation of authority and appointment shall be valid for the duration of the term of this Credit Agreement; PROVIDED, HOWEVER, that such delegation of authority and appointment shall terminate automatically without any further act with respect to any Responsible Officer if such Responsible Officer is no longer an employee of the Borrower. The Borrower hereby undertakes to ratify everything which any of its Attorneys shall do in furtherance of this delegation of authority and appointment.

         14.19  RELEASE.

         For good and valuable consideration (including, among other things, the facilitation of the Debtors' reorganization and the implementation of the restructuring contemplated by the Plan), each of the Parent and the Borrower, for itself and on behalf of its Subsidiaries, and each other Credit Party, by executing and delivering a Guaranty, for itself and on behalf of its Subsidiaries (collectively, the "RELEASING PARTIES"), hereby releases each bank or financial

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institution which is or has ever been party to the "DIP Credit Facility" (as such term is defined in the Plan), whether as a lender or in its capacity as an agent thereunder, and each bank or financial institution which is or has ever been party to the "Prepetition Credit Facility" (as such term is defined in the Plan), whether as a lender or in its capacity as an agent thereunder, and each Person which has, pursuant to the DIP Credit Facility or Prepetition Credit Facility, issued any letter of credit, extended any credit or other financial accommodation, or held or made any loan or advance to or for the benefit of the Debtors, the Parent, or any of the Parent's Subsidiaries (whether before, during, or after the Petition Date and whether before or after their respective reorganization in bankruptcy), together with their respective Affiliates and successors and assigns (collectively, the "RELEASED PARTIES"), from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted on behalf of a Releasing Party, whether known or unknown, foreseen or unforeseen, contingent or liquidated, existing or hereinafter arising, in law, equity or otherwise, arising out of, in connection with, or relating to the DIP Credit Facility, the Prepetition Credit Facility, or the Cases, or the handling or administration thereof, other than claims or other liabilities arising out of, in connection with, or relating to any act or omission of a Released Party which constitutes willful misconduct.

                         [SIGNATURES ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

BORROWER:                                NATIONAL EQUIPMENT SERVICES,
                                         INC.


                                         By:
                                             ---------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


              [SIGNATURES OF AGENT AND LENDERS PREPARED SEPARATELY]

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